Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1 /A
(Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUARDIAN 8 HOLDINGS
(Exact name of registrant as specified in its charter)

Nevada	7381	26-0674103
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7432 E. Tierra Buena Lane
Suite 102
Scottsdale, Arizona  85260
(877) 659-6007
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

C. Stephen Cochennet
President and Chief Executive Officer
Guardian 8 Holdings
7432 E. Tierra Buena Lane
Suite 102
Scottsdale, Arizona  85260
(877) 659-6007
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

DeMint Law, PLLC
3753 Howard Hughes Parkway
Second Floor, Suite 314
Las Vegas, Nevada  89169
(702) 586-6436
Fax (702) 442-7995

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock ($0.001 par value) to be offered for resale by the selling stockholders currently issued and outstanding	32, 091 ,611	$0.529	(3)	$17,023,543.22	$2,192.63
Common Stock ($0.001 par value) issuable upon conversion of outstanding senior secured convertible debentures	14,000,000	$0.50	(4)	$7,000,000.00	$901.60
Common Stock ($0.001 par value) issuable upon exercise of Common Stock Purchase Warrants	115,000	$0.25	(5)	$28,750.00	$3.70
Common Stock ($0.001 par value) issuable upon exercise of Common Stock Purchase Warrants	1,189,935	$0.40	(5)	$475,974.00	$61.31
Common Stock ($0.001 par value) issuable upon exercise of Common Stock Purchase Warrants	475,000	$0.50	(5)	$237,500.00	$30.59
Common Stock ($0.001 par value) issuable upon exercise of Class A Common Stock Purchase Warrants	5,678,750	$0.55	(5)	$3,123,312.50	$402.28
Common Stock ($0.001 par value) issuable upon exercise of Class B Common Stock Purchase Warrants	5,678,750	$0.75	(5)	$4,259,062.50	$548.57
Common Stock ($0.001 par value) issuable upon exercise of Class C Common Stock Purchase Warrants	14,000,000	$0.60	(5)	$8,400,000.00	$1,081.92
Common Stock ($0.001 par value) issuable upon exercise of Managing Dealer Common Stock Purchase Warrants	714,188	$0.40	(5)	$285,675.20	$36.79
Common Stock ($0.001 par value) issuable upon exercise of Managing Dealer Common Stock Purchase Warrants	560,000	$0.50	(5)	$280,000.00	$36.06

Total	74, 503 ,234			$41,113,817.42	$5,295.45	(6)

(1)
Represents shares of common stock offered by the selling stockholders, which includes 32,091,611 shares of Common Stock currently issued and outstanding, 14,000,000 shares of Common Stock issuable upon the conversion of senior secured convertible debentures and 28,411,623 shares of Common Stock issuable upon exercise of warrants.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Determined by using the closing price as reported on the OTC:QB on August 27, 2014.

(4)	Determined by using the conversion price of such derivative security in accordance with Rule 457(i) under the Securities Act of 1933, as amended.

(5)	Determined by using the exercise price of such derivative security in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(6)	$5,295.45 previously paid in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission on August 29, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23 , 2014

GUARDIAN 8 HOLDINGS

PROSPECTUS

74,503,234 Shares of Common Stock
(par value $0.001 per share)

This prospectus is to be used by certain selling security holders for the resale of up to an aggregate of 74,503,234  shares of Guardian 8 Holdings (the “Company”) common stock, par value $0.001, per share (the “Common Stock”) consisting of: (i) 32,091,611 shares of Common Stock currently issued and outstanding; (ii) 14,000,000 shares of Common Stock issuable to certain security holders upon conversion of the senior secured convertible debentures sold pursuant to the securities purchase agreement dated May 27, 2014; (iii) 115,000 shares of Common Stock issuable upon the exercise of currently outstanding $0.25 common stock purchase warrants; (iv) 1,189,935 shares of Common Stock issuable upon the exercise of currently outstanding $0.40 common stock purchase warrants;  (v) 475,000 shares of Common Stock issuable upon the exercise of currently outstanding $0.50 common stock purchase warrants; (vi) 5,678,750 shares of Common Stock issuable upon the exercise of currently outstanding Class A $0.55 common stock purchase warrants; (vii) 5,678,750 shares of Common Stock issuable upon the exercise of currently outstanding Class B $0.75 common stock purchase warrants; (ix) 7,000,000 shares of Common Stock issuable upon the exercise of currently outstanding Class C $0.60 common stock purchase warrants; (x) 7,000,000 shares of Common Stock issuable upon the exercise of Class C $0.60 common stock purchase warrants to be issued upon conversion or maturity of the senior secured debentures; (xi) 714,188 shares of Common Stock issuable upon the exercise of currently outstanding managing dealer $0.40 common stock purchase warrants; and (xii) 560,000 shares of Common Stock issuable upon the exercise of currently outstanding managing dealer $0.50 common stock purchase warrants.

These shares may be offered or sold by the selling stockholders identified on page 53 of this prospectus (the “Selling Stockholders”) from time to time in transactions on any stock exchange, market or facility on which our shares are traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.  We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the Selling Stockholders or the prices at which such shares will be sold.  We will not receive any of the proceeds from the sale of these shares by the Selling Stockholders; however, may receive up to $17,090,274.20 if all warrants are exercised for cash payable to us.  All proceeds will go to the Selling Stockholders.  We will bear all expenses of registration incurred in connection with this offering, including filing fees, printing fees, and expenses of our legal counsel and other experts, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Our common stock is traded on the OTC:QB under the symbol “GRDH”. The closing price for our common stock on October 22 , 2014 was $0. 50 per share.

This investment involves a high degree of risk. We urge you to carefully read the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, this offering and the distribution of this prospectus applicable to those jurisdictions.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. In addition, some data are based on our good faith estimates.

SUMMARY

The items in the following summary are described in more detail later in this prospectus. Because this section is a summary, it does not contain all the information that may be important to you or that you should consider before investing in our common stock. For a more complete understanding, you should carefully read the more detailed information set out in this prospectus, especially the risks of investing in our common stock that we discuss under the “Risk Factors” section, as well as the financial statements and the related notes to those statements included elsewhere in this prospectus.

All references in this prospectus to “we,” “us,” “our,” “company” and “G8” refer to Guardian 8 Holdings and our wholly-owned operating subsidiary, Guardian 8 Corporation, unless the context requires otherwise.

Our Business

Guardian 8 develops and distributes a proprietary new class of non-lethal weapons to the professional security market.  This product was designed by the Company in response to demands from professional security guards seeking a more robust product as well as highly functional tool for their duty belt.

The Company went through several years of development with our targeted industry to ensure that the compliment of features included in our product, the Pro V2, would address the needs of the user.  This included several revisions of the platform before our final product was introduced in the second quarter of 2013.

During the third quarter of 2013, the Company received its first production units assembled by its contract manufacturing, and began shipping product for both evaluation by potential customers, and actual orders where revenue was recognizable for the period.  The Company also developed its user-training program, to include certification of individuals who passed the combination of classroom and tactical training exercises.  The first training classes were held in the third and fourth quarter of 2013, resulting in more than 52 certified instructors being readied for field deployment.

During the same period, the Company added strategic hires to begin promoting and selling product within its targeted market of private security and to expand the test and evaluation program introducing the Pro V2 to new customers.  This included personnel in Customer Service, Sales, and Technical service.

Company History

In November 2010, following a reverse merger by and among us, G8 Acquisition Subsidiary, Inc. (our wholly-owned subsidiary) and Guardian 8 Corporation, a Nevada corporation, we changed the focus of our business plan.

Prior to the reverse merger with Guardian 8 Corporation in November of 2010, we operated under the name Global Risk and focused on the provision of investigative, technical IT, background, document verification, and data banks of security information and entered into the personal defense industry. This business plan was ultimately abandoned following its unsuccessful implementation. Following the merger, we assumed the business plan of Guardian 8 Corporation and entered into the personal defense industry. Concurrent with the effectiveness of the merger, we changed our name to “Guardian 8 Holdings” The result of the merger was that the former stockholders of Guardian 8 Corporation controlled approximately 95% of our outstanding shares of common stock. In addition, Guardian 8 Corporation was deemed to be the acquiring company for financial reporting purposes and the merger was accounted for as a reverse merger. All of our principal operations are conducted through Guardian 8 Corporation as our wholly owned subsidiary.

Guardian 8 Corporation was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation. In August 2009, we changed our name to Guardian 8 Corporation.

In June of 2009, concurrent with our incorporation, Charles “Andy” Ross, Jr., a former officer and director, agreed to transfer all rights, title and interest in and to all intellectual property rights he held in our device to us in exchange for $300,000 in cash and 19,000,000 shares of our common stock. From August of 2009 through September of 2010, Mr. Ross returned 4,500,000 shares of common stock to us for cancellation to assist in our fund raising efforts.

Corporate Information

Guardian 8 Holdings is a Nevada corporation. Our principal executive office is located at 7432 E. Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260, and our phone number is (877) 659-6007. We also maintain a website at www.guardian8.com. The information on our website is not incorporated by reference into this prospectus.

THE OFFERING

Common stock offered by the Selling Stockholder	74,503,234 shares

Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering; however, we may receive up to $17,090,274.20 if all warrants are exercised for cash payable to us.  See “Use of Proceeds” on page 13 of this prospectus.

Dividend policy	We do not expect to pay dividends in the foreseeable future.

Risk factors
Investing in our common stock involves certain risks. See the risk factors described under the heading “Risk Factors” beginning on page 3 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, operating results and prospects would suffer. In that case, the trading price of our common stock, once established, would likely decline and you might lose all or part of your investment in our common stock. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our operations and business results.

Risks Relating to Our Common Stock and the Offering

There is a limited trading market for our shares of common stock on the OTCQB.  You may not be able to sell your shares of common stock if you need money.

Our common stock is traded on the OTCQB, an inter-dealer automated quotation systems for equity securities.  There has been limited trading activity in our common stock, and when it has traded, the price has fluctuated widely.  We consider our common stock to be “thinly traded” and any last reported sale prices might not be a true market-based valuation of the common stock.  Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our common stock.

Any substantial issuance of shares of common stock pursuant to our outstanding warrants could result in dilution to existing stockholders and could cause the market price of these securities to decline.

As of June 30, 2014, we had warrants outstanding for the issuance of 21,414,621 shares of Common Stock at prices ranging from $0.25 to $0.75 per share.  Future material issuances of our securities may reduce earnings per share and dilute the percentage ownership of existing stockholders, which could harm the market price and value of our securities.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we were formerly a voluntarily filer under federal securities laws and were a former “shell” company, our stockholders have limited ability to rely upon Rule 144 of the Act for the public sale of our securities.

On February 7, 2013, we filed a Registration Statement on Form 8-A, as amended (the “Form 8-A”) to register our Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before this filing we were a voluntarily reporter under the Act and before November 2010 were considered a “shell” company. Therefore, our stockholders have a limited ability to rely on Rule 144 of the Act for the public sale of our securities, which requires us to remain current in our public reports. Because of the limited ability to utilize Rule 144 for resale of our securities, stockholders may be required to hold our securities for longer than anticipated and the costs associated with Rule 144 may be higher than those of other companies.

Transfers of our securities may be restricted by virtue of state securities “blue sky” laws that prohibit trading absent compliance with individual state laws.  These restrictions may make it difficult or impossible to sell shares in those states.

Transfers of our common stock may be restricted under the securities or securities regulation laws promulgated by various states and foreign jurisdictions, commonly referred to as “blue sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  These restrictions may prohibit the secondary trading of our common stock.  Investors should consider the secondary market for our securities to be a limited one.

We have the ability to issue additional shares of our common stock and shares of preferred stock without obtaining stockholder approval, which could cause your investment to be diluted.

Our Articles of incorporation authorizes the Board of Directors to issue up to 100,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.  The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval.  Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of common stock.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

Our articles of incorporation and bylaws contain provisions that could discourage an acquisition or change of control of us.

Our articles of incorporation authorize our board of directors to issue preferred stock and common stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the articles of incorporation and bylaws could also make it more difficult for a third party to acquire control of us.

There are limitations in connection with the availability of quotes and order information on the OTCQB.

Trades and quotations on the OTCQB involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

There are delays in order communication on the OTCQB.

Electronic processing of orders is not available for securities traded on the OTCQB and high order volume and communication risks may prevent or delay the execution of one’s OTCQB trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock. Heavy market volume may lead to a delay in the processing of OTCQB security orders for shares of our common stock, due to the manual nature of the market. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

There is a risk of market fraud on the OTCQB.

OTCQB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCQB reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

There is a limitation in connection with the editing and canceling of orders on the OTCQB.

Orders for OTCQB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCQB. Due to the manual order processing involved in handling OTCQB trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one’s order. Consequently, one may not able to sell their shares of our common stock at the optimum trading prices.

Increased dealer compensation could adversely affect our stock price.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller  of shares of our common stock may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCQB may not have a bid price for shares of our common stock on the OTCQB.  Due to the foregoing, demand for shares of our common stock on the OTCQB may be decreased or eliminated.

Risks Related to Our Business

Substantial doubt exists about our ability to continue our business as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern.  We had minimal revenue and negative working capital as of December 31, 2013.  As a result of our losses and ongoing need for financing, the report from our independent registered public accounting firm on our financial statements for the years ended December 31, 2013 and 2012 contained a paragraph indicating substantial doubt about our ability to continue as a going concern.  If we do not raise sufficient debt or equity capital, we may be forced to curtail our growth plans and may be unable to respond to competitive pressures and/or perceived opportunities.  These conditions create uncertainty as to our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We recently transitioned from a development stage company to an operating entity; however, we have a minimal operating history and have continued to generate substantial losses from operations, which raises substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in developing and marketing a new personal defense product. As a result of our recent formation we have yet to generate any revenues from operations and have been focused on organizational issues, start-up challenges, market analysis, product development, building relationships and initial fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;
•	success of our product development efforts;
•	success of our marketing and sales efforts;
•	the level of our competition;
•	demand for the product at a profitable price;
•	the ability of our contract manufacturer to maintain adequate levels of inventory and finished product;
•	our ability to attract and maintain key management and employees; and
•	our ability to effectively demonstrate our ability to develop, produce and market a personal defense product.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our operations. Despite our best efforts we may not be successful in our development and marketing efforts or obtain required regulatory approvals. There is a possibility that our business plan may not be received favorably by investors or we may not be able to perfect our plan of operation to be commercially viable.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have working capital needs. We expect our cash on hand, together with cash generated from product sales, cash equivalents and short-term investments to meet our working capital and capital expenditure requirements for at least the next three months. After that time we may need to raise additional funds to fund our operations and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

If we experience operating difficulties or other factors, many of which may be beyond our control, cause our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. If our cash flows do not commence within three months, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

Declining economic conditions could negatively impact our business

Our operations may be affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 24 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In recent months, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in overall consumption.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Our indebtedness could adversely affect our business and limit our ability to plan for or respond to changes in our business, and we may be unable to generate sufficient cash flow to satisfy significant debt service obligations.

As of June 30, 2014, our consolidated long-term indebtedness was $5.4 million. As discussed elsewhere herein, we intend to incur additional indebtedness in the future, including borrowings under a new line of credit with CornerStone Bank. Our indebtedness, after taking into account additional borrowings under the line of credit, could have important consequences, including the following:

•	increasing our vulnerability to general adverse economic and industry conditions;
•	reducing the availability of our cash flow for other purposes;
•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, which would place us at a competitive disadvantage compared to our competitors that may have less debt;

•	limiting, by the financial and other restrictive covenants in our debt agreements, our ability to borrow additional funds; and
•
having a material adverse effect on our business if we fail to comply with the covenants in our debt agreements, because such failure could result in an event of default that, if not cured or waived, could result in all or a substantial amount of our indebtedness becoming immediately due and payable.

Our ability to incur significant future indebtedness, whether to finance potential acquisitions or for general corporate purposes, will depend on our ability to generate cash. To a certain extent, our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us under the line of credit in amounts sufficient to enable us to fund our liquidity needs, our financial condition and operating results may be adversely affected. If we cannot make scheduled principal and interest payments on our debt obligations in the future, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets, delay capital expenditures, or seek additional equity.

We substantially depend on sales of our Pro V2 device, and if this device does not gain industry acceptance, our growth prospects will be diminished.

We derive our revenues predominately from the Pro V2 device, and expect to depend on sales of this product for the foreseeable future. If the professional security industry does not accept our device, it would significantly harm our growth prospects, operating results and financial condition.

We are highly dependent on our officers and directors. The loss of any of them, whose knowledge, leadership and technical expertise upon which we rely, could harm our ability to execute our business plan.

Our success depends heavily upon the continued contributions of our current officers and directors, whose knowledge, leadership and technical expertise may be difficult to replace at this stage in our business development, and on our ability to retain and attract experienced experts, and other technical and professional staff.  We have entered into an employment agreement with Paul Hughes, Chief Operating Officer for Guardian 8 Corporation, but do not maintain key person insurance on him or Mr. Cochennet, the sole officer of the parent company. We have entered into employment agreements with Mr. Cochennet, Mr. Hughes and the other full-time executive employees of Guardian 8 Corporation. If we were to lose the services of our officers or directors, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable replacements.

At this stage of our business operations, even with our good faith efforts, potential investors may lose their entire investment.

Because the nature of our business is expected to change as a result of shifts in the self-defense and personal protection industry, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated.

We may face personal injury and other liability claims that harm our reputation and adversely affect our sales and financial condition.

Our device is anticipated to be used in confrontations that may result in bodily injury to those involved. A person injured in a confrontation or otherwise in connection with the use of our device may bring legal action against us to recover damages on the basis of theories including personal injury, negligent design, defective product or inadequate warning. We may also be subject to lawsuits involving allegations of misuse of our products. If successful, personal injury, misuse and other claims could have a material adverse effect on our operating results and financial condition and could result in negative publicity about our device. Although we intend to carry product liability insurance, even if completely unfounded, we may still incur large legal expenses if we choose to self-insure and defend lawsuits and significant litigation this could also result in a diversion of management’s attention and resources, negative publicity and a potential award of monetary damages in excess of our insurance coverage. The outcome of any litigation is inherently uncertain and there can be no assurance that any future litigation will not have a material adverse effect on our revenues, our financial condition or financial results.

To the extent demand for our device increases, our future success will be dependent upon our ability to establish manufacturing production capacity which will be accomplished by the implementation of customized manufacturing automation equipment.

                To the extent demand for our device increases significantly in future periods, one of our key challenges will be to ramp our production capacity to meet sales demand, while maintaining product quality. Our primary strategies to accomplish this include locating larger outsourced assembly facilities. Our inability to meet any future increase in sales demand or effectively manage our expansion could have a material adverse effect on our revenues, financial results and financial condition.

Most of our end-user customers are subject to budgetary and political constraints that may delay or prevent sales.

Some of our end-user customers are targeted to be government agencies or large corporations. These agencies/corporations often do not set their own budgets and therefore, have limited control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency/corporation wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, particularly in challenging economic environments. Currently, many governmental agencies are continuing to experience severe budgetary constraints. There can be no assurance that the economic and budgeting issues will not worsen and adversely impact sales of our products. Some orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies and such cancellations may accelerate or be more severe than we anticipated as a result of the current economic environment.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, private security companies and other agencies/corporations consider a wide range of issues before committing to purchase our products, including product benefits, training costs, the cost to use our products in addition to, or in place of, other products, budget constraints and product reliability, safety and efficacy. The length of our sales cycle may range from a few weeks to as long as several years. Adverse publicity surrounding our products or the safety of such products could lengthen our sales cycle with customers. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. If these potential customers do not purchase our products, we will have expended significant resources and received no revenue in return.

Government regulation of our device and future products may adversely affect sales.

Federal regulation of sales in the United States: Our device is not considered a firearm regulated by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives, but is a consumer product regulated by the U.S. Consumer Product Safety Commission. Although there are currently no federal laws restricting sales of our device in the United States, future federal regulation could adversely affect sales of our device and future products.

Federal regulation of international sales: We have been advised that our device has been classified by the U.S. Department of Commerce (DOC) as an EAR99 for the purposes of exporting.  This is a less regulated category, and does not require the Company to apply for an export license each time it ships to a new customer outside the U.S.  However, dependent upon changes enforced in export regulations, in the future, we could be controlled, similar to other self-defense device manufacturers, as a “crime control” product by the U.S. Department of Commerce, or DOC, for export directly from the United States.  Our inability to obtain DOC export licenses, if required, for sales of our device to international customers could significantly and adversely affect our business.

State and local regulation: Our device may be controlled, restricted or its use prohibited by a number of state and local governments. Other jurisdictions may ban or restrict the sale of our device and our sales may be significantly affected by additional state, county and city governmental regulation.

Foreign regulation: Certain foreign jurisdictions prohibit the sale of conducted energy devices, which may include a product such as our device, limiting some of our international sales opportunities.

Environmental laws and regulations subject us to a number of risks and could result in significant liabilities and costs.

We may be subject to various state, federal and international laws and regulations governing the environment, including restricting the presence of certain substances in electronic products and making producers of those products financially responsible for the collection, treatment, recycling and disposal of those products. Environmental legislation within the European Union (EU) may increase our cost of doing business internationally and impact our revenues from EU countries as we comply with and implement these requirements.

The EU has published Directives on the restriction of certain hazardous substances in electronic and electrical equipment (the RoHS Directive) which became effective in July 2006, and on electronic and electrical waste management (the WEEE Directive). The RoHS Directive restricts the use of a number of substances, including lead. The WEEE Directive directs members of the European Union to enact laws, regulations, and administrative provisions to ensure that producers of electric and electronic equipment are financially responsible for the collection, recycling, treatment and environmentally responsible disposal of certain products sold into the market after August 15, 2005 and from products in use prior to that date that are being replaced. In addition, similar environmental legislation has been or may be enacted in other jurisdictions, including the U.S. (under federal and state laws) and other countries, the cumulative impact of which could be significant.

We intend to monitor the impact of specific registration and compliance activities required by the RoHS and WEEE Directives. We endeavor to comply with applicable environmental laws, yet compliance with such laws could increase our operations and product costs; increase the complexities of product design, procurement, and manufacturing; limit our ability to manage excess and obsolete non-compliant inventory; limit our sales activities; and impact our future financial results. Any violation of these laws can subject us to significant liability, including fines, penalties, and prohibiting sales of our products into one or more states or countries, and result in a material adverse effect on our financial condition.

If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights.

Our future success depends upon our proprietary technology. Our protective measures, including a patent and trade secret protection, may prove inadequate to protect our proprietary rights. The right to stop others from misusing our trademarks and service marks in commerce depends to some extent on our ability to show evidence of enforcement of our rights against such misuse in commerce. Our efforts to stop improper use, if insufficient, may lead to loss of trademark and service mark rights, brand loyalty and notoriety among our customers and prospective customers. The scope of any patent to which we have or may obtain rights may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy and expensive. In addition, our patents may be held invalid upon challenge, or others may claim rights in or ownership of our patents.
We may be subject to intellectual property infringement claims, which could cause us to incur litigation costs and divert management attention from our business.

                Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. If our products were found to infringe a third party’s proprietary rights, we could be required to enter into costly royalty or licensing agreements in order to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

Our efforts to avoid the patent, trademark, and copyright rights of others may not provide notice to us of potential infringements in time to avoid investing in product development and promotion that must later be abandoned if suitable license terms cannot be reached.

There is no guarantee that our use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force us to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include for example photos, videos, and software.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation.

Complex components and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. Defects in our products may result in a loss of sales, delay in market acceptance and injury to our reputation and increased warranty costs.

To the extent demand for our products increase, our future success will be dependent upon our ability to ramp manufacturing production capacity.

We intend to begin marketing a new self-defense device. To the extent demand for that product, or other products we may develop, increases significantly in future periods, one of our key challenges will be to ramp up production capacity to meet sales demand, while maintaining product quality. We plan to use a contract manufacturer for all of our products. Our inability to meet any future increase in sales demand, access capital for inventory, may hinder growth or increase dilution.

Component shortages could result in our inability to produce volume to adequately meet customer demand. This could result in a loss of sales, delay in deliveries and injury to our reputation.

Single source components used in the manufacture of our products may become unavailable or discontinued. Delays caused by industry allocations, or obsolescence may take weeks or months to resolve. In some cases, parts obsolescence may require a product re-design to ensure quality replacement components. These delays could cause significant delays in manufacturing and loss of sales, leading to adverse effects significantly impacting our financial condition or results of operations.

Our dependence on foreign suppliers for key components of our products could delay shipment of our finished products and reduce our sales.

We anticipate depending on foreign suppliers for the delivery of certain components used in the assembly of our products. Due to changes imposed for imports of foreign products into the United States, as well as potential port closures and delays created by terrorist threats, public health issues or national disasters, we may be exposed to risk of delays caused by freight carriers or customs clearance issues for our imported parts. Delays caused by our inability to obtain components for assembly could have a material adverse effect on our revenues, profitability and financial condition.

We may experience a decline in gross margins due to rising raw material and transportation costs associated with a future increase in plastics prices.

A significant number of our raw materials are comprised of plastic based products, or incur some form of landed cost associated with transporting the raw materials or components to our facility. A significant rise in commodity prices could adversely impact our ability to sustain current gross margins, by increasing component pricing.

We face risks associated with rapid technological change and new competing products.

The technology associated with non-lethal devices is receiving significant attention and is rapidly evolving. While we anticipate having patent protection in key areas of our technology, it is possible that new non-lethal technology may result in competing products that operate outside our patent and could present significant competition for our products.

We may acquire assets or other businesses in the future.

We may consider acquisitions of assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•	The acquired assets or business may not achieve expected results;
•	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;
•	We may not be able to retain key personnel of an acquired business;
•	Our management’s attention may be diverted; or
•	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT.
IN REVIEWING THIS MEMORANDUM POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	deterioration in general or global economic, market and political conditions;
•	our ability to diversify our operations;
•	actions and initiatives taken by both current and potential competitors;
•	supply chain disruptions for components used in our product;
•	manufacturers inability to deliver components or products on time;
•	inability to raise additional financing for working capital;
•
the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;
•	our ability to efficiently manage our debt obligations;
•	inability to efficiently manage our operations;
•	inability to achieve future operating results;
•	the unavailability of funds for capital expenditures;
•	our ability to recruit and hire key employees;
•	the inability of management to effectively implement our strategies and business plans; and
•	the other risks and uncertainties detailed in this prospectus.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

The Selling Stockholders are selling all of the shares of our common stock covered by this prospectus for their own accounts.  Accordingly, we will not receive any proceeds from the sale of the shares; however, may receive up to $17,090,274.20 if all warrants are exercised for cash payable to us. Each warrant agreement provides for an easy sale or cashless exercise of the warrants, therefore there can be no assurance we will receive any proceeds from the exercise of any of the warrants. We will bear all expenses of registration incurred in connection with this offering, including filing fees, printing fees, and expenses of our legal counsel and other experts, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Our common stock was approved for quotation on the OTCQB systems under the symbol “GRDH” on August 8, 2011.

Our common stock has traded infrequently on the OTCQB, which limits our ability to locate accurate high and low bid prices for each quarter since the common stock began trading. Therefore, the following table lists the available quotations for the high and low bid prices for the fiscal 2013.  The quotations reflect inter-dealer prices without retail mark-up, markdown, or commissions and may not represent actual transactions.

	2013		2012
	High	Low	High	Low
1st Quarter	$0.55	$0.28	$0.50	$0.20
2nd Quarter	$0.46	$0.30	$0.65	$0.15
3rd Quarter	$0.45	$0.28	$0.55	$0.25
4th Quarter	$0.75	$0.33	$0.50	$0.10

On October 22 , 2014, the closing price of shares of common stock of the Company was $0 .50.   However, the Company considers its common stock to be thinly traded and, as a result, any reported sales prices may not be a true market-based valuation of the common stock.

As of August 27, 2014, there were 196 stockholders of our common stock.

Transfer Agent

The transfer agent for our common stock is vStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY  11598.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, and other factors our board of directors deems relevant.

BUSINESS

Overview

In November 2010, following a reverse merger by and among us, G8 Acquisition Subsidiary, Inc. (our wholly-owned subsidiary) and Guardian 8 Corporation, a Nevada corporation, we changed the focus of our business plan.

Prior to the reverse merger with Guardian 8 Corporation in November of 2010, we operated under the name Global Risk and focused on the provision of investigative, technical IT, background, document verification, and data banks of security information and entered into the personal defense industry. This business plan was ultimately abandoned following its unsuccessful implementation. Following the merger, we assumed the business plan of Guardian 8 Corporation and entered into the personal defense industry. Concurrent with the effectiveness of the merger, we changed our name to “Guardian 8 Holdings” The result of the merger was that the former stockholders of Guardian 8 Corporation controlled approximately 95% of our outstanding shares of common stock. In addition, Guardian 8 Corporation was deemed to be the acquiring company for financial reporting purposes and the merger was accounted for as a reverse merger. All of our principal operations are conducted through Guardian 8 Corporation as our wholly owned subsidiary.

Guardian 8 Corporation was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation. In August 2009, we changed our name to Guardian 8 Corporation.

In June of 2009, concurrent with our incorporation, Charles “Andy” Ross, Jr., a former officer and director, agreed to transfer all rights, title and interest in and to all intellectual property rights he held in our device to us in exchange for $300,000 in cash and 19,000,000 shares of our common stock. From August of 2009 through September of 2010, Mr. Ross returned 4,500,000 shares of common stock to us for cancellation to assist in our fund raising efforts.

Recent Developments

In March of 2012 we announced the Pro V2. This model was developed in response to professional security guards seeking a robust design as well as highly functional tool for their duty belt. The Pro V2 will also be available to security conscious industries where staff safety is an ongoing priority.

Throughout the second half of 2012 and the first three quarters of 2013, we were focused on four main initiatives:

•	raising capital to expand operations;
•	transitioning from early prototype development into full scale manufacturing operations with our contract manufacturer;
•	building our infrastructure to support product rollout; and
•	developing our sales pipeline and distribution channel.

Our capital raise included components of debt and equity instruments.  The debt was primarily issued to related party participants to provide working capital between infusions of equity purchases through private placement offerings.  In total, we entered into notes totaling $562,500 in 2012; and $958,933 in 2013.  These notes included a three-year warrant provision, 12% interest on the outstanding principal, and were extended to ensure we had adequate cash flow until sufficient capital was raised through equity sales.  (Please refer to Part II, Note 6 for further detail).  We also raised approximately $2.0 million through the sale of a unit private placement offering through a registered broker/dealer.  (Please refer to Part II, Note 8 for details of the equity transactions).

Our production operations are outsourced to a Taiwan based entity that has established a successful reputation in the manufacture of mobile and electronic devices.  During 2013, this organization, assisted by our engineers and executives, transitioned the Pro V2 production of test and evaluation units to low rate initial production (LRIP) runs.  This enabled us to generate our first revenue through the sale of product and build inventory for anticipated 2014 sales.  As a result of achieving some initial sales, which we believe will continue to grow in the future periods, we transitioned from being a development stage entity to an operational entity for purposes of financial reporting.  In total, we recognized $43,619 in revenue for the fiscal year ended December 31, 2013.

During 2013 we also made significant investments in personnel and systems that will continue as sales expand.  Specifically, we hired a Vice President of Customer Service, a sales team, administrative support, as well as contracted training staff to support product roll out.  We anticipate making additional strategic hires in 2014 to support our efforts in reaching our targeted markets.

During the year, we did add 350 leads to our contact database, initiated forty-six test and evaluation programs with strategic customers, and certified 52 trainers.  In addition, we attended five key trade shows within the Private Security and Hospital Security industries, and intend to continue making a presence at these type of events in the coming months.

During the first six months of 2014, the Company expanded its sales team to include regional representatives, as well as non-employee sales and training consultants.  These individuals were trained, and are now working to develop relationships with the potential leads identified in the Company’s database.  enduring the second quarter of 2014, the Company added one additional sales rep who will focus in the Atlantic region of the United States.

The Company also added William Clough to its Board of Directors, effective April 9, 2014 and Paul Hughes effective August 5, 2014.

During the first six months of 2014, the Company also initiated development efforts on the new consumer product, which is targeted for release in 2015.  During this period, the Company expensed $37,070 for these development efforts.

Primary Business Strategy

Guardian 8 develops and distributes a proprietary new class of non-lethal weapons to the professional security market.  This product was designed by the Company in response to demands from professional security guards seeking a more robust product as well as highly functional tool for their duty belt.

The Company went through several years of development with our targeted industry to ensure that the compliment of features included in our product, the Pro V2, would address the needs of the user.  This included several revisions of the platform before our final product was introduced in the second quarter of 2013.

During the third quarter of 2013, the Company received its first production units assembled by its contract manufacturing, and began shipping product for both evaluation by potential customers, and actual orders where revenue was recognizable for the period.  The Company also developed its user-training program, to include certification of individuals who passed the combination of classroom and tactical training exercises.  The first training classes were held in the third and fourth quarter of 2013, resulting in more than 52 certified instructors being readied for field deployment.

During the same period, the Company added strategic hires to begin promoting and selling product within its targeted market of private security and to expand the test and evaluation program introducing the Pro V2 to new customers.  This included personnel in Customer Service, Sales, and Technical service.

The Guardian 8 Pro V2 Device

The G8 Pro V2, and enhanced non-lethal (ENL) device is a product that combines a multitude of non-lethal technologies designed to help protect individuals from aggressors and assailants, while notifying law enforcement authorities and other stakeholders of the situation.

The G8 Pro V2 is a small, hand-held device that integrates a collection of non-lethal technologies including a: Laser Spotter, LED Strobe Light, Alerting Siren, Camera, Microphone, and O.C. Pepper Spray to give the user a single solution for effectively defending against aggressive subjects.

The unit’s risk mitigation capabilities are further enhanced through the patented use of Bluetooth® enabled emergency notification technology creating a command center communication link and incident recording capabilities.  Finally, the G8 Pro V2 is designed to support additional device customizations by modifying or disabling features through custom software according to any customer’s security & personnel policies and requirements.

In 2011, we received an ASIS Accolades “Security’s Best” Award for our first generation device, placing us among just ten companies to earn this coveted designation at the 2011 ASIS International professional security conference.

We are now focused on marketing our innovative and patented personal defense solution to professional security organizations, private professionals, along with the development of complimentary product lines for individuals and families.

The need for personal security is escalating due to heightened violence threatening our communities.  As a result, a growing number of products are appearing in the market place. Such devices range from weapons designed to inflict harm on an attacker to alarms designed to call attention to the situation at hand so as to dissuade an attacker from further aggression.

Although such devices are assumed to be effective, we believe it is desirable to have a device that presents a plurality of security functions allowing the user to defend against dangerous situations and communicate the impending situation through the deployment of one device.

In response to this perceived need, we have developed a new class of hand held security devices, the ENL which presents a multi-layered set of security features including pepper spray, images, recording, and audio alarms and communication with 9-1-1 or other preselected numbers. Such functions may either be initiated by the user or automatically activated during physical confrontations. The commercial model being released in 2013 resembles an intuitive pistol configuration enabling the user to better manipulate the device and control the available functions, as well as reduce the training requirements.

Additional significant objectives of the device are:

•	to provide countermeasures that can momentarily incapacitate attackers and provide pain compliance;
•	to activate audio and/or visual alarms so as to call attention to the altercation and/or frighten the attacker;
•
to provide a laser pointing device that enables the user to accurately direct pepper-spray upon the attacker with a tracer substance to assist in subsequent identifications, as well as display a product warning prior to engagement;

•	to provide a device that links with a cell phone using Bluetooth technology so as to automatically alert 9-1-1 and/or document audio messages, and audio and image recordings of the altercation;
•	to provide a security device that transmits and/or documents the audio or visual recordings; and
•	to provide a security device that provides a direct 2-way voice communication link with 9-1-1 or other preselected numbers.

Device Warranty

We offer a three month limited warranty on our device. If the device fails to operate properly for any reason during the warranty period, we will replace the device.

We also offer an additional one-year warranty for a fee.  The revenue derived from the one-year-warranties are deferred at the time of sale, and amortized monthly over the length of the term.  Devices returned during their warranty period will be replaced at no charge, if the return is the result of a manufacturing defect.  If the unit is no longer working as a result of damage to the device, we will charge a discounted replacement price depending on when the product was placed in service or for a flat replacement fee.  Our warranty fees are intended to cover the handling and repair costs and include a profit.  To account for warranty related expenses, we established appropriate reserves.  In addition, our contract manufacturer provides the Company with an overallotment of product to help offset any costs associated with manufacturing defects.

We believe these reserves are adequate, and that our policy will be attractive to our customers. In particular, it avoids disputes regarding the source or cause of any defect. Extended warranties which provide additional coverage beyond the limited warranty, ranging from one to four years are anticipated to be also offered for specified fees.

Sales and Marketing

U.S. Private Security Services Market

According to the U.S. Department of Labor, over 3.2 million Americans worked in the protective services industry as of May 2011, or nearly 4 times the 850,380 sworn police officers & investigators who work in professional law enforcement and are currently supported by the lethal/less-lethal weapons manufacturers.

The Justice Policy Institute (JPI) estimates that the U.S. spends more than $100 Billion annually on professional law enforcement, before the inclusion of expenditures on private security personnel. In 2007, approximately 77% of police spending was by local governments whose budgets and resources have been strained in recent years.

Professional Security Guarding Market

The Protective Services Industry includes individuals employed in prisons and correctional facilities (public & private), gaming surveillance officers, transit and railroad police, recreational protective service workers including fish and game wardens, along with over 1 million professional private security guarding officers.

Professional security guards are employed by a combination of contract security guarding companies and the private security departments of global corporations, organizations and institutions.

According to the American Society of Industrial Security (ASIS), 34.5% of companies outsource their security guarding requirements with contract security guard companies.

An additional 56.5% of the market is represented by “in-house” corporate or organizational security personnel, indicating that direct corporate security customers could provide an extremely attractive customer opportunity in the U.S.

The U.S. Department of Labor further predicts that the Professional Security Guarding market will demand more than 200,000 additional workers, growing by nearly 20% from 2010-2020, and representing 55% of projected total job creation within the Protective Services Industry.

According to The Freedonia Group, in 2009 the top 5 security guarding companies controlled 33% of the U.S. contract security market.  While this is indicative of a highly fragmented market, recent estimates of the largest 50 contract security companies reflect combined annual U.S. revenues of ~$10 billion and combined security officer personnel of nearly 350,000, indicating that a substantial market opportunity exists within a relatively concentrated target customer market.

Guardian 8 has established contacts with many of the largest security guarding companies which entail collaborative design, development and documentation efforts to ensure that the final product meets existing customer requirements for functionality and security.  As a result, Guardian 8 has not only identified these contract security providers as ideal launch customers, but has also made significant progress in establishing the value and significance of the G8 Pro V2 within this segment.

In addition, many of these companies employ tens of thousands more security guards internationally and consequently represent direct channels to a global professional user base in nearly every major market in the world.

As specific examples, G4S (Wackenhut) reports that they employ 125,000 security guards in the country of India alone, and Inter-Con Security employs over 25,000 security guards worldwide.

Total U.S. estimates of the number of contract security companies range from conservative figures of 8,000 in the U.S. to as many as 14,000 according to Robert H. Perry & Associates, pointing to an extremely large number of firms with fewer than 10 officers each.

According to 2009 Dun & Bradstreet research, contract security firms with 100 or more employees represented 69.0% of the industry employee base, while 70.8% of contract security firms had fewer than 10 employees.

While these firms may be more challenging to address with a direct internal sales & marketing approach, Guardian 8 has made preparations through a well-conceived online marketing and inbound sales system to capture smaller order lots and effectively train, service and support smaller organizations.

In addition, the market recognition already received by the G8 Pro V2 through the Company’s industry involvement, active participation and award winning innovation have driven more than 24,000 prospective customer contacts into their SalesForce.com registry.

Global Private Security Services Market

The global security services market as estimated by The Freedonia Group is projected to grow 7.4% annually and reach $214 Billion in 2014.  In addition, it is estimated that professional security officers outnumber law enforcement by a 10 to 1 ratio internationally

Guardian 8 has already received interest from more than 2 dozen dealers representing 18 foreign countries, with most prepared to purchase the product immediately for distribution abroad.  International interest includes indications of interest from Security Companies, Distributors and Executive Protection providers.

Guardian 8’s SalesForce.com database contains over 1,100 contacts who have expressed interest in purchasing G8 Pro V2 units as they become available to the marketplace.  Among these contacts are representatives from countries representing a remarkable degree of international reach for a development stage company and a promising market channel for reaching millions of professionals, and potentially tens of millions of consumers.

Based upon available market and industry data, estimates developed by L.A. Davis & Associates place the aggregate revenue opportunity based on the proposed retail unit price, to U.S. and International professionals and consumers at approximately $50 Billion.

A significant contributor to the magnitude of this opportunity is the diversity and size of established market applications.  Guardian 8’s innovative device appeals to security professionals across a broad range of industries, both domestically and internationally, and holds promise as a unique and effective personal defense device for consumers.

Retail Market

Sadly, violent crime in the U.S. is escalating. As a result, a sizable number of women in the United States will fall victim to a violent crime at some point in their lives. According to the Federal Bureau of Investigation, aggravated assault accounted for 62.5% of the 1.3 million violent crimes committed in the U.S. in 2010. The reality of these statistics has created a sizable self-defense products and services market. Consumers have a bevy of options to protect themselves, including self-defense classes, alarms, lethal and nonlethal weapons, even cell phones. None of these options is perfect; most offer a singular means of defense that may or may not be appropriate, depending on the situation. A device that incorporates features to de-escalate a dangerous situation while also providing an effective means of defense would likely ease a clouded decision-making process.

One of the directives of the Law Enforcement Alliance of America (LEAA)—the nation’s largest nonprofit, nonpartisan coalition of law enforcement professionals—is to educate the public about the best ways to avoid violent crime. Rather than offer blanket advice to either resist or comply, LEAA advises those faced with a violent attack to analyze their options to the extent possible and then make a decision and act swiftly. The options include running away, calling for help (either other people nearby or 9-1-1 via cell phone), or fighting back. The LEAA adds this sobering reminder, “No matter what course of action you choose, if you are attacked by a violent criminal, there is always a chance you may be hurt or killed.” Unfortunately, whatever choice the victim makes—grabbing a cell phone, alarm or pepper spray—it could be the wrong choice. There are no easy answers when facing a potentially violent assault. A clear improvement, in our view, would be the ability to alarm others, notify 9-1-1, and discourage further aggression in a single device. Further, the ability to use a weapon at a distance significantly reduces risk to the victim.

We plan to approach the market on three fronts; (i) The Private Security Market, (ii) National Accounts, and (iii) the Retail Market. We are currently in discussion with several large private security firms about testing the product as well as support for training. We intend to begin discussions with potential National Accounts targets once the testing phase for our product has been completed.

United States Distribution

Initially we intend to focus on the professional and consumer defense market as our primary target. We are evaluating a number of go to market strategies for the product; including, security firms, direct sales, distributors, etc.

We intend to implement a variety of marketing initiatives to support sales of our device. We may produce an infomercial, if we maintain sufficient funds, which will air in initially in selected markets and if successful will target a nationwide campaign.

International Distribution

We intend to market and distribute our device in foreign markets through a network of distributors. For geographical and cultural reasons, it is anticipated that our distributors, when established, will usually have a territory defined by their country’s borders. These distributors will market our device where allowed by law. For foreign sales we may utilize an established distributor.  As of December 31, 2013, we had two international distributors contracted that had received initial product orders.

Manufacturing

We intend to outsource all of our component manufacturing and assembly at least for the foreseeable future. We currently are utilizing a reputable company based in Taiwan to manufacture our initial device; and we do not foresee any issues with locating additional manufacturers of our device if and when the time arises.

Competition

Our device is anticipated to compete with other defense devices such as electronic control devices, batons, clubs, and other non-lethal chemical sprays; such as those sold by companies as TASER® International, Armor Holdings, Inc., TigerLight, PepperBall Technologies, Kimber, Ruger and FN Herstal. The primary competitive factors in the private citizen market include a device’s cost, perceived liability, optionality, effectiveness, safety and ease of use.

Regulation

United States Regulation

Our device will be subject to regulations; although we do not believe our device is considered to be a “firearm” by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. Therefore, no Federal firearms-related regulations will apply to the sale and distribution of our device within the United States.

We are also subject to environmental laws and regulations, including restrictions on the presence of certain substances in electronic products. Reference is made to Risk Factors, under the heading “Environmental laws and regulations subject us to a number of risks and could result in significant liabilities and costs”.

Pepper Spray Regulations

One important issue for us is the way our device will be categorized by various government agencies. How the U.S. government categorizes the device could limit where our device can be exported. Domestically, we will have to cope with regulations that pertain to the use of pepper spray devices at the state level.

While the laser-targeting functionality of our device may be restricted by government export laws for a limited number of countries, pepper spray is the only component of the device that can truly be considered a weapon. Pepper spray causes temporary blindness, pain, breathing problems and panic. When used excessively on someone with a pre-existing medical condition, it can, in rare cases, even result in death. As such, the self-defense product is restricted in some states and countries. The size of the pepper spray canister and the percentage of capsaicin are regulated by some states.

By comparison, many states ban electronic control devices (“ECDs”) from schools and courts, and some have additional restrictions such as limiting their use to homes and businesses or, as with handguns, requiring a concealed weapons permits to carry them in public. At the time of this report, Hawaii, US Virgin Islands, Massachusetts, Rhode Island, New York, New Jersey and the District of Columbia prohibit the use of ECDs by the general public. Unlike ECDs, pepper spray is regulated in only five states and the District of Columbia. These limited regulations restrict retailers by requiring a firearms identification card, in some cases, and by limiting the size of the canister and strength of the spray. The pepper spray regulatory environment is not anticipated to limit our efforts to market our device to the security guard market and should be only a slight headwind in the consumer market in the six states that regulate the product. In addition, we plan to develop a version of our device that does not incorporate pepper spray.

United States Export Regulation

Our product was recently classified EAR99, relatively unrestricted by the Department of Commerce (DOC). Accordingly, the export of our device will be regulated under export administration regulations and subject to export bans established by DOC to a limited set of restricted countries. We will be required to obtain export licenses from the DOC for all shipments to foreign countries other than Canada. The need to obtain these licenses may cause a delay in our shipments if we develop an international sales program.

Foreign Regulation

The U.S. Department of Defense, through its International Traffic in Arms regulation (ITAR), controls the exportation of defense products—the types of products exported and the countries to which they are exported. Pepper spray devices are exempt from this regulation, and our EAR99 classification affirms this view. Additionally, the Department of Commerce will require an export license for each country into which our device is sold and will most likely limit us from selling into the eight or so international markets for which our government has expressed human rights concerns. We expect, through distributors, to deal with specific regulatory issues on a country-by-country basis, which will likely lengthen the sales cycle for international sales.

Foreign regulations, which may affect our device, are numerous and often unclear. We intend to engage distributors who are familiar with the applicable import regulations in each foreign market we enter, if any. Restrictions may prohibit certain sales of our products in a number of countries. We intend to rely on the distributors to inform us of those countries where our device is prohibited or restricted.

Intellectual Property

We intend to protect our intellectual property with U.S. patents and trademarks.  As of December 31, 2013, we have received two US patents for design of the Pro V2 and the initial product.  The Pro V2 also has a design patent internationally via OHIM filing.  In addition to design patents, we have also had one US utility patent issued for the integration of our message playback via Bluetooth connectivity.  And, we have one additional US mechanical utility patent under review.

As of December 31, 2013, we also received notification that our trademark filing for the G8 logo was approved and is pending issue.

We intend to continuously assess whether and where to seek formal protection for particular innovations and technologies based on such factors as: the commercial significance of our operations and our competitors’ operations in particular countries and regions; our strategic technology or product directions in different countries; and the degree to which intellectual property laws exist and are meaningfully enforced in different jurisdictions.

Confidentiality agreements are used with employees, consultants and key suppliers to help ensure the confidentiality of our trade secrets.

Research and Development

Since our inception, we have expensed approximately $1,575,000 on research and development. Our investment in research and development staff and equipment is anticipated to increase as our device gains market acceptance and we move into design and development of additional versions of our device or other products. Our return on this investment is intended to be realized over the long term, although new systems and technologies may have a more immediate impact on our business.

Employees

We currently have nine full-time employees; our CEO/president, C. Stephen Cochennet, and eight for Guardian 8 Corporation, Paul Hughes, Chief Operating Officer, Jose Rojas, Vice President of Customer Service, a lead engineer, a customer service representative, administrative support and three full time sales people. We also have engaged an interim CFO, Kathleen Hanrahan, on a part-time consulting basis. We also utilize the services of additional contract personnel as needed which include engineers and other technical professionals. We are currently managed by C. Stephen Cochennet, Kathleen Hanrahan and Paul Hughes with the assistance of our board of directors. We look to Mr. Cochennet, Ms. Hanrahan and Mr. Hughes for entrepreneurial, organizational and management skills. We have entered into employment agreements with Mr. Cochennet, Ms. Hanrahan and the four other key employees of Guardian 8 Corporation. We plan to continue to use consultants, legal and patent attorneys, design and mechanical engineers, engineers and accountants as necessary. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include direct stock grants, or the right to acquire stock in the company, which would dilute the ownership interest of holders of existing shares of our common stock.

Legal Proceedings

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this prospectus, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

DESCRIPTION OF PROPERTY

Effective July 1, 2014, we relocated our principal executive office to 7432 E. Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260. Our new lease is for forty months, commencing on July 1, 2014 and ending on October 31, 2017.  The lease requires monthly payments of $5,988. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this report.

Overview

We were incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, we changed our name to Guardian 8 Corporation.  Our principle offices are located in Scottsdale, Arizona.  We were a development stage company from our inception through June 30, 2013, engaged in the design and introduction of a new category of personal security devices, Enhanced Non-Lethal Devices (ENL).  Our product, the Pro V2 incorporates a layered defensive approach to help security professionals and consumers protect themselves against personal attacks, while capturing critical images and audio recordings to defend against personal liability.

Effective November 30, 2010 we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company, with its common stock registered with the United States Securities and Exchange Commission.  We merged into a newly formed wholly owned subsidiary of Global Risk, with Guardian 8 Corporation being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

For the years ended December 31, 2013 and 2012, the Company was consolidated with its wholly-owned subsidiary, Guardian 8 Corporation.  All material intercompany transactions and accounts have been eliminated.  Beginning July 1, 2013 as product revenues became sustainable, the Company transitioned from reporting as a development stage Entity to an operating entity.  As a result, the financial statements included in this filing have been presented accordingly.

Since inception, our team of engineers and executives has been focused on developing and patenting our first commercial product, (the Guardian 8 Pro V2) as well as the key functions that create market differentiation.  We have also been formalizing marketing and manufacturing strategies as well as building customer distribution channels in preparation for our first product launch into the Private Security Market.

During the year ended December 31, 2013, the Company received its first production units assembled by its contract manufacturer and shipped initial revenue totaling $43,619.  Included with these orders was the purchase of $1,650 of revenue associated with the sale of its one-year extended warranty. The Company has deferred this revenue, and is recognizing it over the twelve months covered by the warranty period.

 In 2013, key personnel were hired in the areas of Sales and Operations.  These hires include an experienced Vice President of Customer Service, a lead manufacturing engineer, and a Sales Manager.  We intend to expand our sales and marketing staff, as well as administrative support during the next few months enabling us to reach key customers and shorten the sales cycles.

During the first six months of 2014, the Company expanded its sales team to include regional representatives, as well as non-employee sales and training consultants.  These individuals were trained, and are now working to develop relationships with the potential leads identified in the Company’s database.  enduring the second quarter of 2014, the Company added one additional sales rep who will focus in the Atlantic region of the United States.

During the first six months of 2014, the Company also initiated development efforts on the new consumer product, which is targeted for release in 2015.  During this period, the Company expensed $37,070 for these development efforts.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with our Board of Directors, we have identified several accounting principles that we believe are key to the understanding of our financial statements. These important accounting policies require management’s most difficult, subjective judgments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share

We adopted ASC 260, “Earnings Per Share” that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with ASC 260, any anti-dilutive effects on net income (loss) per share are excluded.

Going Concern

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to locate sources of capital, and attain future profitable operations. Our management is currently initiating their business plan. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Revenue Recognition

It is the Company’s policy that revenues are recognized in accordance with ASC 605-10, “Revenue Recognition”.  The company therefore recognizes revenue from sales of product upon delivery to its customers where the amount is fixed or determinable, and collectability is probable. Cash payments received in advance will be recorded as deferred revenue.   Extended warranties will be recorded as deferred revenue and amortized according to the number of months included in service.  The Company recognized $43,619 in revenues for the year ended December 31, 2013.  There were no revenues for the year ended December 31, 2012. The Company recognized $19,012 and $3,124 in revenues for the six months ended June 30, 2014 and 2013, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013 and 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows ASC subtopic 740-10, “Accounting for Income Taxes” for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Principles of consolidation

For the years ended December 31, 2013 and 2012 and six months ended June 30, 2014 and 2013, the Company was consolidated with its wholly-owned subsidiary, Guardian 8 Corporation.  All material intercompany transactions and accounts have been eliminated.

Cash and cash equivalents

Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  As of December 31, 2013 and 2012, there were cash equivalents of $305,649 and $41,855 respectively. As of June 30, 2014 and December 31, 2013, there were cash equivalents of $3,046,445 and $305,649 respectively.

Inventory

During the six months ended June 30, 2014, the Company accepted the delivery of 3,192 units of its ProV2 from its contract manufacturer.  These deliveries were part of the Company’s initial release of 10,000 production units.  The terms for the purchase of the product required 50% prepayment at the time of order, and the remaining 50% to be paid prior to shipment to the United States.  In addition, as of June 30, 2014, the Company had prepaid its contract manufacturer approximately $287,278 toward the purchase of these units, and had 2,000 units that were in transit as of June 30, 2014, and were subsequently received.  We believe this inventory will be adequate to fulfill orders for the next twelve months.

Research and development costs

The Company expenses all costs of research and development as incurred. There are research & development costs included in other general and administrative expenses of $794,663 and $480,150 for the years ended December 31, 2013 and 2012 respectively. There are research and development costs included in other general and administrative expenses of $107,248 and $249,529 for the six months ended June 30, 2014 and 2013 respectively. The Company intends to continue investing in the development of future products, including a new consumer product anticipated for market launch in 2015.

Property and equipment

Property and equipment are stated at cost.  Major improvements are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of respective assets are expensed.

The Company depreciates its property and equipment for the financial reporting purposes using the straight-line method based on the following useful lives of the assets:

Equipment	2 years
Tooling	10 years
Computer equipment	3 years
Leasehold improvements	Life of lease
Furniture and fixtures	5 years
Warehouse equipment	10 years

Recent Developments

We completed the initial design of the first product under development in 2011. We tested these prototypes through a number of different venues and collected feedback and input on suggested design changes. As a result, during the 2012 and 2013 fiscal years, we incorporated significant upgrades and modified the initial design to improve reliability, durability and efficiencies.   An initial run of 120 units of the new designed Pro V2 was produced in the second quarter enabling our Engineers to complete a comprehensive testing protocol to confirm tooling and the assembly processes performed by our contract manufacturer, and to enable our Sales Team to send initial units for customer review.   In late June of 2013, the product was released by our Engineers for production and customer sales.

In March of 2012 we filed with the Depository Trust Company (DTC) for electronic clearing of our common stock, with the assistance of C. K. Cooper & Company and Legent Clearing. We received DTC approval for electronic clearing on May 7, 2012.  Our board of directors intends to file a registration statement on Form S-1 to register 100% of the shares held by stockholders of record sometime in 2014. This is intended to make it easier and more efficient for our stockholders to trade our shares and brokerage firms to accept the shares for deposit.

On April 20, 2012, we appointed Kathleen Hanrahan, a current member of our board of directors, to serve as our interim chief financial officer. Ms. Hanrahan has extended the term of her agreement until such time as the Company finds a suitable replacement or, by the end of 2015.

On February 7, 2013, we filed a Form 8-A to register our common stock under Section 12(g) of the Exchange Act.  Before this filing we were a voluntarily reporter under the Act and before November of 2010 were considered a “shell” company.  Therefore, our stockholders have been unable to rely on Rule 144 of the Act for the public sale of our securities.  Our stockholders will be able to rely on Rule 144 of the Act following the 90th day from filing of the Form 8-A described above.

During the year ended December 31, 2013, our CEO/president, C. Stephen Cochennet, along with two directors exchanged existing term notes along with accrued interest totaling $648,933 to three new unsecured notes, bearing interest at a rate of 12% per annum, which include a three-year warrant for every $1.00 of principal amount of each note, exercisable at $0.40 per share. All of the notes and related accrued interest were paid as of June 30, 2014.

We issued four additional notes payable to related parties, including our CEO, during the month of September 2013, totaling $375,000.  These notes were unsecured, all bearing interest at a rate of 12% per annum, and include a three-year warrant for every $1.00 of principal amount of each note, exercisable at $0.40 per share.  All of the notes payable and related accrued interest were paid as of June 30, 2014.

Also during the year ended December 31, 2013, we issued a note payable to a non-related party in the amount of $100,000.  This note was unsecured, bearing interest at a rate of 12% per annum, and included a three-year warrant for 100,000 shares of common stock, exercisable at $0.40 per share.  This note and related accrued interest were paid as of June 30, 2014.

The warrants issued with the note were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $284,914.  The loan costs are being amortized over the life of the notes, which expire on April 30, 2014.  As of June 30, 2014, all loan costs were fully amortized.

During the year ended December 31, 2013, we agreed to sell 5,173,750 shares of common stock for $2,069,500, less private placement fees of $312,515.  We also issued 1,143,700 shares of common stock for compensation in the amount of $556,032, 1,039,819 shares of common stock in exchange for services in the amount of $421,016, 360,000 shares of common stock in exchange for $219,960, and had warrants to purchase 312,500 shares of common stock converted through the payment of $51,875 in cash, and a reduction of $35,000 in a related party note payable.

We entered into four employment and or consulting contracts, in which employees and consultants of the Company receive vested shares either at set times, or if the Company meets certain criteria in the respective time periods of their contract.  As of December 31, 2013, 1,338,200 common shares vested per these contracts, for a total expense of $640,637.  A total of 548,550 shares were owed but not issued as of December 31, 2013.

During the year ended December 31, 2013, revenue increased over the prior period, as additional production units became available for sale.  We also attended the ASIS conference in September 2013 where we initiated our training program and accepted new test and evaluation commitments from industry leaders in the Security market.  These trial units have not been recognized as revenue, but will be recorded as payment is received, or a purchase order documenting collectability is obtained.

On September 13, 2013, we received a Research Report (the “Report”) prepared by Steven Ralston, CFA (the “Analyst”) of Zacks Small-Cap Research. We assisted the Analyst in gathering information for the Report, however, the understanding between us and the Analyst calls for the Analyst to maintain full discretion to report his own opinion about our investment prospects and its desirability for both individual and institutional investors.

In May of 2013, we entered into a service agreement with Zacks Investment Research, Inc. for the distribution of the Zacks Small Cap Research Report and the use of Zacks Advanced Targeting Software, whereby Zacks has licensed us to use the web based software targeting programs owned by Zacks. We agreed to pay Zacks a fee of $18,000 over the twelve month term of the service agreement. Zacks Advanced Targeting Software is used for targeting Institutional Investors / Buy & Sell Side Contact Directories and accessing shareholder data and peer group holdings analysis.

On January 17, 2014, the Company entered into a revolving line of credit agreement with Cornerstone Bank, N.A.  The agreement provided for an aggregate of up to $700,000 (which was subsequently increased to $900,000 in April of 2014) at any time outstanding pursuant to a revolving line of credit and was to mature on January 16, 2015.  The agreement was secured by inventory, work in process, accounts receivable, letter of credit, and was personally guaranteed by the Company’s Chief Executive Officer/President.  Borrowings carried an interest rate of 6% per annum, with monthly interest payments to be paid by the Company.  The line of credit was fully paid as of June 30, 2014.

As part of the agreement, the Company entered into a Letter of Credit Rights Control Agreement with F&M Bank & Trust Company.  Per this agreement, if the Company defaulted on the line of credit, F&M Bank & Trust Company would then be held liable from Cornerstone Bank, N.A. for the payment of the line of credit.  In addition, the Company would then owe the amount disbursed to F&M Bank & Trust Company.  This agreement ceased with the satisfactory payment of the debt outstanding.

During the three months ended March 31, 2014, the Company received three notes payable from related parties in the amount of $475,000, and one note payable from an unrelated party in the amount of $25,000.  All of the notes were unsecured, bearing interest at 12% per annum, and were due on July 15, 2014.  All notes also included a three-year warrant for each of $1.00 of principal included in the note.  All of the notes and related accrued interest were paid in full as of June 30, 2014.

During the six months ended June 30, 2014, the Company issued 150,000 shares of its common stock, with an aggregate value of $76,500 for compensation.  The Company also issued 892,289 shares of its common stock, with an aggregate value of $409,010 for services.

During the six months ended June 30, 2014, the Company issued $7,000,000 of convertible senior secured debentures.  These debentures are all due on November 30, 2015, bear interest at a rate of 8%, and include one five-year warrant with a value of $0.60 per share for each dollar issued.

As part of these debentures, the company also incurred loan costs of $809,939.  The loan costs are being amortized over an 18-month period ending November 30, 2015.

The Company issued the following convertible Senior Secured Debentures:

		1st Closing	2nd Closing

1.	Date of issuance	May 27, 2014	June 2, 2014

2.	Gross amount of debentures	$5,250,000	$1,750,000

3.	Net cash received:
	Gross amount of debentures	$5,250,000	$1,750,000
	Less
	Repay Cornerstone bank loan and interest	(901,510)	-
	Conversion of short-term debt	0	(195,000)
	Commissions and fees	(439,979)	(113,715)
	Attorney fees	(55,000)	(5,370)
	Other fees	(5,000)	(5,000)
	Amount held in escrow by third party	(7,000)	-
	Net cash received	$3,841,511	$1,430,915

4.	Term	18 Months Due November 30, 2015	18 Months Due November 30, 2015

5.	Interest rate	8% from May 27, 2014	8% from June 2, 2014

6.	Interest payment dates	Quarterly Beginning May 1, 2015	Quarterly Beginning May 1, 2015

7.	Class C warrants to debenture holders:
	Number issued	5,250,000	1,750,000
	Price per share	$0.60	$0.60
	Term	5 years	5 years
	See condition number 2

8.	Warrants to placement agents
	Number issued	420,000	140,000
	Price per share	$0.50	$0.50
	Term	5 years	5 years

9.	Number of investors	10	17

The following conditions/terms apply to both closings:

1.     Use of funds

The funds will be used for:

Repay short-term debt
Repay bank line of credit and interest
Sales and marketing expenses
Purchase additional inventory
International sales channel development
Research and development of a consumer ENL device
Purchase of fixed assets
General corporate purposes

2.     Conversion Rights

The debentures may be converted by each buyer commencing on the 91st day following closing and through maturity, either in whole or in part, up to the full principal amount and accrued interest thereunder into shares of common stock at $0.50 per share.

The Company may force conversion of the debentures into shares of common stock at $0.50 per share, either in whole or in part, if the closing sale price of shares of common stock during any ten consecutive trading days has been at or above $1.00 per share.

In the event the average closing price of the common stock for the ten trading days immediately preceding, but not including, the maturity date of the debentures is equal to or greater than $0.80, then on the maturity date, the buyers must convert all remaining principal due under the debentures.

The debentures contain provisions limiting the conversion to the extent that, as a result of such conversion, each buyer would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the debentures.

In addition, upon conversion of the debentures, the number of Class C warrants issued to each buyer shall automatically double.

Right to Redeem Debenture. Beginning on the 91st day following the closing and so long as a registration statement covering all the registrable securities is effective, the company has the option of redeeming the principal, in whole or in part by paying the amount equal to 100% of the principal, together with accrued and unpaid interest by giving ten business days prior notice of redemption to the buyers.

Security of Debentures. The debentures are guaranteed, pursuant to “Secured Guaranty” and “Pledge and Security Agreement by Guardian 8 Corporation and secured interest in all of the assets of the company and Guardian 8 Corporation.

Registration Rights. The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering all shares of common stock underlying the debentures and Class C warrants within 90 days of the final closing, on or before August 31, 2014, and to maintain the effectiveness of the registration statement for five years, or until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.  The Registrant has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the filing date. The Company is obligated to pay to investors liquidated damages equal to 1.0% per month in cash for every thirty day period up to a maximum of six percent, (i) that the registration statement has not been filed after the filing date, (ii) following the effectiveness date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the financing agreements.

3.     Events of Default.

Failure of Registrant to timely file the registration statements and have same declared effectively by the SEC within the time

  ·        periods set forth in the Agreement;

  ·       The suspension of the company’s common stock from the OTC:QB for five consecutive days or for more than an aggregate of ten days in 365 days;

  ·        Failure to pay principal and interest when due;

  ·        An uncured breach of any material covenant, term or condition in any of the Debentures or related agreements;

  ·        A breach of any material representation or warranty made in any of the Debentures or related agreements: and

  ·        Any form of bankruptcy or insolvency proceeding is instituted against the companies.

4.     Valuation of Warrants

The warrants issued with the debentures were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amounts of $1,274,075 for the first closing and $424,691 for the second closing. A discount on the debenture was recorded in the same amount and is being amortized into interest expense over the eighteen month life of the debenture using the interest method.

As of June 30, 2014, $94,376 was amortized into interest expense and the remaining discounts were $1,604,390.

5.       Debenture balances as of June 30, 2014

	1st Closing	2nd Closing	Total

Gross debentures	$5,250,000	$1,750,000	$7,000,000
Less discount	1,203,293	401,097	1,604,390

Net Debentures	$4,046,707	$1,348,903	$5,395,610

Results of Operations for Guardian 8 Corporation for the years ended December 31, 2013 and 2012.

	Year Ended	Year Ended	Increase/
	December 31, 2013	December 31, 2012	(Decrease)

Revenues	$43,619	$-	$43,619
Cost of sales	41,102	-	41,102
Gross Profit	2,517	-	2,517
Operating Expenses	3,553,628	1,487,827	2,065,801

Net (loss) from operations	(3,551,111)	(1,487,827)	2,063,284
Interest expense	(74,053)	(280,623)	(206,570)

Net (loss)	$(3,625,164)	$(1,768,450)	$1,856,714

Net (loss) per share	$(0.11)	$(0.06)	$0.05
Weighted average shares outstanding	34,015,898	28,482,977

During the year ended December 31, 2013, we shipped our first production units, generating revenue of $43,619, and cost of sales of $41,102.  We did not have revenue in the year ended December 31, 2012.

We generated net losses of $3,625,164 and $1,768,450 for the year ended December 31, 2013 and 2012, respectively. Our losses include research and development costs related to our Pro V2 device of $794,663 and $480,150 for the years ended December 31, 2013 and 2012, respectively, as well as general and administrative expenses of $2,758,965 and $1,007,677 for the years ended December 31, 2013 and 2012, respectively.

We anticipate continued losses from operations until such time as we generate sufficient revenues to through the sale of our device to cover both our cost of manufacturing, and sales, general and administrative expenditures.

Results of Operations for Guardian 8 Corporation for the six months ended June 30, 2014 and 2013.

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013	Increase/ (Decrease)

Revenues	$19,012	$3,124	$15,888
Cost of sales	14,104	976	13,128
Gross Profit	4,908	2,148	2,760
Operating Expenses	1,905,479	1,262,644	642,835

Net (loss) from operations	(1,900,571)	(1,260,496)	(640,075)
Interest income	737	-	737
Interest expense	(567,945)	(21,863)	(546,082)

Net (loss)	$(2,467,779)	$(1,282,359)	$(1,185,420)

Net (loss) per share	$(0.06)	$(0.02)	$(0.02)
Weighted average shares outstanding	40,621,946	32,810,135

During the six months ended June 30, 2014 and 2013, we had revenues of $19,012 and $3,124, and corresponding costs of sales of $14,104 and $976, respectively associated with shipments of our commercial products.

We generated net losses of $2,467,779 and $1,282,359 for the six months ended June 30, 2014 and 2013, respectively. Our losses for these periods included research and development costs related to our ProV2 and new consumer device of $107,248 and $249,529, as well as general and administrative expenses of $1,798,231 and $1,013,115 for the same six month periods.

We anticipate continued losses from operations until such time as we generate sufficient revenues through the sale of our device to cover both our cost of manufacturing, and sales, general and administrative expenditures.

Satisfaction of our cash obligations for the next 12 months.

Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services, as well as both convertible and non-convertible term notes, and bank financing. From June of 2009 through June 30, 2014, we raised $3,024,485 through the sale of our common stock, $113,625 from the exercise of 371,250 warrants in conjunction with notes payable, $900,000 from a revolving bank line of credit agreement, and an additional $2,328,433 through the issuance of notes payable, net of $10,000 of principle payments, and the exercise of warrants through a $35,000 reduction in notes payable.  We also issued convertible senior secured debentures for a total of $7,000,000.  As of June 30, 2014, our cash balance was $3,046,445. Our plan for satisfying our cash requirements for the next twelve months is through the funds from additional offerings of our common stock, third party financings, and revenue generated through the sales of our products and training services.  We may not generate sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to ensure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

As we continue to expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of revenues from our product sales, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings, giving consideration to loans and working diligently to move sales ahead to the extent necessary to provide working capital.

We anticipate incurring operating losses over the next twelve months as we expand distribution, and invest in the development of our new consumer product. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and continue to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As a result of our cash requirements and our lack of significant revenues, we anticipate continuing to issue common stock in exchange for loans and/or equity financing, which may have a substantial dilutive impact on our existing stockholders.

Summary of any product research and development that we will perform for the term of our plan of operation.

We expense all costs of research and development as incurred. There are research and development costs included in other general and administrative expenses of $107,248 and $249,529 for the six months ended June 30, 2014 and 2013, respectively, which included approximately $37,100 toward our new consumer device. We anticipate expending up to $500,000 on additional significant product research and development for our consumer device, the next program pending on our product road map.

In addition to investments in research and development expenditures, we have also retained the services of a patent attorney to assist us with the filing and protection of key utility applications, as well as future technologies to be incorporated in next generation products for the commercial security and consumer markets.  Costs associated with the filing of intellectual property has been capitalized and will be amortized over the 20-year life of the patents when issued.

Changes in the number of employees.

We have ten full-time employees, C. Stephen Cochennet, Chief Executive Officer, Paul Hughes, Chief Operations Officer, Jose Rojas, Vice President of Customer Support, our lead manufacturing engineer, four regional sales managers, a customer service representative, and one administrative support person for Guardian 8 Corporation. We utilize the services of several contract personnel, engineers and other professionals on an as needed basis. We are currently managed by C. Stephen Cochennet, Kathleen Hanrahan and Paul Hughes with the assistance of our board of directors. We look to Mr. Cochennet, Ms. Hanrahan and Mr. Hughes for entrepreneurial, organizational and management skills. We plan to continue to use consultants, legal and patent attorneys, design and mechanical engineers, engineers and accountants as necessary. We intend to continue hiring sales and operations employees in 2014 to facilitate go to market activities. A portion of any employee compensation likely would include direct stock grants, or the right to acquire common stock in the company, which would dilute the ownership interest of holders of existing shares of our common stock.

Expected purchase or sale of plant and significant equipment.

We anticipate investing significant resources in the purchase of a plant and equipment in the near future; as we will begin to scale production operations throughout 2014.

Liquidity and Capital Resources

Working capital is summarized and compared as follows:

	December 31, 2013	December 31, 2012

Current assets	$832,028	$125,363
Current liabilities	1,409,482	284,075
(Deficit)	$(577,454)	$(158,712)

	June 30, 2014	June 30, 2013

Current assets	$4,880,242	$832,028
Current liabilities	251,175	1,409,482
Working capital (deficit)	$4,629,067	$(577,454)

Changes in cash flows for the year ended December 31, 2013 are summarized as follows:

We had a net loss of $3,625,164 for the year ended December 31, 2013.  This loss was offset by non-cash items such as stock issued for services of $421,016, stock issued for compensation of $556,032, stock issued for director fees of $219,960, depreciation and amortization of 49,869, the amortization of discount on notes payable of $153,222 and the allowance for bad debts of $952.  We had cash used by the increase in accounts receivable of $4,719, prepaid loan costs of $143,302, prepaid expenses of $112,302, deposits on inventory of $138,262, and the increase in inventory of $45,238.  We had cash provided due to the increase in accounts payable and accrued expenses of $136,229, deferred revenue of $1,388, increase in accrued interest of $40,120, and the increase in accrued payroll and payroll taxes of $23,737.

We had cash used by investing activities of $180,839 for the year ended December 31, 2013 due to the purchase of property and equipment, as well as for patent development.

We had cash provided by financing activities of $2,767,793 for the year ended December 31, 2013.  This included proceeds from the sale of common stock of $1,756,985 proceeds from the conversion of warrants of $51,875, proceeds from notes payable to related parties of $858,933, and proceeds from notes payable to unrelated parties of $100,000.

We had a net loss of $1,768,450 for the year ended December 31, 2012.  This included non-cash items such as stock issued for services of $152,025, stock issued for compensation of $409,000, depreciation and amortization of $9,897 and the amortization of discounts on notes payable of $257,747.  We had cash used by an increase in prepaid expenses of $19,367.  We had cash provided due to the increase in accounts payable and accrued expenses of $47,198, and by the increase in accrued interest to related parties of $22,876.

We had cash used by investing activities of $91,215 for the year ended December 31, 2012, due to the purchase of property and equipment, and the Company’s website.

We had cash provided by financing activities of $826,250 for the year ended December 31, 2012.  This included proceeds from the sale of common stock of $202,000, proceeds from warrants exercised of $61,750 and proceeds from notes payable to related parties of $562,500.

Changes in cash flows are summarized as follows:

We had a net loss of $2,467,779 for the six months ended June 30, 2014.  This loss was offset by non-cash items such as stock issued for services of $409,010, stock issued for compensation of $76,500, depreciation and amortization of $43,143, and the amortization of discount on notes payable of $249,257.  We had cash used by the increase in accounts receivable of $3,499, other receivables of $7,000, prepaid loan costs of $436,559, deposits on inventory of $149,016, the increase in inventory of $834,915, increase in rent security deposits of $8,750, increase in utility deposit of $4,580, the decrease in accounts payable and accrued expenses of $45,704, and the decrease in deferred revenue of $619.  We had cash provided due to the decrease in prepaid expenses of $84,229, increase in accrued interest of $7,705, and the increase in accrued payroll taxes of $4,244.

We had cash used by investing activities of $50,938 for the purchase of property and equipment for the six months ended June 30, 2014.

We had cash provided by financing activities of $5,876,067 for the six months ended June 30, 2014.  This included proceeds from notes payable to related parties of $475,000 proceeds from notes payable to unrelated parties of $25,000, proceeds from a line of credit with a bank of $900,000, and proceeds from the issuance of convertible senior secured debentures of $7,000,000.  These were offset by a repayment of notes payable to related parties of $1,498,933, repayment of notes payable to unrelated parties of $125,000, and the repayment of a line of credit with a bank of $900,000.

We had a net loss of $1,282,359 for the six months ended June 30, 2013.  This included non-cash items such as stock issued for services of $67,500, stock issued for compensation of $205,459, and depreciation and amortization of $17,398.  We had cash used by an increase in prepaid expenses of $76,635, an increase in deposits on inventory of $43,136 and an increase in inventory of $12,839.  We had cash provided due to the increase in accounts payable and accrued expenses of $154,566, an increase in accrued interest of $23,901 and an increase in accrued payroll expenses of $151,440.

We had cash used by investing activities of $146,800 for the six months ended June 30, 2013, due to the purchase of property and equipment, and the Company’s website.

We had cash provided by financing activities of $969,783 for the six months ended June 30, 2014.  This included proceeds from the sale of common stock of $719,783 and proceeds from notes payable to related parties of $250,000.

Changes in cash flows for the six months ended June 30, 2014 are summarized as follows:

We had a net loss of $2,467,779 for the six months ended June 30, 2014.  This loss was offset by non-cash items such as stock issued for services of $409,010, stock issued for compensation of $76,500, depreciation and amortization of $43,143, and the amortization of discount on notes payable of $249,257.  We had cash used by the increase in accounts receivable of $3,499, other receivables of $7,000, prepaid loan costs of $436,559, deposits on inventory of $149,016, the increase in inventory of $834,915, increase in rent security deposits of $8,750, increase in utility deposit of $4,580, the decrease in accounts payable and accrued expenses of $45,704, and the decrease in deferred revenue of $619.  We had cash provided due to the decrease in prepaid expenses of $84,229, increase in accrued interest of $7,705, and the increase in accrued payroll taxes of $4,244.

We had cash used by investing activities of $50,938 for the purchase of property and equipment for the six months ended June 30, 2014.

We had cash provided by financing activities of $5,876,067 for the six months ended June 30, 2014.  This included proceeds from notes payable to related parties of $475,000 proceeds from notes payable to unrelated parties of $25,000, proceeds from a line of credit with a bank of $900,000, and proceeds from the issuance of convertible senior secured debentures of $7,000,000.  These were offset by a repayment of notes payable to related parties of $1,498,933, repayment of notes payable to unrelated parties of $125,000, and the repayment of a line of credit with a bank of $900,000.

We had a net loss of $1,282,359 for the six months ended June 30, 2013.  This included non-cash items such as stock issued for services of $67,500, stock issued for compensation of $205,459, and depreciation and amortization of $17,398.  We had cash used by an increase in prepaid expenses of $76,635, an increase in deposits on inventory of $43,136 and an increase in inventory of $12,839.  We had cash provided due to the increase in accounts payable and accrued expenses of $154,566, an increase in accrued interest of $23,901 and an increase in accrued payroll expenses of $151,440.

We had cash used by investing activities of $146,800 for the six months ended June 30, 2013, due to the purchase of property and equipment, and the Company’s website.

We had cash provided by financing activities of $969,783 for the six months ended June 30, 2014.  This included proceeds from the sale of common stock of $719,783 and proceeds from notes payable to related parties of $250,000.

As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues from product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, repay the current debt obligations associated with the unconverted debentures, and to the extent available, obtain additional financing through either convertible or non-convertible notes payable, necessary to augment our working capital. We are also evaluating additional sources of inventory financing that may be available once orders for our product are received.

We anticipate that we will incur operating losses in the next twelve months.  Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets.  Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.  To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product, respond to competitive developments, and attract, retain and motivate qualified personnel.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

MANAGEMENT

Our executive officers and directors, the positions held by them, and their ages are as follows:

Name	Age	Title(s)	Board Committee(s)(1)
C. Stephen Cochennet	57	CEO/President, Secretary, Treasurer and Chairman of the Board	Executive
Paul Hughes	46	Chief Operating Officer for Guardian 8 Corporation, Director	None
Kathleen Hanrahan	50	Interim Chief Financial Officer and Director	GCNC
James G. Miller	65	Director	Executive, Audit (Chairman)
Kyle Edwards	61	Director	GCNC (Chairman)
Corey Lambrecht	44	Director	GCNC
Jim Nolton	52	Director	Audit
William J. Clough	62	Director	None

(1)
“Executive” means the Executive Committee of the Board of Directors. “GCNC” means the Governance, Compensation and Nominating Committee of the Board of Directors. “Audit” means the Audit Committee of the Board of Directors.

C. Stephen Cochennet, has served as our CEO/President, Secretary, Treasurer and Chairman since our inception. From July of 2011 to present, Mr. Cochennet has also been the sole officer of Kansas Resource Development Company, a private oil and gas exploration company. Mr. Cochennet was the President, Chief Executive Officer and Chairman of EnerJex Resources, Inc., a publicly traded and SEC registered company, from August 2006 to December of 2010. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supported a number of clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Paul Hughes is a new director. Mr. Hughes served as a consultant for Guardian 8 Corporation from October 2010 through December of 2011 when he was hired as an officer. Prior to consulting for Guardian 8 Corporation, Hughes was providing consulting services to several other privately held companies. From March of 2006 through November of 2009, Hughes served as the Director of New Markets Development for Taser® International, Inc., a publicly traded corporation. Before joining Taser®, Mr. Hughes spent two years (2005-2006) at Global Alerts LLC, a private company in the multinational alert industry. From 2003 through 2005, Paul served as a brand manager for Smith & Wesson Holding Corporation, a publicly traded firearms manufacturer. Mr. Hughes holds a MBA in Global Management & Leadership from Arizona State University and has over 60 hours of non-lethal weapons, policies and procedures coursework at Penn State University. He completed the Entrepreneurship Development Program at M.I.T. in January 2010. Further, Paul was honorably discharged from the Marine Corps following Operations Desert Shield/Desert Storm and was decorated for actions contributing to the liberation of Kuwait.

Kathleen Hanrahan has been a private management consultant for her own company, New Horizons Management Inc., which specializes in assisting small private companies as they prepare strategies, personnel and infrastructure for their next phase of growth since July of 2010. Prior to establishing New Horizons, from 2008 through 2010, Kathy served as the Co-Chairperson for the TASER® Foundation for Fallen Officers, as well as the organizations President and Chief Executive Officer. Prior to her involvement with the TASER® Foundation, Ms. Hanrahan served as the President and Chief Operating Officer of TASER® International headquartered in Scottsdale, Arizona. During her more than 12 year tenure with TASER® International, she filled a number of key executive roles as the business grew. She served first as Controller, from 1996 until November 2000, establishing the financial, human resource and administrative systems and controls to manage the business, while aiding the President with operating responsibilities. Then, in November of 2000, when the Company began preparations for its initial public offering, she was promoted to Chief Financial Officer to facilitate the transaction and establish the necessary infrastructure to meet both SEC and Wallstreet’s regulatory and reporting requirements. Mrs. Hanrahan also serves as a corporate director for Meridian Bank, N.A, , a director and officer of EPIC Research and Diagonostics, and serves as an advisory board member for EmpowHER.

James G. Miller is a Director and founder of the Company. Mr. Miller retired in 2002 as Chief Executive of Utilicorp United’s business unit responsible for the Company’s electric generation, and electric and natural gas transmission and distribution assets serving 1.3 million customers in seven mid-continent states. He joined Utilicorp in 1989 and served as President of Michigan Gas Utilities until 1991, and then served as President of Utilicorp's WestPlains Energy division from 1991 to 1994.  Before joining Utilicorp as part of the acquisition of Michigan Gas Utilities, he served as that Company’s President from 1983 to 1989. Miller has served on Boards of Directors of Corporations listed on the NYSE, NASDAQ and the Australian Stock Exchange. Current business activities include ownership of retail, real estate and ranch businesses, and equity investments in several start-up companies.  Mr. Miller currently serves as Board Chair of The Nature Conservancy, Missouri Chapter, for which he has been a Board member for the past 12 years. He also serves as a director, trustee or member of several community and charitable organizations.  Miller holds a BS degree in electrical engineering and a MBA in management from the University of Wisconsin.

Kyle Edwards. Mr. Edwards was the president and a director of Global Risk before the merger with Guardian 8 Corporation and is also President of Edwards Group International LLC, an investigative company specializing in employment backgrounds, gaming compliance, criminal and internal investigations, as well as providing due diligence and loss prevention expertise. Mr. Edwards has thirty four years of investigative experience. Mr. Edwards is a prior chief law enforcement officer with the Las Vegas Metropolitan Police Department, retiring after twenty six years as a Deputy Chief of Investigations. During his law enforcement career he led thousands of criminal investigations including several hundred homicides as well as other violent crimes and white collar crimes and gaming investigations. In addition he supervised undercover narcotic investigations receiving the departments Meritorious Service Award and the U.S. Attorney General’s Safety Award for an undercover operation culminating in Thailand.

After leaving the Las Vegas Metropolitan Police Department Mr. Edwards joined the MGM MIRAGE as Vice President of Corporate Security and Gaming Surveillance. In that role he developed and refined the companies background investigation process with a staff conducting over 35,000 backgrounds a year.

Corey Lambrecht is a 14+ year public company executive with experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Since 2009, Mr. Lambrecht has served as the President of Earth911, Inc and is a current director of Lifestyle Wireless. In addition, since 2007, Mr. Lambrecht has been a director of CUI Global, a publicly traded and SEC registered company. During 2004 and 2005, he served as Director of Sales for Leveraged Marketing Associates, a worldwide leader in licensed brand extension strategies. From 2001 through 2004, Corey was the Executive Vice President for Smith & Wesson Holding Corporation, where he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort (sold to Freesoftwareclub.com), an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League. Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.

Jim Nolton has over 27 years of experience in engineering, new product development and business development in large complex corporations and small private start-up organizations. Since 2005, Mr. Nolton has been consulting on a private basis for Orbital Sciences Corp., a designer and manufacturer of rockets and satellites for commercial and U.S. Government applications. From 2003 through 2005, Mr. Nolton focused on completing his Masters Degree in Global Business Strategies, where he was ranked fourth in his graduating class. From 1995-2003, Mr. Nolton worked with Mobility Electronics, Inc., a publicly traded and SEC registered company, a company he co-founded and assisted in the engineering, design and manufacture of a number of electronic devices for the mobile and fixed PC computer systems. Mr. Nolton has also worked with Unitech Industries, Inc. and General Dynamics.

William J. Clough. Since 2006, Mr. Clough has served as a board member of CUI Global, Inc., a public company trading on NASDAQ. In addition, Mr. Clough has served as CUI Global’s President and Chief Executive Officer since September of 2007 at which time Mr. Clough stepped down as Executive Vice President of Corporate Development. Mr. Clough received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990. He is certified to practice law in state and federal courts in California, Illinois, Hawaii and before the United States Supreme Court.

Key employee of Guardian 8 Corporation

In addition to Mr. Hughes, described above, we have one additional key employee for Guardian 8 Corporation as follows:

Jose Rojas, Vice President of Customer Service, served as Vice President of Customer and Technical Support for TASER® International, Inc., a publicly traded corporation from December of 2007 through February of 2012. While at TASER® International, he also held the positions of Manager of Customer and Technical Support as well as Service and Sales Representative from May 2002 through December 2007. Prior to his ten year tenure at TASER® International, from March 2000 through May 2002, Mr. Rojas held the positions of Customer Fulfillment Manager at HEI Inc. Mexico Division and Senior Customer Support Representative (2001-2002) at the High Density Interconnect Division. HEI Inc. is a publicly traded Contract Manufacturer specializing in Electronic Manufacturing Services (EMS). Mr. Rojas holds a Bachelor of Science and Business Administration degree in Operations Management from the University of Arizona.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a company with securities registered under Section 15(d) of the Exchange Act, our executive officers and directors, and persons who beneficially own more than ten percent of our common stock are not required to file Section 16(a) reports.

Committees of the Board of Directors

Our board of directors has three standing committees: an executive committee, an audit committee and a governance, compensation and nominating committee. Each of those committees has the composition and responsibilities set forth below.

Audit Committee

On April 20, 2012, we established and appointed initial members to the audit committee of our board of directors. Mr. Miller is the chairman and Mr. Nolton serves as the other member of the committee.  Currently, none of the members of the audit committee are, or have been, our officers or employees, and each member qualifies as an independent director as defined by Section 803 of the American Stock Exchange Company Guide and Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The board of directors has determined that Mr. Miller is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act.

The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent registered public accounting firm; to review and approve the scope and results of the annual audit; to review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports and annual reports; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

During 2013, the Audit Committee met on four occasions with our independent public accounts to review and approve the filings of our quarterly and annual reports; as well as to review all required communications.

Governance, Compensation and Nominating Committee

The governance, compensation and nominating committee is comprised of Ms. Hanrahan and Messrs. Edwards and Lambrecht.  Mr. Edwards serves as the chairman of the governance, compensation and nominating committee.  The governance, compensation and nominating committee is responsible for, among other things; identifying, reviewing, and evaluating individuals qualified to become members of the board, setting the compensation of the Chief Executive Officer and performing other compensation oversight, reviewing and recommending the nomination of board members, and administering our equity compensation plans. The governance, compensation and nominating committee held three meetings during fiscal 2012, and two meetings during fiscal 2013.

Executive Committee

The executive committee, which is currently comprised of Messrs. Cochennet and Miller, was formed for the purpose to function when the board of directors is not in session or to function in the capacity of the Company’s executive officer if such officer shall have resigned or be deemed unable to render service to the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, as well as to directors, officers and employees of each of our subsidiaries. Our Code of Ethics was filed as Exhibit 99.3 to the Annual Report on Form 10-K for the year ended December 31, 2011 that was filed on March 28, 2012. A copy of our Code of Business Conduct and Ethics will be provided to any person, without charge, upon request. Contact C. Stephen Cochennet at 913-317-8887 to request a copy of the Code or send your request to Guardian 8 Holdings, Attn: C. Stephen Cochennet, 15230 N. 75th Street, Suite 1002, Scottsdale, Arizona  85260. If any substantive amendments are made to the Code of Business Conduct and Ethics or if we grant any waiver, including any implicit waiver, from a provision of the Code to any of our officers and directors, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

EXECUTIVE COMPENSATION

During fiscal 2012 and 2013 we issued shares of our common stock to compensate our officers and directors for services rendered on our behalf and intend to issue additional shares of common stock in the future as part of our compensation package for our officers and directors.

The following table sets forth summary compensation information for the years ended December 31, 2012 and 2013 for our chief executive officer, interim chief financial officer and chief operating officer and vice president of customer service for Guardian 8 Corporation. We did not have any other executive officers as of the end of fiscal 2013 whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this report.

Summary Compensation Table

Name and Principal Position	Period		Salary ($)	Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)

C. Stephen Cochennet	2013		$250,000	$61,100	(1)	-	$263,325	(2)	$574,425
President, Chief Executive Officer	2012		$0	$175,000	(3)	-	-		$175,000

Kathleen Hanrahan	2013		$-	-		-	$181,132	(4)	$181,132
Interim Chief Financial Officer	2012		$0	-		-	132,000	(5)	$132,000

Paul Hughes(6)	2013		$150,000	$-		-	$183,702.50	(7)	$333,702.50
Chief Operating Officer	2012		$118,500	$30,000	(8)	-	$-		$148,500
Guardian 8 Corporation

Jose Rojas	2013		$96,000	$-		-	$47,035.20	(9)	$143,035.20
Vice President of Customer Service Guardian 8 Corporation	2012	(10)	$24,000	$-		-	$-		$24,000

(1)
Represents fair value of 100,000 shares authorized for issuance to Mr. Cochennet on December 31, 2013 as a bonus for his services as the CEO, above and beyond his employment agreement. These shares were issued in February of 2014.

(2)
Represents fair value of 600,000 shares authorized for issuance to Mr. Cochennet pursuant to the terms of the vesting schedule set forth in his employment agreement for shares vested as of March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.

(3)	Represents fair value of 500,000 shares authorized for issuance to Mr. Cochennet on December 31, 2012 as a bonus for his services as the CEO. These shares were issued in January of 2013.
(4)
Includes $36,000 paid to Ms. Hanrahan as consulting fees under her interim chief financial officer agreement and the fair value of 312,000 shares ($145,132) authorized for issuance to Ms. Hanrahan pursuant to the terms of her interim chief financial officer agreement for shares vested as of June 30, 2013, September 30, 2013 and December 31, 2013.

(5)
Represents fair value of 300,000 shares authorized for issuance to Ms. Hanrahan on December 31, 2012 pursuant to the terms of her interim chief financial officer agreement. These shares were issued in January of 2013.

(6)
Mr. Hughes served as a consultant for Guardian 8 Corporation from October of 2010 to December of 2011. Effective December 1, 2011, Guardian 8 Corporation hired Mr. Hughes as its Vice President of Operations and Security Sales Manager and on October 1, 2012, Mr. Hughes became the Chief Operating Officer of Guardian 8 Corporation.

(7)
Represents fair value of 352,500 shares authorized for issuance to Mr. Hughes pursuant to the terms of his employment agreement for shares earned as of March 31, 2013, June 30, 2013 and December 31, 2013.

(8)	Represents fair value of 150,000 shares issued to Mr. Hughes in March of 2012 as a bonus for his services.
(9)
Represents fair value of 91,200 shares authorized for issuance to Mr. Rojas pursuant to the terms of his employment agreement for shares earned as of March 31, 2013, June 30, 2013 and December 31, 2013.

(10)	Mr. Rojas’ employment commenced on October 1, 2012.

Executive Employment Agreements

CEO Employment Agreement

On March 4, 2013, the Registrant entered into an employment agreement with C. Stephen Cochennet, the Registrant’s chief executive officer and president. Mr. Cochennet’s employment agreement was approved by the governance, compensation and nominating committee of the board of directors of the Registrant.

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $1,500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The original term of Mr. Cochennet’s employment agreement ran from January 1, 2013 until March 31, 2014. We are currently in the process of negotiating final terms for a new employment agreement with Mr. Cochennet.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $250,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of the Registrant. This base salary shall accrue from January 1, 2013 until the Registrant completes a financing raising a minimum of $2.0 million in gross funds.

In addition, Mr. Cochennet is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Registrant’s board of directors or governance, compensation and nominating committee thereof.

Further, the Registrant granted Mr. Cochennet the opportunity to receive 750,000 shares of the Registrant’s common stock under the employment agreement. These shares vest, assuming Mr. Cochennet remains employed by the Registrant, based on the following schedule: 150,000 shares on March 31, 2013; 150,000 shares on June 30, 2013; 150,000 shares on September 30, 2013; 150,000 shares on December 31, 2013; and 150,000 shares on March 31, 2014.

In the event of a termination of employment with the Registrant by the Registrant without “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 12-months base salary, payable in accordance with the Registrant’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Cochennet’s employment with the Registrant by reason of change in control (as defined in the employment agreement), Mr. Cochennet, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 12-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Cochennet’s employment by the Registrant for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Cochennet’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.3.

Amendment to CFO Agreement

Effective March 4, 2013, the Registrant entered into Amendment No. 1 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Kathleen Hanrahan.
The amendment extended the term of Ms. Hanrahan’s engagement agreement until March 31, 2014. Further, the engagement agreement provides for compensation to Ms. Hanrahan of 416,250 shares of the Registrant’s common stock, which shall vest and be issued upon the earlier of (i) in quarterly installments as follows: 104,000 shares on June 30, 2013; 104,000 shares on September 30, 2013; 104,000 shares on December 31, 2013; and 104,250 on March 31, 2014, or (ii) when the Company hires a full time replacement chief financial officer. Further, the Registrant shall pay Ms. Hanrahan a base monthly retainer of $3,000.  Such monthly retainer shall accrue from January 1, 2013 until the Registrant completes a financing raising a minimum of $2.0 million in gross funds.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.4.

On May 22, 2014, the Registrant entered into Amendment No. 2 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Kathleen Hanrahan.

The amendment extended the term of Ms. Hanrahan’s engagement agreement from April 1, 2014 through November 30, 2015. Further, the engagement agreement provides for compensation to Ms. Hanrahan of up to 935,000 shares of the Registrant’s common stock, which shall be issued as follows; (i) 200,000 shares immediately upon the execution of the amendment, (ii) the remaining balance in installments of 105,000 shares per quarter commencing on June 30, 2014 and continuing throughout the term of the agreement, or until such time as the Registrant hires a full-time replacement chief financial officer. Any shares earned during a partial quarter will be pro-rated based upon 35,000 shares per month. The value of such shares shall be set at the closing price of the Registrant’s common stock on the Over-the-Counter Bulletin Board or other exchange or quotation medium on the last trading day immediately before issuance of the shares. Further, the Registrant shall continue to pay Ms. Hanrahan a base monthly retainer of $3,000.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on May 28, 2014 as Exhibit 10.16.

Amendment and Restatement of Hughes Employment Agreement

Effective October 1, 2012, Guardian 8 Corporation (“G8”), the wholly owned operating subsidiary of the Registrant, amended and restated the employment agreement with Paul Hughes to act as G8’s Chief Operating Officer. Mr. Hughes’ amended and restated employment agreement was approved by the board of directors of G8 and the Registrant.

In general, Mr. Hughes’ amended and restated employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, and a $500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The term of Mr. Hughes’ amended and restated employment agreement runs from October 1, 2012 until September 30, 2015.

Mr. Hughes’ amended and restated employment agreement provides for an initial annual base salary of $150,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Hughes is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors.

Further, the Registrant granted Mr. Hughes the opportunity to receive up to 650,000 shares of the Registrant’s common stock under the amended and restated employment agreement. Up to 100,000 shares shall vest upon successful completion of an equity capital raise netting the Registrant a minimum of $1.8 million dollars. Up to an additional 100,000 shares shall vest upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. In addition, up to 150,000 shares shall vest on September 30, 2013 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Further, up to 150,000 shares shall vest on September 30, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.  Finally, up to 150,000 shares shall vest on September 30, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” (as defined in the employment agreement), Mr. Hughes would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 12-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Hughes, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Hughes was employed under the terms of the amended and restated employment agreement, with a maximum payment of twelve months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Hughes’ employment with G8 by reason of change in control (as defined in the employment agreement), Mr. Hughes, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Hughes’ employment by G8 for “cause” (as defined in the employment agreement), Mr. Hughes would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Hughes’ amended and restated employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.5.

Rojas Employment Agreement

Effective October 1, 2012, G8 entered into an employment agreement with Jose Rojas to act as G8’s Vice President of Customer Services. Mr. Rojas’ employment agreement was approved by the board of directors of G8 and the Registrant.

In general, Mr. Rojas’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The original term of Mr. Rojas’ employment agreement runs from October 1, 2012 until September 30, 2015.

Mr. Rojas’ employment agreement provides for an initial annual base salary of $96,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Rojas is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors.

Further, the Registrant granted Mr. Rojas the opportunity to receive up to 288,000 shares of the Registrant’s common stock under the amended and restated employment agreement. Up to 96,000 shares shall vest on September 30, 2013 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement. In addition, up to 96,000 shares shall vest on September 30, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Further, up to 96,000 shares shall vest on September 30, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” (as defined in the employment agreement), Mr. Rojas would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 6-months base salary, payable in accordance with the Registrant’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Rojas, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Rojas was employed under the terms of the employment agreement, with a maximum payment of six months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Rojas’ employment with G8 by reason of change in control (as defined in the employment agreement), Mr. Rojas, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Rojas’ employment by G8 for “cause” (as defined in the employment agreement), Mr. Rojas would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Rojas’ employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.6.

Silva Employment Agreement

Effective March 11, 2013, G8 entered into an employment agreement with Daniel Silva to act as G8’s Lead Engineer. Mr. Silva’s employment agreement was approved by the board of directors of G8 and the Registrant. Mr. Silva terminated his employment with G8 in October of 2013. Mr. Silva did not earn or vest any equity awards under the term of his employment agreement.

Potential Payments Upon Termination or Change in Control

As described above, we have entered into employment agreements with our chief executive officer and three employees of Guardian 8 Corporation. These employment agreements allow each employee to resign upon a change in control or business combination.

For purposes of the employment agreements, a change in control or business combination is defined as:

(i)
The sale, lease, exchange or other transfer, directly or indirectly of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(ii)	The approval by the Board of Directors of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iii)	The Board of Directors cease for any reason, to constitute at least majority of the Company’s voting authority.

Grants of Plan-Based Awards in Fiscal 2013

We did not grant any plan-based awards to our named executive officers during the fiscal year ended December 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

We did not have any outstanding equity awards as of December 31, 2013.

Option Exercises for 2013

There were no options issued or exercised by our named executive officer in fiscal 2013.

Director Compensation

The following table sets forth summary compensation information for the year ended December 31, 2013 for each of our directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards $	All Other Compensation $		Total $
C. Stephen Cochennet(1)	$-	$36,660		$-	$-		$36,660

James G. Miller(1)	$-	$36,660		$-	$-		$36,660

Kyle Edwards(1)	$-	$36,660		$-	$-		$36,660

Kathleen Hanrahan(1)	$-	$36,660		$-	$-		$36,660

Corey Lambrecht(1)	$-	$36,660		$-	$-		$36,660

Jim Nolton(1)	$-	$36,660		$-	$67,500	(2)	$104,160

William J. Clough(3)	$-		$-	$-		$-		$-

(1)	On December 31, 2013, we issued each of our directors 60,000 shares of our common stock valued at $0.611 per share for 2013 director services.
(2)	Represents the deemed fair value of 225,000 shares of common stock issued to Mr. Nolton on August 8, 2013 for engineering services.
(3)	Mr. Clough was appointed as a director in April of 2014, at which time he was issued 60,000 shares of common stock valued at $30,600.

Directors generally receive equity compensation of 60,000 restricted shares of common stock per year of service. Further, directors who are not employees are reimbursed for travel and other expenses if required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below, we were not a party to any transactions or series of similar transactions that have occurred during fiscal 2013 in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($6,554); and
•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Related Party Promissory Notes

On January 24, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $100,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 26, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On August 12, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On August 26, 2013, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $150,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On September 1, 2013, the Company had a total of $615,000 of the original $650,000 in notes payable outstanding to its CEO and directors, with an additional $33,933 owed in accrued interest.  This debt, previously due on September 1, 2013 through November 30, 2013, was exchanged for three new unsecured notes payable totaling $648,933 as detailed in the table below.  Each of these notes matures on April 30, 2014, bear interest at 12% per annum, and include a three-year warrant for every $1.00 of principal amount of each note.  The warrants are exercisable at $0.40 per share.

Issue Date	Interest Rate	Current Due Date	Amount
September 1, 2013	12.0%	April 30, 2014	$543,300
September 1, 2013	12.0%	April 30, 2014	52,983
September 1, 2013	12.0%	April 30, 2014	52,650
Total			$648,933

On September 1, 2013 the Company received a note payable in the amount of $45,000 from a related party in exchange for outstanding invoices owed for engineering services provided in the first nine months of the year.  The note is unsecured, bears interest at 12% per annum, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 18, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $30,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $250,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

All of the above promissory notes were repaid in June of 2014 concurrent with the $7 million Debenture financing.

Employment Agreements

On March 4, 2013, the Company entered into an employment agreement with its CEO/president.  The CEO/president has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 750,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue 150,000 common shares on the last day of every fiscal quarter as compensation through that period.  As of December 31, 2013 600,000 common shares have vested.  In addition, the Chief Executive Officer and President shall earn an initial base salary of $250,000, which began on January 1, 2013 and will accrue until the Company completes certain requirements per the agreement.

On March 4, 2013, the Company amended the agreement with its non-employee interim Chief Financial Officer (CFO).  The CFO has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 416,250 shares of its common stock as required by the agreement.  Per the contract, the Company will issue a prescribed amount of common shares on the last day of every fiscal quarter, beginning with the second quarter of 2013 and ending on March 31, 2014.  As of December 31, 2013, 312,000 shares have vested.  In addition, the Non-Employee Interim Chief Financial Officer will earn a base monthly retainer of $3000, which began to accrue on January 1, 2013 and will continue to accrue until the Company completes certain requirements per the agreement.

As of December 31, 2013, the Company has a total of 548,550 shares of its common stock reserved for the following employment contracts:

Employee or Position	Shares
Chief Operating Officer	97,500
Vice President of Customer Support	196,800
Chief Executive Officer	150,000
Non-Employee Interim Chief Financial Officer	104,250
Total	548,550

Policies for Review and Approval of Related Party Transactions

In March of 2012, our board of directors adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related party had, has or will have a direct or indirect material interest. Our board of directors must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the board believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the board otherwise determines that the transaction is not in our best interests.

Director Independence

Our board of directors has affirmatively determined that Messrs. Miller, Edwards, Lambrecht and Nolton are independent directors, as defined by Section 803 of the American Stock Exchange Company Guide.

PRINCIPAL STOCKHOLDERS

The following table presents information, to the best of G8’s knowledge, about the ownership of G8’s common stock on August 26, 2014 relating to those persons known to beneficially own more than 5% of G8’s capital stock and by G8’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 40,842,560 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after Augsut 26, 2014 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of G8’s common stock.

Name of Officer or Director(1)	Number of Shares		Percent of Outstanding Shares of Common Stock(2)(3)
C. Stephen Cochennet, CEO/President and Director	8,399,800	(4)	19.9%
Kathleen Hanrahan, Interim CFO and Director	1,276,250	(5)	3.1%
James G. Miller, Director	2,442,539	(6)	5.9%
Kyle Edwards, Director	616,336	(7)	1.5%
Jim Nolton, Director	750,479	(8)	1.8%
Corey Lambrecht, Director	341,534	(9)	0.8%
William Clough, Director	90,000	(10)	0.2%
Paul Hughes, Director, Chief Operating Officer	552,500		1.4%
Jose Rojas, VP Customer Service Guardian 8 Corporation	91,200		0.2%

Directors and Officers as a Group	14,560,638		35.0%

Name and Address of Beneficial Owners
James D. Loeffelbein (“Loeffelbein”) Enutroff, LLC (“Enutroff”) 10380 W. 179th Street Bucyrus, Kansas 66213	2,456,207	(11)	6.0%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of us at 7432 East Tierra Buena, Scottsdale, Arizona  85260.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Based upon 40,737,560 shares of common stock outstanding as of June 9, 2014.
(4)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.55 per share through August 28, 2015, (ii) 62,500 warrants to purchase shares of common stock exercisable at $0.75 per share through August 28, 2017, (iii) 543,301 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iv) 50,000 warrants to purchase shares of common stock exercisable at $0.40 per share through September 17, 2016, (v) 400,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, (vi) 170,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (vii) 340,000 shares of common stock issuable upon conversion of a $170,000 debenture.

(5)
Includes (i) 105,000 shares of common stock which vest on September 30, 2014 pursuant to Ms. Hanrahan’s interim chief financial officer engagement agreement, (ii) 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (iii) 20,000 shares of common stock issuable upon conversion of a $10,000 debenture.

(6)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.55 per share through November 14, 2015, (ii) 62,500 warrants to purchase shares of common stock exercisable at $0.75 per share through November 14, 2017, (iii) 52,984 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iv) 50,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, (v) 50,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (vi) 100,000 shares of common stock issuable upon conversion of a $50,000 debenture..

(7)
Includes (i) 105,425 shares held by Edwards Group Int’l LLC (“EGI”), which Mr. Edwards has beneficial ownership and control over, (ii) 20,000 warrants held by EGI to purchase shares of common stock at the price of $0.25 per share through January 11, 2015, (iii) 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (iv) 20,000 shares of common stock issuable upon conversion of a $10,000 debenture.

(8)
Includes (i) 20,000 warrants to purchase shares of common stock at the price of $0.25 per share through January 11, 2015, (ii) 50,000 warrants to purchase shares of common stock exercisable at $0.55 per share through November 6, 2015, (iii) 50,000 warrants to purchase shares of common stock exercisable at $0.75 per share through November 6, 2017, (iv) 45,000 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (v) 25,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, (vi) 20,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (vii) 40,000 shares of common stock issuable upon conversion of a $20,000 debenture..

(9)
Includes (i) 52,650 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (ii) 25,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019, and (iii) 50,000 shares of common stock issuable upon conversion of a $25,000 debenture..

(10)	Includes 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019 and 20,000 shares of common stock issuable upon conversion of a $10,000 debenture..
(11)
Based on a Schedule 13G/A filed with the SEC on January 29, 2014 by Loeffelbein, managing member and owner of Enutroff, and Enutroff. Enutroff has shared power voting and dispositive power for 2,231,582 shares. Loeffelbein has the sole voting and dispositive power for 224,625 shares and the shared voting and dispositive power for 2,231,582 shares.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 40,842,560 shares were outstanding as of August 27, 2014. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our articles of incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
o	the voting powers;
o	designations;
o	preferences; and
o	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
▪	dividend rights, including whether dividends are cumulative;
▪	dividend rates;
▪	terms of redemption, including sinking fund provisions;
▪	redemption prices;
▪	conversion rights; and
▪	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Convertible Senior Secured Debentures

On May 27, 2014, we, and our wholly-owned operating subsidiary, Guardian 8 Corporation (“G8”), entered into a Securities Purchase Agreement, Registration Rights Agreements, Convertible Senior Secured Debentures, a Pledge and Security Agreement, a Secured Guaranty, a Class C Warrant and other related agreements (the “Financing Agreements”), with Wolverine Flagship Fund Trading Limited, Pinnacle Family Office Investments, L.P., CK Management, LLC, Atlas Allocation Fund, L.P., Calm Waters Partnership, Hard 4 Holdings LLC, Carl Feldman, Brett Luskin, Taylor Luskin and Cary Luskin (the “Buyers”).

On June 2, 2014, pursuant to the $7 Million Debenture Financing Agreements dated May 27, 2014 (attached as exhibits to the Form 8-K filed on May 28, 2014), we, and G8, entered into the remaining Convertible Senior Secured Debentures and Pledge and Security Agreement, with Southwell Capital, LP, Atlas Allocation Fund, L.P., Precept Capital Master Fund, GP, Sandor Capital Master Fund, The Precept Fund II, LP, James K. Price, Vestal Venture Capital, Helmsbridge Holdings Limited, JSL Kids Partners, Cranshire Capital Master Fund, Ltd., James G. Miller (current director), Jim Nolton (current director), Corey Lambrecht (current director), William Clough (current director), Kathleen Hanrahan (current officer and director), Kyle Edwards (current director) and C. Stephen Cochennet (current officer and director) (additional “Buyers”).

On June 13, 2014, Cranshire Capital Master Fund, Ltd. transferred $22,500 of its $75,000 Debenture to Equitec Specialists, LLC. Further, on August 26, 2014, Jim Nolton transferred his $20,000 Debenture to Nolton Enterprises.

Four of our board members converted $195,000 of the principal amount owed to them pursuant to the terms of outstanding term notes (C. Stephen Cochennet [$100,000], James G. Miller [$50,000], Jim Nolton [$20,000] and Corey Lambrecht [$25,000]) into Debentures.

Pursuant to the Financing Agreements, we authorized a new series of senior secured debentures (the “Debentures”). Under the terms of the Financing Agreements, the Buyer’s agreed to purchase and G8 agreed to sell Debentures for a total purchase price of $7,000,000. The Debentures have an eighteen month term and bear an interest rate equal to 8% per annum.

In connection with the sale of the Debentures, we agreed to issue the Buyers 7,000,000 Class C common stock purchase warrants, each warrant entitling the holder to purchase one share of our common stock at $0.60 per share for a period of five years (the “Closing Securities”).

Net Proceeds to us from the First Closing of the financing were $3,841,510.77, after payment of commissions, fees and expenses to our placement agent, Merriman Capital, Inc., of $439,979.23, $55,000 in attorney’s fees, $901,510 to repay the Cornerstone Bank line of credit and $12,000 in other fees and expenses. Net Proceeds to us from the Second Closing of the financing were $1,433,230, after payment of commissions, fees and expenses to our placement agents (Merriman Capital, Inc. of $107,100 and Noble Financial Capital Markets of $9,300), crediting conversion of current term notes of $195,000 and $5,370 in attorney’s fees.

The proceeds raised from the sale of the Debentures will be used for the repayment of short-term debt, including the Cornerstone Bank line of credit, sales and marketing, additional inventory, international sales channel development, research and development of a consumer ENL device, purchase of fixed assets and general corporate purposes.

The following describes certain material terms of the financing transaction with the Buyers.  The description below is not a complete description of all terms of the financing transaction and is qualified in its entirety by reference to the Financing Agreements entered into in connection with the financing, which are attached as exhibits hereto.

Debenture Maturity Date and Interest Rate.  The Debentures mature on November 30, 2015, absent earlier redemption by the Registrant, and carry an interest rate of 8% per annum.

Payment of Interest and Principal.  Interest on the Debentures began accruing on May 27, 2014 and June 2, 2014, respectively, and is payable quarterly in arrears on the first day of each succeeding quarter during the term of the Debentures, beginning on or about May 1, 2015 and ending on the Maturity Date of November 30, 2015.  We, under certain conditions specified in the Debentures, may pay interest payments in shares of our registered common stock. Additionally, on the Maturity Date if the Debentures have not been otherwise converted into shares of our common stock, we are required to pay the amount equal to the principal, as well as all accrued but unpaid Interest.

Conversion Rights under the Debenture. Subject to certain limitations, the Debentures may be converted by each Buyer commencing on the 91st day following closing and through Maturity, either in whole or in part, up to the full principal amount and accrued interest thereunder into shares of common stock at $0.50 per share.

Subject to certain limitations and conditions, we may force conversion of the Debentures into shares of common stock at $0.50 per share, either in whole or in part, if the closing sale price of shares of common stock during any ten consecutive trading days has been at or above $1.00 per share.

Further, in the event the average closing price of the common stock for the ten trading days immediately preceding, but not including, the maturity date of the Debentures is equal to or greater than $0.80, then on the maturity date, the Buyers must convert all remaining Principal due under the Debentures.

The Debentures contain provisions limiting the conversion to the extent that as a result of such conversion, each Buyer would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of our common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Debentures.

In addition, upon conversion of the Debentures, the number of Class C warrants issued to each Buyer shall automatically double.

Right to Redeem Debenture. Beginning on the 91st day following the closing and so long as a registration statement covering all the registrable securities is effective, we have the option of redeeming the principal, in whole or in part by paying the amount equal to 100% of the Principal, together with accrued and unpaid interest by giving ten (10) business days prior notice of redemption to the Buyers.

Security of Debentures. The Debentures were guaranteed, pursuant to the “Secured Guaranty” and “Pledge and Security Agreement” by G8 and secured by a security interest in all of our assets and G8 pursuant to various financing instruments, and financing statements.

Registration Rights.  We agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock underlying the Debentures and Class C warrants within 90 days of the final closing under the Financing Agreements (the “Filing Date”) and to maintain the effectiveness of the registration statement for five years, or until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the Filing Date (the “Effectiveness Date”). We are obligated to pay to investors liquidated damages equal to 1.0% per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the Filing Date, (ii) following the Effectiveness Date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the Financing Agreements.

Additional Restrictions.  In addition to standard covenants and conditions such as the Registrant maintaining its reporting status with the SEC pursuant to the 1934 Act, the financing documents contain certain restrictions regarding our operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of G8 as of December 31, 2013 and 2012 are included in this prospectus and have been audited by L.L. Bradford & Company, LLC and Samyn & Martin, LLC (formerly Weaver, Martin & Samyn, LLC), respectively, independent auditors, as set forth in their reports appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by DeMint Law, PLLC, 3753 Howard Hughes Parkway, Second Floor Suite 314, Las Vegas, Nevada  89169.

None of L.L. Bradford & Company, LLC, Samyn & Martin, LLC (formerly Weaver, Martin & Samyn, LLC) nor DeMint Law, PLLC has been hired on a contingent basis, will receive a direct or indirect interest in G8 or have been a promoter, underwriter, voting trustee, director, officer, or employee of G8.

SELLING STOCKHOLDERS

All of the shares offered hereby are held of record by the Selling Stockholders set forth below.  We are registering the shares covered hereby to permit the Selling Stockholders to offer the shares of common stock for resale from time to time.  Other than the ownership of our shares of common stock and as footnoted below, the Selling Stockholders have not within the past three years held a position or office, had any other material relationship with, or otherwise been affiliated with, us or any of our predecessors or affiliates.  Unless as otherwise footnoted below, based on information provided to us, the Selling Stockholders are not affiliated, nor have any of them been affiliated, with any broker-dealer in the United States.

The following table sets forth information as of August 8, 2014 regarding the beneficial ownership of our common stock by each of the Selling Stockholders. Based on the information provided to us by the Selling Stockholders, assuming that the Selling Stockholders sell all of the Securities owned by them that have been registered by us pursuant to the registration statement of which this prospectus forms a part, including any shares issuable upon exercise of warrants or conversion of debentures, and do not acquire any additional shares of our common stock or our warrants, each Selling Stockholder will not own any shares of our common stock or any of our warrants after completion of this offering. We cannot advise you as to whether the Selling Stockholders will, in fact, sell any or all of such Securities. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Securities in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. See “Plan of Distribution.”

	Shares of Issued and Outstanding Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Underlying Warrants Beneficially Owned Prior	Shares of Common Stock Underlying Convertible Debentures Beneficially Owned Prior to	Maximum Number of Shares Being Offered	Shares Beneficially Owned After
Name(1)	Number(2)	Percent(3)	to the Offering	the Offering	Hereunder	the Offering
Acorn Management Partners LLC(4)	169,468	0.4%	-0-	-0-	169,468	-0-
Adams, Glenn	93,000	0.2%	-0-	-0-	93,000	-0-
Allen, Jack B. and Gail P. JTWROS	100,000	0.2%	-0-	-0-	100,000	-0-
Allen, Robert	2,500	*	-0-	-0-	2,500	-0-
Alva, Steve	9,091	*	-0-	-0-	9,091	-0-
Andrews, Kimberly and Gary	25,000	0.1%	-0-	-0-	25,000	-0-
AP-ID Incorporated(5)	113,637	0.3%	-0-	-0-	113,637	-0-
APEX Clearing Corp. Cust FBO Daryl P. Guest Roth IRA Rollover(6)	100,000	0.2%	200,000	-0-	300,000	-0-
APEX Clearing Cust FBO Kevin S. Mellor Rollover IRA(7)	62,500	0.2%	125,000	-0-	187,500	-0-
APEX Clearing Cust FBO Monica Brill IRA(8)	125,000	0.3%	250,000	-0-	375,000	-0-
APEX Clearing Cust Robert H. Jones SEP IRA(9)	125,000	0.3%	250,000	-0-	375,000	-0-
Archon Global Ventures LLC(10)	10,000	*	-0-	-0-	10,000	-0-
ARGH LLC (11)	300,000	0.7%	-0-	-0-	300,000	-0-
Atlas Allocation Fund, L.P.(12)	-0-	*	2,000,000	2,000,000	4,000,000	-0-
Attorney’s Process & Investigative Services, Inc.(13)	113,637	0.3%	-0-	-0-	113,637	-0-
Barnes, John P.	1,137	*	-0-	-0-	1,137	-0-
BBD Development Holding LLC(14)	22,500	0.1%	-0-	-0-	22,500	-0-
Bell, Mike	1,075,000	2.6%	-0-	-0-	1,075,000	-0-

Berendzen, Tim	10,000	*	-0-	-0-	10,000	-0-
Blauer, Stephen Scott	100,000	0.2%	-0-	-0-	100,000	-0-
Boers, Bradley C.(15)	127,158	0.3%	25,000	-0-	152 ,158	-0-
Bole, David J.(16)	125,000	0.3%	250,000	-0-	375,000	-0-
Bower, Jonathan A. & Susan Kano JRWROS(1 7 )	125,000	0.3%	250,000	-0-	375,000	-0-
Brian J. Tansey Revocable Trust	100,000	0.2%	-0-	-0-	100,000	-0-
Brill, Jody B.	15,000	*	-0-	-0-	15,000	-0-
Bucher, James R. & Phyllis Kay	18,182	*	-0-	-0-	18,182	-0-
Burstein, Harvey M.	362,250	0.9%	-0-	-0-	362,250	-0-
Burstein, Ronald and Laura JTWROS	40,000	0.1%	-0-	-0-	40,000	-0-
Cabrera, Ingrid T.	228	*	-0-	-0-	228	-0-
Cain, Tom(1 8 )	62,500	0.2%	125,000	-0-	187,500	-0-
Calm Waters Partnership(19)	-0-	*	1,000,000	1,000,000	2,000,000	-0-
Canyon, Tim	30,000	0.1%	-0-	-0-	30,000	-0-
Castleberry Properties LLC(20)	250,000	0.6%	500,000	-0-	750,000	-0-
CCG/Mottola Communications(21)	-0-	*	66,000	-0-	66,000	-0-
CK Management LLC(22)	-0-	*	2,000,000	2,000,000	4,000,000	-0-
Clough, William J.(1)(23)	60,000	0.1%	20,000	20,000	100,000	-0-
Coal Creek Energy, LLC(24)	889,555	2.2%	200,000	-0-	1,089,555	-0-
Coal Creek LLC(25)	137,500	0.3%	-0-	-0-	137,500	-0-
Cochennet, Charles Stephen(1)(26)	4,704,391	11.5%	1,458,301	340,000	6,502,692	-0-
Coconut Drilling Inc.(27)	200,000	0.5%	-0-	-0-	200,000	-0-
Collier, Simon(28)	62,500	0.2%	125,000	-0-	187 ,500	-0-
Contractor, Patricia & Cyrus D. JTWROS	50,000	0.1%	-0-	-0-	50,000	-0-
Copher, Keith	1,591	*	-0-	-0-	1,591	-0-
Cordell, Charles	796	*	-0-	-0-	796	-0-
Cranshire Capital Master Fund, Ltd.(29)	-0-	*	105,000	105,000	210,000	-0-
Delaware Charter FBO Thomas Kmak IRA(30)	160,000	0.4%	200,000	-0-	360,000	-0-
DOMCO, LLC (31)	252,250	0.6%	-0-	-0-	252,250	-0-
Drobish, Robert J.	1,364	*	-0-	-0-	1,364	-0-
Dumoviich, Julie	175,000	0.4%	-0-	-0-	175,000	-0-
Duong, David(32)	62,500	0.2%	125,000	-0-	187,500	-0-
East Sand, LLC (33)	260,000	0.6%	-0-	-0-	260,000	-0-
Edsall, Ethan	455	*	-0-	-0-	455	-0-
Edwards Group Int’l LLC(34)	105,425	0.3%	20,000	-0-	125 ,425	-0-
Edwards, Kyle (1) (34) (35)	460,911	1.1%	20,000	20,000	500,911	-0-

Edwards Family Trust UA DTD 5/18/06 – Eileen Edwards TTEE	5,000	*	-0-	-0-	5,000	-0-
Elliott Jr., James W.	100,000	0.2%	-0-	-0-	100,000	-0-
Ellison, Jae	455	*	-0-	-0-	455	-0-
Emmons, Corey	100,000	0.2%	-0-	-0-	100,000	-0-
The Engler Family Living Trust UA DTD 2/2/1999 – Alan & Terri Engler TTEE(36)	62,500	0.2%	125,000	-0-	187,500	-0-
Enutroff LLC (37)	2,476,582	6.1%	-0-	-0-	2,476,582	-0-
Epoch Financial Group Inc.	40,000	0.1%	-0-	-0-	40,000	-0-
Etherton, R.C.	100,000	0.2%	-0-	-0-	100,000	-0-
Equitec Specialists, LLC(38)	-0-	*	45,000	45,000	90,000	-0-
Evans, Doug(39)	125,000	0.3%	250,000	-0-	375,000	-0-
Farina, Anthony(40)	62,500	0.2%	125,000	-0-	187,500	-0-
Feldman, Carl(41)	-0-	*	200,000	200,000	400,000	-0-
The Fred Gumbinner Living Trust U/A DTD 10/23/2001 – Fred Gumbinner TTEE(42)	62,500	0.2%	125,000	-0-	187 ,500	-0-
Geller, Bruce	455	*	-0-	-0-	455	-0-
Global Equity Funding, LLC(43)	207,755	0.5%	-0-	-0-	207,755	-0-
Global Intelligence Network (4 4 )	56,819	0.1%	-0-	-0-	56,819	-0-
Golway, Elizabeth A.	30,000	0.1%	-0-	-0-	30,000	-0-
Golway, John P.	30,000	0.1%	-0-	-0-	30,000	-0-
Godsey, Dan	50,000	0.1%	-0-	-0-	50,000	-0-
Grau, Scott Andrew	96,000	0.2%	-0-	-0-	96,000	-0-
Grau, Edward and Rose	2,000	*	-0-	-0-	2,000	-0-
Greenberg, Adam(4 5 )	75,000	0.2%	150,000	-0-	225,000	-0-
Greenway Capital LP(4 6 )	314,795	0.8%	-0-	-0-	314,795	-0-
Griffin, Beverly S.(4 7 )	113,637	0.3%	-0-	-0-	113,637	-0-
Griffith, Fred Carl	100,000	0.2%	-0-	-0-	100,000	-0-
Guest, Daryl P.(4 8 )	25,000	0.1%	50,000	-0-	75,000	-0-
Gulledge, Scott	50,000	0.1%	-0-	-0-	50,000	-0-
Haas, John L.	100,000	0.2%	-0-	-0-	100,000	-0-
Hakman, Julie(49)	113,637	0.3%	-0-	-0-	113,637	-0-
Hall, Spencer	100,000	0.2%	-0-	-0-	100,000	-0-
Hall, Tracy	100,000	0.2%	-0-	-0-	100,000	-0-
Hanrahan, Kathleen(1)(50)	1,141,250	2.8%	20,000	20,000	1,181,250	-0-
Hard 4 Holdings LLC(51)	-0-	*	500,000	500,000	1,000,000	-0-
Harm, Tom(52)	-0-	*	5,000	-0-	5,000	-0-

Harper, Brent	33,334	0.1%	-0-	-0-	33,334	-0-
Harrison, Janice E.	25,000	0.1%	-0-	-0-	25,000	-0-
Heape, Jeffrey N.	50,000	0.1%	-0-	-0-	50,000	-0-
Helmsbridge Holdings Limited(53)	-0-	*	100,000	100,000	200,000	-0-
Henderson, Tanya	50,000	0.1%	-0-	-0-	50,000	-0-
Hicks, Robert L.(54)	-0-	*	132,915	-0-	132,915	-0-
Higgins, Gwendoline J.	9,091	*	-0-	-0-	9,091	-0-
Hoffman, Michael C.	455	*	-0-	-0-	455	-0-
Horton, John	100,000	0.2%	-0-	-0-	100,000	-0-
Hotwire Development LLC(55)	393,000	1.0%	-0-	-0-	393,000	-0-
Hughes, Paul	552,500	1.4%	-0-	-0-	552,500	-0-
Humphrey, Thomas J.	1,137	*	-0-	-0-	1,137	-0-
Hutchins, Daniel F.	240,000	0.6%	-0-	-0-	240,000	-0-
James G. Miller Revocable Trust UA DTD 4/10/2003 – James G. Miller TTEE	120,000	0.3%	-0-	-0-	120,000	-0-
John V. Lindsey, Jr. Rev. Trust DTD 9-19-02(56)	350,000	0.9%	100,000	-0-	450,000	-0-
Johnston, Brenda Cheryl	82,500	0.2%	-0-	-0-	82,500	-0-
JSL Kids Partners(57)	-0-	*	100,000	100,000	200,000	-0-
Kansas Resou r ce Development Company(58)	-0-	*	250,000	-0-	250,000	-0-
Kehoe, Lawrence Dean	50,000	0.1%	-0-	-0-	50,000	-0-
Kenerson, Charles V.	9,091	*	-0-	-0-	9,091	-0-
Klion, Janet S.	682	*	-0-	-0-	682	-0-
Kmak, Tom and Kathy JTWROS	85,000	0.2%	-0-	-0-	85,000	-0-
KRP2 LLC(59)	400,000	1.0%	-0-	-0-	400,000	-0-
Lambrecht, Corey (1)(60)	213,884	0.5%	102,650	50,000	366,534	-0-
Lee, Helen G.	2,000	*	-0-	-0-	2,000	-0-
Loeffelbein, James (Jim)	50,000	0. 1%	-0-	-0-	50,000	-0-
Long, Charles	455	*	-0-	-0-	455	-0-
Lucas, Robert R.	463,911	1.14%	-0-	-0-	463,911	-0-
Luskin, Brett(61)	-0-	*	100,000	100,000	200,000	-0-
Luskin, Cary(23)(61)	-0-	*	100,000	100,000	200,000	-0-
Luskin, Taylor(61)	-0-	*	100,000	100,000	200,000	-0-
Lyster, Barbara A.(62)	2,500,000	6.1%	5 , 00 0,000	-0-	7 ,5 0 0,000	-0-
Maheu, Peter R.	113,637	0.3%	-0-	-0-	113,637	-0-
Malarchick, Tim & Charlotte JTWROS(63)	87,500	0.2%	175,000	-0-	262,500	-0-
Marano, Vincent(64)	62,500	0.2%	125,000	-0-	187,500	-0-

Marcus, Marlene(65)	75,000	0.2%	150,000	-0-	225,000	-0-
Marcus L. Wilson and Melissa J. Wilson, co-trustees of the Marcus Wilson Trust DTD 12/18/08	50,000	0.01%	-0-	-0-	50,000	-0-
Mark, Keith	100,000	0.2%	-0-	-0-	100,000	-0-
Massad Holdings LP(66)	62,500	0.2%	125,000	-0-	187,500	-0-
Massad, Mark(67)	62,500	0.2%	125,000	-0-	187,500	-0-
Mckague, Gary F.	796	*	-0-	-0-	796	-0-
Merriman Capital, Inc.(68)	-0-	*	550,700	-0-	550,700	-0-
Millennium Trust Company, LLC FBO Sandiv Rawat IRA(69)	61,250	0.1%	122,500	-0-	183,750	-0-
Miller, James G. (1)(70)	1,944,555	4.8%	357,984	100,000	2,402,539	-0-
Mitchell, Kenneth	100,000	0.2%	-0-	-0-	100,000	-0-
Mitchell, Sue	20,000	*	-0-	-0-	20,000	-0-
Mitchell, W.B.	100,000	0.2%	-0-	-0-	100,000	-0-
Montgomery, Howard B. Jr.	5,000	*	-0-	-0-	5,000	-0-
Monica Moll Trust UA DTD 02/16/1996 – Monica Moll TTEE	150,000	0.4%	-0-	-0-	150,000	-0-
Morgan Stanley Smith Barney c/f William R. Shardlow IRA	200,000	0.5%	-0-	-0-	200,000	-0-
Moxy Trading LLC(71)	57,143	0.1%	-0-	-0-	57,143	-0-
Naegele, Zao E.	455	*	-0-	-0-	455	-0-
Natale, Rod	19,445	*	-0-	-0-	19,445	-0-
Nelson, Loren	5,000	*	-0-	-0-	5,000	-0-
Nelson, Russ	455	*	-0-	-0-	455	-0-
NKJ LLC(72)	75,000	0.2%	150,000	-0-	225,000	-0-
Newlin, Grier G.(73)	25,000	0.1%	50,000	-0-	75,000	-0-
Noble International Investments, Inc.(74)	-0-	*	9,300	-0-	9,300	-0-
Nolton, Jim(1)(75)	500,479	1.2%	190 ,000	-0-	690 ,479	-0-
Nolton Enterprises(76)	-0-	*	40,000	40,000	80,000	-0-
O’Herron, Douglas & Nancy	18,182	*	-0-	-0-	18,182	-0-
Osborn, Michael	200,000	0.5%	-0-	-0-	200,000	-0-
Padjen, Gary	122,500	0.3%	-0-	-0-	122,500	-0-
Palmer, Darrel Gene	251,541	0.6%	-0-	-0-	251,541	-0-
Parsley, Bert	28,571	0.1%	-0-	-0-	28,571	-0-
Partner, Arthur L. Shekell	9,091	*	-0-	-0-	9,091	-0-
Pase, Stuart Irving & Sharon Kay JTWROS	212,000	0.5%	-0-	-0-	212,000	-0-
Pinnacle Family Office Investments, L.P.(77)	-0-	*	2,000,000	2,000,000	4,000,000	-0-

Precept Capital Master Fund, GP(78)	-0-	*	450,000	450,000	900,000	-0-
The Precept Fund II, LP(79)	-0-	*	250,000	250,000	500,000	-0-
Price, James K.(80)	-0-	*	200,000	200,000	400,000	-0-
Quinn, Ryan	1,137	*	-0-	-0-	1,137	-0-
RBC Capital Markets LLC Cust FBO Thomas Kmak IRA	400,000	1.0%	-0-	-0-	400,000	-0-
Red Line Capital LLC.(81)	-0-	*	133,511	-0-	133,511	-0-
Roberson, Alan L & Wyvonne JTWROS	100,000	0.2%	-0-	-0-	100,000	-0-
Robert K Green Trust	637,250	1.6%	-0-	-0-	637,250	-0-
Rodrock Generations (82)	100,000	0.2%	-0-	-0-	100,000	-0-
Rojas, Jose	91,200	0.2%	-0-	-0-	91,200	-0-
Run Management, LLC(83)	50,000	0.1%	-0-	-0-	50,000	-0-
Sandor Capital Master Fund(84)	-0-	*	400,000	400,000	800,000	-0-
Saugstad, Monique(85)	-0-	*	33,229	-0-	33,229	-0-
Serafino, Delores	910	*	-0-	-0-	910	-0-
Serrato, Jarrod(86)	-0-	*	9,000	-0-	9,000	-0-
Serrato, Michael A.(87)	62,500	0.2%	125,000	-0-	187,500	-0-
Serrato, Thomas R.(88)	100,000	0.2%	200,000	-0-	300,000	-0-
Shea, Kevin	19,445	*	-0-	-0-	19,445	-0-
Shrader, Kim	20,000	*	-0-	-0-	20,000	-0-
Shrader, Ray	20,000	*	-0-	-0-	20,000	-0-
Skorija, Tim	35,000	0.1%	-0-	-0-	35,000	-0-
Southwell Capital, LP(89)	-0-	*	600,000	600,000	1,200,000	-0-
Stegman, Kahtleen	300,000	0.7%	-0-	-0-	300,000	-0-
Sterling Trust FBO Connie C. Griffith IRA	100,000	0.2%	-0-	-0-	100,000	-0-
Sterling, Jennifer(90)	50,000	0.1%	100,000	-0-	150,000	-0-
STI Harities Holdings(91)	569	*	-0-	-0-	569	-0-
Stern, William(92)	-0-	*	25,000	-0-	25,000	-0-
Stoecklein Law Group(93)	23,548	*	-0-	-0-	23,548	-0-
Strain, Arlene & George JTTEN	27,273	*	-0-	-0-	27,273	-0-
Sularski, Matthew	13,637	*	-0-	-0-	13,637	-0-
Sularski, Robert	4,546	*	-0-	-0-	4,546	-0-
Sularski, Stephen	9,092	*	-0-	-0-	9,092	-0-
Sundberg, Nicholas(94)	55,000	0.1%	110,000	-0-	165,000	-0-
Sundberg, Stacie(95)	50,000	0.1%	100,000	-0-	150,000	-0-
Tansey, Brian J.	50,000	0.1%	-0-	-0-	50,000	-0-
Tarwater, Amy	2,500	*	-0-	-0-	2,500	-0-
Tate Jr., Ray J.	100,000	0.2%	-0-	-0-	100,000	-0-

Taylor, Mark H.	152,877	0.4%	-0-	-0-	152,877	-0-
Team Holdings 2000 LP(96)	250,000	0.6%	500,000	-0-	750,000	-0-
The Brugger Family Trust(97)	228	*	-0-	-0-	228	-0-
The Griggs Family Foundation Inc.(98)	125,000	0.3%	250,000	-0-	375,000	-0-
The Higgins Heritage Trust(99)	9,091	*	-0-	-0-	9,091	-0-
Town, Jason	2,500	*	-0-	-0-	2,500	-0-
UBS Financial Services Inc Cust. Energy Management Resources Profit Sharing FBO Darrel G. Palmer	156,666	0.4%	-0-	-0-	156,666	-0-
Vestal Venture Capital(100)	0	*	160,000	160,000	320,000	-0-
Walker III, Herbert Gene	50,000	0.1%	-0-	-0-	50,000	-0-
Walsh, Maureen	5,000	*	-0-	-0-	5,000	-0-
Walton, Douglas	50,000	0.1%	-0-	-0-	50,000	-0-
Walton, Wayne	100,000	0.2%	-0-	-0-	100,000	-0-
Ward, Adam Scott	300,000	0.7%	-0-	-0-	300,000	-0-
Wasinger, Carl	100,000	0.2%	-0-	-0-	100,000	-0-
Watson III, William H.(101)	-0-	*	400,533	-0-	400,533	-0-
Welzenbach, Dennis(102)	-0-	*	25,000	-0-	25,000	-0-
Whetstine, John	100,000	0.2%	-0-	-0-	100,000	-0-
Whitaker & Sons, LLC(103)	100,000	0.2%	-0-	-0-	100,000	-0-
White, Bobby Dean	150,000	0.4%	-0-	-0-	150,000	-0-
Wiliam H. Barron Trust	50,000	0.1%	-0-	-0-	50,000	-0-
The William J. Etienne & Patricia Brown Etienne Trust UA DTD 6/13/03 – Patricia B. Etienne TTEE(104)	62,500	0.2%	125,000	-0-	187,500	-0-
William John Bettingen IV Trust U/A DTD 03-18-86 – Colleen B. Manchester Trustee(105)	25,000	0.1%	50,000	-0-	75,000	-0-
Williams, Robert E. & Tamara H. JTWROS	100,000	0.2%	-0-	-0-	100,000	-0-
Willis, Brian David	20,000	*	-0-	-0-	20,000	-0-
Wolverine Flagship Fund Trading Limited(106)	-0-	*	3,000,000	3,000,000	6,000,000	-0-
Yack, Natalee	9,091	*	-0-	-0-	9,091	-0-
Zollinger Jr., Jack K.	10,000	*	-0-	-0-	10,000	-0-

* Represents less than 0.1%

1	Current officer or director of the Company.
2	Based upon 40,842,560 shares of common stock issued and outstanding.

3	Figures are rounded to the nearest tenth of a percent.
4	John R. Exley III has voting, investment and dispositive power over the shares of common stock owned by Acorn Management Partners, LLC.
5
Michael Pate, has voting, investment and dispositive power over the shares of common stock owned by AP-ID, Incorporated. Michael Pate was a former director of the Company from June 2007 through November 2010.

6
Includes 100,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 100,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

7
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through July 29, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through July 29, 2018.

8
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through June 11, 2016; Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through June 11, 2018; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

9
Includes 125,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 19, 2016; and 125,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 19, 2018.

10	Dylan Arter is the managing member of Archon Global Ventures and has voting, investment and dispositive power over the shares of common stock owned by Archon Global Ventures.
11	Kelly Bast, has voting, investment and dispositive power over the shares of common stock owned by ARGH LLC.
12
Robert H. Alpert has voting, investment and dispositive power over the securities owned by Atlas Allocation Fund L.P. Includes 750,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019;  250,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 750,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $750,000 convertible debenture; 250,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $250,000 convertible debenture; 1,500,000 shares of common stock issuable upon conversion of the $750,000 convertible debenture; and 500,000 shares of common stock issuable upon conversion of the $250,000 convertible debenture.

13
Dennis Nelson, has voting, investment and dispositive power over the shares of common stock owned by Attorney’s Process & Investigation Services, Inc. Dennis Nelson was a former director of the Company from June 2007 through November 2010.

14	Joe Johnston, has voting, investment and dispositive power over the shares of common stock owned by BBD Development Holdings LLC.
15	Includes 25,000 warrants to purchase shares of common stock at $0.25 per share through April 26, 2015.
16
Includes 125,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 125,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

17
Includes 125,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 125,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

18
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through January 2, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through January 2, 2018.

19
Richard S. Strong has voting, investment and dispositive power over the securities owned by Calm Waters Partnership. Includes 500,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 500,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $500,000 convertible debenture; and 500,000 shares of common stock issuable upon conversion of the $500,000 convertible debenture.

20
Includes 750,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 10, 2016; and 250,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 10, 2018.

21	Christi Mottola-Bettingen has voting, investment and dispositive power over the securities owned by CCG/Mottola Communciations.
22
Cary Luskin has voting, investment and dispositive power over the securities owned by CK Management LLC. Includes 1,000,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 1,000,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $1,000,000 convertible debenture; and 340,000 shares of common stock issuable upon conversion of the $1,000,000 convertible debenture.

23
Includes 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $10,000 convertible debenture; and 20,000 shares of common stock issuable upon conversion of the convertible debenture.

24
John Loeffelbein has voting, investment and dispositive power over the securities owned by Coal Creek Energy, LLC. Includes 100,000 Class A Warrants to purchase shares of common stock at $0.55 per share through December 30, 2016; and 100,000 Class B Warrants to purchase shares of common stock at $0.75 per share through December 30, 2018.

25	John Loeffelbein has voting, investment and dispositive power over the securities owned by Coal Creek, LLC.
26
Includes 543,301 warrants to purchase shares of common stock at $0.40 per share through August 31, 2016; includes 50,000 warrants to purchase shares of common stock at $0.40 per share through September 17, 2016; 400,000 warrants to purchase shares of common stock at $0.50 per share through February 23, 2017; 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through August 28, 2015; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through August 28, 2017; 340,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 340,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $170,000 convertible debenture; and 340,000 shares of common stock issuable upon conversion of the $170,000 convertible debenture.

27	Mark Haas, has voting, investment and dispositive power over the shares of common stock owned by Coconut Drilling, Inc.
28
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

29
Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin, the president, the sole member, and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.  Includes 52,500 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 52,500 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $52,500 convertible debenture; and 105,000 shares of common stock issuable upon conversion of the convertible debenture.

30
Includes 100,000 Class A Warrants to purchase shares of common stock at $0.55 per share through August 28, 2015; 100,000 Class B Warrants to purchase shares of common stock at $0.75 per share through August 28, 2017.

31	Gary Padjen, has voting, investment and dispositive power over the securities owned by DOMCO, LLC.
32
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

33	Monica Moll, has voting, investment and dispositive power over the shares of common stock owned by East Sand, LLC.
34
Kyle Edwards , a current director of the Company, has voting, investment and dispositive power over the securities owned by Edwards Group Int’l. Includes 20,000 warrants to purchase shares of common stock at $0.25 per share through January 11, 2015.

35
Includes 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $10,000 convertible debenture; and 20,000 shares of common stock issuable upon conversion of the convertible debenture

36
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through March 18, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through March 18, 2018.

37	James Loeffelbein, has voting, investment and dispositive power over the shares of common stock owned by Enutroff LLC

38
Cranshire Capital Advisors, LLC ("CCA") is the investment manager of a managed account for Equitec Specialists, LLC ("Equitec") and has voting control and investment discretion over securities held in by Equitec in such managed account. Mitchell P. Kopin ("Mr. Kopin"), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Equitec in such managed account. CCA is also the investment manager of Cranshire Capital Master Fund, Ltd. ("Cranshire Master Fund"). Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund, that are described in footnote 29. Equitec is an affiliate of a broker-dealer. Equitec acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Equitec did not have any arrangements or understandings with any person to distribute such securities.  Includes 22,500 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 22,500 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $22,500 convertible debenture; and 45,000 shares of common stock issuable upon conversion of the $22,500 convertible debenture.

39
Includes 125,000 Class A Warrants to purchase shares of common stock at $0.55 per share through September 26, 2015; 125,000 Class B Warrants to purchase shares of common stock at $0.75 per share through September 26, 2017.

40
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

41
Includes 100,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 100,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $100,000 convertible debenture; and 100,000 shares of common stock issuable upon conversion of the $100,000 convertible debenture.

42
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through November 19, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through November 19, 2018.

43	H. Michael Burstein, has voting, investment and dispositive power over the shares of common stock owned by Global Equity Funding, LLC.
44
Peter Maheu, has voting, investment and dispositive power over the shares of common stock owned by Global Intelligence Network. Peter Maheu was a former director of the Company from June 2007 through November 2010.

45
Includes 75,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 19, 2016; and 75,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 19, 2018.

46
Robert K. Green is the General Partner of Greenway Capital, LP. As a result of the foregoing, he may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Greenway Capital, LP.

47	Beverly Griffith was a former director of the Company from June 2007 through November 2010.
48
Includes 25,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 25,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

49	Julie Hakman was a former director and the Company’s secretary from June 2007 through November 2010.
50
Includes 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 10,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $10,000 convertible debenture; and 20,000 shares of common stock issuable upon conversion of the convertible debenture

51
Reid S. Walker has voting, investment and dispositive power over the securities owned by Hard 4 Holdings, LLC. Includes 250,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 250,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $250,000 convertible debenture; and 500,000 shares of common stock issuable upon conversion of the $250,000 convertible debenture.

52
Mr. Harm is a currently registered FINRA registered representative. Includes 5,000 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023. Mr. Harm acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Mr. Harm did not have any arrangements or understandings with any person to distribute such securities.

53
Anthony Heller is the President of Helmsbridge Holdings Limited and has sole voting and investment power over the shares held thereby. Includes 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $50,000 convertible debenture; and 100,000 shares of common stock issuable upon conversion of the convertible debenture.

54
Mr. Hicks is a currently registered FINRA registered representative. Includes 132,915 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023.  Mr. Hicks acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Mr. Hicks did not have any arrangements or understandings with any person to distribute such securities.

55	Jeff Doss has voting and investment power over the shares owned by Hotwire Development LLC.
56	Includes 100,000 warrants to purchase shares of common stock at $0.40 per share through September 30, 2016

57
John S. Lemak, Manager of JSL Kids Partners, has voting and investment power over the shares it is offering for resale. Includes 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $50,000 convertible debenture; and 100,000 shares of common stock issuable upon conversion of the convertible debenture.

58	C. Stephen Cochennet, the CEO/president of the Company, has voting, investment and dispositive power over the securities owned by Kansas Resource Development Company.
59	Kenneth Phillips, has voting, investment and dispositive power over the shares of common stock owned by KRP2, LLC.
60
Includes 52,650 warrants to purchase shares of common stock at $0.40 per share through August 31, 2016; 25,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 25,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $25,000 convertible debenture; 50,000 shares of common stock issuable upon conversion of the $25,000 convertible debenture.

61
Includes 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $50,000 convertible debenture; and 100,000 shares of common stock issuable upon conversion of the $50,000 convertible debenture.

62
Includes 625,000 Class A Warrants to purchase shares of common stock at $0.55 per share through March 18, 2016; 625,000 Class A Warrants to purchase shares of common stock at $0.55 per share through May 5, 2016; 1,250,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 11, 2016; 625,000 Class B Warrants to purchase shares of common stock at $0.75 per share through March 18, 2018; 625,000 Class B Warrants to purchase shares of common stock at $0.75 per share through May 5, 2018; 1,250,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 11, 2018.

63
Includes 87,500 Class A Warrants to purchase shares of common stock at $0.55 per share through June 11, 2016; and 87,500 Class B Warrants to purchase shares of common stock at $0.75 per share through June 11, 2018.

64
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

65
Includes 75,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 75,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

66
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through November 11, 2016; and 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through November 11, 2018.

67
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through April 29, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through April 29, 2018.

68
Jon Merriman is the CEO of Merriman Capital, Inc. Mr. Merriman has voting and dispositive power with respect to the securities.Merriman Captial, Inc. is a currently registered FINRA broker/dealer. Includes 550,700 managing dealer warrants to purchase shares of common stock at $0.50 per share through June 1, 2019.

69
Includes 61,250 Class A Warrants to purchase shares of common stock at $0.55 per share through November 11, 2016; and 61,250 Class B Warrants to purchase shares of common stock at $0.75 per share through November 11, 2018.

70
Includes 52,984 warrants to purchase shares of common stock at $0.40 per share through August 31, 2016; includes 30,000 warrants to purchase shares of common stock at $0.40 per share through September 18, 2016; includes 50,000 warrants to purchase shares of common stock at $0.50 per share through February 11, 2017; 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through November 14, 2015; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through November 14, 2017; 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 50,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $50,000 convertible debenture; 100,000 shares of common stock issuable upon conversion of the $50,000 convertible debenture.

71	Robert Lucas, has voting, investment and dispositive power over the shares of common stock owned by Moxy Trading, LLC.
72
Includes 75,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 19, 2016; and 75,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 19, 2018.

73
Includes 25,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 19, 2016; and 25,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 19, 2018.

74	Noble International Investments, Inc. is a currently registered FINRA broker/dealer. Includes 9,300 managing dealer warrants to purchase shares of common stock at $0.50 per share through June 1, 2019.
75
Includes 20,000 warrants to purchase shares of common stock at $0.25 per share through January 11, 2015; 45,000 warrants to purchase shares of common stock at $0.40 per share through August 31, 2016; 25,000 warrants to purchase shares of common stock at $0.50 per share through February 23, 2017; 50,000 Class A Warrants to purchase shares of common stock at $0.55 per share through November 6, 2015; and 55,000 Class B Warrants to purchase shares of common stock at $0.75 per share through November 6, 2017.

76
Jim Nolton has voting, investment and dispositive power over the securities owned by Nolton Enterprises. Includes 20,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 20,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $20,000 convertible debenture; and 40,000 shares of common stock issuable upon conversion of the $20,000 convertible debenture.

77
Pinnacle Family Office, L.L.C., or Pinnacle Office, is the general partner of Pinnacle Office Investments, L.P., or Pinnacle Investments. Barry M. Kitt, as manager of Pinnacle Office, holds voting and investment power over these securities.  Includes 1,000,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 1,000,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $1,000,000 convertible debenture; and 340,000 shares of common stock issuable upon conversion of the $1,000,000 convertible debenture.

78
D. Blair Baker is the Managing Member of Precept Management, LLC, which is the general partner of Precept Capital Management, LP, which in turn is the agent and attorney in fact of Precept Capital Master Fund. Precept Management, LLC has voting and dispositive power over the securities held by Precept Capital Master Fund. Includes 225,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 225,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $225,000 convertible debenture; and 450,000 shares of common stock issuable upon conversion of the convertible debenture.

79
D. Blair Baker is the President and CEO of Precept Management, LLC, which is the general partner of Precept Capital Management, LP, which is the general partner of The Precept Fund II, LP. Precept Management, LLC has voting and dispositive power over the securities held by The Precept Fund II, LP. Includes 125,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 125,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $125,000 convertible debenture; and 250,000 shares of common stock issuable upon conversion of the convertible debenture.

80
Includes 100,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 100,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $100,000 convertible debenture; and 200,000 shares of common stock issuable upon conversion of the convertible debenture.

81
James Stantey has voting, investment and dispositive power over the securities held by Red Line Capital LLC. and  is a currently registered FINRA registered representative. Includes 133,511 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023.  Red Line acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Red Line did not have any arrangements or understandings with any person to distribute such securities.

82	Brian Rodrock, has voting, investment and dispositive power over the shares of common stock owned by Rodrock Generations.
83	Dr. Nehal Patel, has voting, investment and dispositive power over the shares of common stock owned by Run Management, LLC.
84
Richard Lemak holds voting and dispositive power over shares held by Sandor Capital Master Fund. Includes 200,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 200,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $200,000 convertible debenture; and 400,000 shares of common stock issuable upon conversion of the convertible debenture.

85
Ms. Saugstad is a currently registered FINRA registered representative. Includes 33,229 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023.  Mr. Saugstad acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Mr. Saugstad did not have any arrangements or understandings with any person to distribute such securities.

86
Mr. Serrato is a currently registered FINRA registered representative. Includes 9,000 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023.  Mr. Serrato acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Mr. Serrato did not have any arrangements or understandings with any person to distribute such securities.

87
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through April 29, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through April 29, 2018.

88
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through March 18, 2016; 37,500 Class A Warrants to purchase shares of common stock at $0.55 per share through June 11, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through March 18, 2018; and 37,500 Class B Warrants to purchase shares of common stock at $0.75 per share through June 11, 2018.

89
Wilson Jaeggli has voting, investment and dispositive power over the shares of common stock owned by Southwell Capital, LP. Includes 300,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 300,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $300,000 convertible debenture; and 300,000 shares of common stock issuable upon conversion of the convertible debenture.

90
Includes 50,000 Class A Warrants to purchase shares of common stock at $0.55 per share through January 9, 2016; 50,000 Class B Warrants to purchase shares of common stock at $0.75 per share through January 9, 2018.

91	Anna Kiriacou, has voting, investment and dispositive power over the shares of common stock owned by STI Harities Holdings.
92	Includes 25,000 warrants to purchase shares of common stock at $0.25 per share through March 27, 2015.
93	Donald J. Stoecklein, has voting, investment and dispositive power over the shares of common stock owned by Stoecklein Law Group.
94
Includes 55,000 Class A Warrants to purchase shares of common stock at $0.55 per share through August 28, 2015; 55,000 Class B Warrants to purchase shares of common stock at $0.75 per share through August 28, 2017.

95
Includes 50,000 Class A Warrants to purchase shares of common stock at $0.55 per share through August 28, 2015; 50,000 Class B Warrants to purchase shares of common stock at $0.75 per share through August 28, 2017.

96
Includes 250,000 Class A Warrants to purchase shares of common stock at $0.55 per share through June 11, 2016; and 250,000 Class B Warrants to purchase shares of common stock at $0.75 per share through June 11, 2018.

97	Paul Brugger, has voting, investment and dispositive power over the shares of common stock owned by The Brugger Family Trust.
98
Includes 125,000 Class A Warrants to purchase shares of common stock at $0.55 per share through July 29, 2016; and 125,000 Class B Warrants to purchase shares of common stock at $0.75 per share through July 29, 2018.

99	Gwendoline J. Higgins, has voting, investment and dispositive power over the shares of common stock owned by The Higgins Heritage Trust.
100
Allan R. Lyons is the managing member of the general partner of Vestal Venture Capital and has voting, investment and dispositive power over the shares of common stock owned by Vestal Venture Capital. Includes 80,000 Class C Warrants to purchase shares of common stock at $0.60 per share through June 1, 2019; 80,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $80,000 convertible debenture; and 160,000 shares of common stock issuable upon conversion of the convertible debenture.

101
Mr. Watson is a currently registered FINRA registered representative. Includes 400,533 managing dealer warrants to purchase shares of common stock at $0.40 per share through November 19, 2023. Mr. Watson acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Mr. Watson did not have any arrangements or understandings with any person to distribute such securities.

102	Includes 25,000 warrants to purchase shares of common stock at $0.25 per share through January 11, 2015.
103	Greg Whitaker, has voting, investment and dispositive power over the shares of common stock owned by Whitaker & Sons, LLC.
104
Includes 62,500 Class A Warrants to purchase shares of common stock at $0.55 per share through April 29, 2016; 62,500 Class B Warrants to purchase shares of common stock at $0.75 per share through April 29, 2018.

105
Includes 25,000 Class A Warrants to purchase shares of common stock at $0.55 per share through October 24, 2016; and 25,000 Class B Warrants to purchase shares of common stock at $0.75 per share through October 24, 2018.

106
Wolverine Asset Management, LLC ("WAM") is the investment manager of Wolverine Flagship Fund Trading Limited and has voting and dispositive power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. ("Wolverine Holdings"). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. ("WTP"), the general partner of Wolverine Holdings. Each of Mr. Bellick, Mr. Gust, WTP, Wolverine Holdings and WAM disclaims beneficial ownership of these securities. Includes 1,500,000 Class C Warrants to purchase shares of common stock at $0.60 per share through May 26, 2019; 1,500,000 Class C Warrants to purchase shares of common stock at $0.60 per share issuable upon conversion or maturity of a $1,500,000 convertible debenture; and 3,000,000 shares of common stock issuable upon conversion of the $1,500,000 convertible debenture.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board, OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Parent to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay all expenses of the registration of these shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts, commissions and concessions and brokers’ or agents’ commissions and concessions or selling commissions and concessions, if any.  We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement we have with the Selling Stockholder, or the Selling Stockholder will be entitled to contribution.  We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with a registration rights agreement we have with the Selling Stockholder, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, these shares will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and special reports and other information with the SEC.  You can read these SEC filings and reports over the Internet at the SEC’s website at www.sec.gov or on our website at www.guardian8.com.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549 on official business days between the hours of 10:00 am and 3:00 pm.  Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt to of a written request to us at Guardian 8 Holdings, 7432 E. Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.

Management Responsibility for Financial Information

We are responsible for the preparation, integrity and fair presentation of our financial statements and the other information that appears in this annual report on Form 10-K. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include estimates based on our best judgment.

We maintain a system of internal controls and procedures designed to provide reasonable assurance, at an appropriate cost-benefit relationship, that our financial information is accurate and reliable, our assets are safeguarded and our transactions are executed in accordance with established procedures.

L.L. Bradford & Company, LLC, an independent registered public accounting firm, is retained to audit our consolidated financial statements. Its accompanying report is based on audits conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Our entire board of directors meets with our management and the independent registered public accounting firm to ensure that each is properly fulfilling its responsibilities. The board of directors oversees our systems of internal control, accounting practices, financial reporting and audits to ensure their quality, integrity and objectivity are sufficient to protect shareholders’ investments.

2013 Report of Independent Registered Public Accounting Firm

Stockholders and Directors
Guardian 8 Holdings
Scottsdale AZ

We have audited the accompanying consolidated balance sheet of Guardian 8 Holdings as of December 31, 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2013.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guardian 8 Holdings as of December 31, 2013 and the consolidated results of its operations, stockholders’ equity, and cash flows for year ended December 31, 2013 in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations since its inception.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L. L. Bradford and Company, LLC

Leawood Kansas

March 28, 2014

2012 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Guardian 8 Holdings
Scottsdale, Arizona

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the consolidated balance sheet of Guardian 8 Holdings as of December 31, 2012 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and for the period from June 8, 2009 (inception) to December 31, 2012.  Guardian 8 Holdings’ management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guardian 8 Holdings as of December 31, 2012 and the results of its consolidated operations, stockholders’ equity, and cash flows for the year then ended and the period from June 8, 2009 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has experienced no revenues to date.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver, Martin & Samyn, LLC
Kansas City, Missouri
March 28, 2013

Guardian 8 Holdings
Consolidated Balance Sheets

	December 31,	December 31,
	2013	2012
Assets

Current assets:
Cash	$305,649	$41,855
Accounts receivable, net of allowance for doubtful accounts of $952 and $0 as of December 31, 2013 and 2012	3,767	-
Prepaid loan costs	143,302	-
Prepaid expenses, other	195,810	83,508
Deposits on inventory	138,262	-
Inventory
Finished goods	41,022	-
Finished goods on consignment	4,216	-
Total current assets	832,028	125,363

Fixed assets, net of accumulated depreciation of $41,931 and $918 as of December 31, 2013 and 2012	220,652	90,297

Website, net of accumulated amortization of $18,226 and $10,415 as of December 31, 2013 and 2012	5,207	13,019

Patent, net of accumulation amortization of $3,547 and $2,502 as of December 31, 2013 and 2012	16,310	7,883

Total assets	$1,074,197	$236,562

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$218,266	$82,037
Deferred revenue	1,388	-
Accrued payroll expenses	23,737	-
Accrued interest
Related	39,133	2,038
Unrelated	3,025	-
Notes payable
Related	1,023,933	200,000
Unrelated	100,000	-
Total current liabilities	1,409,482	284,075

Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares Authorized; issued and outstanding of 37,274,292 and 30,874,508 At December 31, 2013 and 2012, respectively	37,273	30,874
Common stock owed but not issued: 2,855,979 and 1,225,994 at December 31, 2013 and 2012, respectively	2,856	1,226
Paid in capital	6,629,143	3,299,780
Accumulated deficit	(7,004,557)	(3,379,393)
Total stockholders’ deficit	(335,285)	(47,513)

Total liabilities and stockholders’ deficit	$1,074,197	$236,562

The accompanying notes are an integral part of the consolidated financial statements.

GUARDIAN 8 HOLDINGS
Consolidated Statement of Operations

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2013	2012

Revenues	$43,619	$-
Cost of sales	41,102	-
Gross profit	2,517	-
Depreciation and amortization	49,869	9,897
General and administrative expenses	3,503,759	1,477,930
Total operating expenses	3,553,628	1,487,827
Loss from operations	(3,551,111)	(1,487,827)

Other (expense):
Interest Expense	(74,053)	(280,623)

Loss before income tax	(3,625,164)	(1,768,450)
Provision for Income tax expense	-	-
Net loss	$(3,625,164)	$(1,768,450)

Net loss per share - basic and diluted	$(0.11)	$(0.06)

Weighted average shares outstanding - basic and diluted	34,015,898	28,482,977

The accompanying notes are an integral part of these consolidated financial statements.

Guardian 8 Holdings
Consolidated Statement of Stockholders’ Equity
 For the Years Ended December 31, 2013 and 2012

	Common Stock Issued		Common Stock Owed but Not Issued		Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2012	27,412,318	$27,412	$-	-	$1,560,123	$(1,610,943)	$(23,408)

Common stock issued for compensation	330,000	330	800,000	800	407,870	-	409,000
Common stock issued for services	145,000	145	180,000	180	151,700	-	152,025
Common stock sold for cash	392,500	393	112,500	113	201,494	-	202,000
Exercise of warrants into common stock	247,000	247	-	-	61,503	-	61,750
Discounts on notes payable	-	-	-	-	226,422	-	226,422
Conversion of notes payable and interest into common stock	3,107,690	3,107	133,494	133	689,908	-	693,148
Common stock cancelled	(760,000)	(760)	-	-	760	-	-
Net loss for year	-	-	-	-	-	(1,768,450)	(1,768,450)
Balance, December 31, 2012	30,874,508	30,874	1,225,994	1,226	3,299,780	(3,379,393)	(47,513)

Common stock previously owed	1,225,994	1,226	(1,225,994)	(1,226)	-	-	-
Common stock issued for compensation	478,400	478	665,300	665	554,889	-	556,032
Common stock issued for services	745,390	745	294,429	294	419,977		421,016
Common stock issued for director fees	-	-	360,000	360	219,600	-	219,960
Common stock sold for cash	3,700,000	3,700	1,473,750	1,474	2,064,326	-	2,069,500
Exercise of warrants	250,000	250	62,500	63	86,562	-	86,875
Discounts on notes payable	-	-	-	-	296,524	-	296,524
Private placement fees	-	-	-	-	(312,515)	-	(312,515)
Net loss for the year	-	-	-	-	-	(3,625,164)	(3,625,164)
Balance December 31, 2013	37,274,292	$37,273	2,855,979	$2,856	$6,629,143	$(7,004,557)	$(335,285)

The accompanying notes are an integral part of these consolidated financial statements.

Guardian 8 Holdings
Consolidated Statement of Cash Flows

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(3,625,164)	$(1,768,450)
Adjustments to reconcile net loss to net cash from operating activities:
Stock issued for services	421,016	152,025
Stock issued for compensation	556,032	409,000
Stock issued for director fees	219,960	-
Depreciation and amortization	49,869	9,897
Amortization of discount on notes payable	153,222	257,747
Allowance for doubtful accounts	952	-
Change in operating assets and liabilities:
Accounts receivable	(4,719)	-
Prepaid expenses	(112,302)	(19,367)
Deposits on inventory	(138,262)	-
Inventory	(45,238)	-
Accounts payable and accrued expenses	136,229	47,198
Deferred revenue	1,388	-
Accrued interest	40,120	22,876
Accrued payroll expenses	23,737	-
Cash flows from operating activities	(2,323,160)	(889,074)
Cash flows from investing activities:
Purchase of property and equipment	(180,839)	(91,215)
Cash flows from investing activities	(180,839)	(91,215)
Cash flows from financing activities:
Proceeds from common stock sales, net of private placement fees	1,756,985	202,000
Proceeds from warrant exercises	51,875	61,750
Proceeds from notes payable, related party	858,933	562,500
Proceeds from notes payable, unrelated	100,000	-
Cash flows from financing activities	2,767,793	826,250

Net increase (decrease) in cash and cash equivalents	263,794	(154,039)
Cash and cash equivalents, beginning of period	41,855	195,894

Cash and cash equivalents, end of period	$305,649	$41,855

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-
Stock issued for services	$421,016	$152,025
Number of shares issued for services	1,039,819	325,000
Stock issued for compensation	$556,032	$409,000
Number of shares issued for compensation	1,143,700	1,130,000
Stock issued for director fees	$219,960	-
Number of shares issued for director fees	360,000	-
Exercise of warrants with a reduction in a note payable	$35,000	$693,148
Number of shares issued for a warrant exercise with a reduction of a note payable	100,000	3,241,184

The accompanying notes are an integral part of these consolidated financial statements.

Guardian 8 Holdings
Notes to Consolidated Financial Statements

Note 1 – Company Organization and Summary of Significant Accounting Policies

Organization

Guardian 8 Corporation (“Guardian 8”) was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, the Company changed its name to Guardian 8 Corporation.  The Company’s principle offices are located in Scottsdale, Arizona.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission.  The Company merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

Basis of presentation

Effective July 1, 2013 the Company transitioned from reporting as a development stage entity to an operating entity as revenues became sustainable with product sales.

Principles of consolidation

For the years ended December 31, 2013 and 2012, the Company was consolidated with its wholly-owned subsidiary, Guardian 8 Corporation.  All material intercompany transactions and accounts have been eliminated.

Cash and cash equivalents

Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  As of December 31, 2013 and 2012, there were cash equivalents of $305,649 and $41,855 respectively.

Revenue recognition

It is the Company’s policy that revenues are recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The company therefore recognizes revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable. Cash payments received in advance are recorded as deferred revenue.  Extended warranties are recorded as deferred revenue and amortized according to the number of months in service.  Revenue for the year ended December 31, 2013 was $43,619.  There were no revenues for the year ended December 31, 2012.

Warranty

The Company offers a 90-day limited warranty on its core product with an opportunity to upgrade to a one year limited warranty (for a fee) on the device.  These fees are intended to cover the handling and repair costs and include a profit.  One year extended warranties that provide additional coverage beyond the limited warranty are offered for specified fees. Revenue derived from the sale of extended warranties are deferred and amortized over the duration of the warranty period.  During the year ended December 31, 2013 the, Company recorded $1,388 as deferred revenue, and had related warranty expense of $2,120.  There was no deferred revenue or warranty expensed during the year ended December 31, 2012.

Research and development costs

The Company expenses all costs of research and development as incurred. There are research & development expenses included in general and administrative expenses totaling $794,663 and $480,150 for the years ended December 31, 2013 and 2012 respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment

Property and equipment are stated at cost.  Major improvements are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of respective assets are expensed.

The Company depreciates its property and equipment for the financial reporting purposes using the straight-line method based on the following useful lives of the assets:

Tooling	10 years
Equipment	2 years
Leasehold improvements	Life of lease
Furniture and fixtures	5 years

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013 and 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 11 for further details.

Impairment of long-lived assets

ASC 360, “Accounting for the Impairment of Long-Lived Assets to be Disposed Of”, requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future new cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.  The Company did not have any impaired assets for the years ended December 31, 2013 and 2012.

Net loss per share

Net Loss per share is provided in accordance with ASC 260-10, “Earnings Per Share” that requires the reporting of both basic and diluted earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing the earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  In accordance with ASC 260-10, any anti-dilutive effects on net income (loss) per share are excluded.  For the years ended December 31, 2013 and 2012, the denominator in the diluted earnings per share computation is the same as the denominator for basic earnings per share due to the anti-dilutive effect of the warrants on the Company’s net loss.  Diluted earnings (loss) per share is not presented since the effect of the assumed conversion of warrants would have an anti-dilutive effect. Potential common shares as of December 31, 2013 that have been excluded from the computation of diluted net loss per share amounted to 13,354,621 from warrants. Potential common shares as of December 31, 2012 that have been excluded from the computation of net loss per share amounted to 1,432,500 from warrants.

Income taxes

The Company follows ASC subtopic 740-10, “Accounting for Income Taxes”, for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  See Note 12 for further details.

Recent pronouncements

The Company has evaluated all new accounting pronouncements as of the issue date of these financial statements and has determined that none have or will have a material impact on the financial statements or disclosures.

Note 2 – Going Concern

The accompanying condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles and under the assumption that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2013, the Company has an accumulated deficit of $7,004,557, and the Company’s current liabilities exceed current assets by $577,454.

The Company’s activities since inception have been financially sustained by issuance of common stock and related party loans. The Company intends to raise additional funding to continue its operations through contributions from the current shareholders and stock issuance to other investors and to obtain a bank line of credit.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues.  The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 – Prepaid loan costs

During the year ended December 31, 2013, the Company issued notes payable that include a three-year warrant for each $1.00 of principal covered in the notes.   The warrants are exercisable at $0.40 per share (See Note 6).  The warrants issued were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $284,914.  The loan costs are being amortized over the life of the notes, which expire on April 30, 2014.  The balance in prepaid loan costs was $143,302 as of December 31, 2013.  There were no prepaid loan costs as of December 31, 2012.

Note 4 – Property and equipment

Property and equipment consists of the following:

	December 31, 2013	December 31, 2012
Equipment	$96,379	$-
Tooling	127,436	86,210
Leasehold Improvements	6,007	-
Furniture and fixtures	32,761	5,005
	262,583	91,215
Less accumulated depreciation	41,931	918
	$220,652	$90,297

As of December 31, 2013, all tooling was complete and placed into service.

Note 5 – Deposit on Inventory

As of December 31, 2013, the Company has paid $138,262 for deposits on inventory of its finished personal security devices.  The company has a total commitment of $47,561 for future inventory payments.

Note 6 – Notes payable

In October of 2011, the Company received $100,000 from a related party to issue a convertible note payable, bearing interest at a rate of 10% per annum, and maturing in April of 2012.  The note was not secured and was convertible into common stock at $0.35 per share that was the market value on the day the note was executed.  With the note, the Company issued 100,000 warrants to purchase common shares of the Company. The warrants have a term of three years and a strike price of $0.35 per share.  The warrants issued with the note were valued using the Black-Scholes Option Pricing Model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $25,172.  A discount on the note payable was recorded in the same amount and is being amortized into interest expense over the six-month life of the note using the interest method.  For the year ended December 31, 2011, $10,926 was amortized into interest expense and the remaining discount was $14,246 as of December 31, 2011.  For the year ended December 31, 2012, an additional $14,246 was amortized into interest expense and the remaining discount was $0 as of December 31, 2012.  In April of 2012, as noted below in Note 8, this note and the related accrued interest were converted into shares of common stock at a rate of $0.35 per share.

In December of 2011, the Company received $207,000 from various related parties to issue convertible note payables, bearing interest at a rate of 10% per annum, and maturing in June of 2012.  The notes were not secured and were convertible into common stock at $0.20 per share.  The market value on the day the notes were executed was $0.105.  With the notes, the Company issued 207,000 warrants to purchase common shares of the Company. The warrants have a term of three years and a strike price of $0.25 per share.  The warrants issued with the note were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $18,613.  A discount on the note payable was recorded in the same amount and is being amortized into interest expense over the six-month life of the note using the interest method.  For the year ended December 31, 2011, $1,534 was amortized into interest expense and the remaining discount was $17,079 as of December 31, 2011. For the year ended December 31, 2012, an additional $17,079 was amortized into interest expense and the remaining discount was $0 as of December 31, 2012.  In 2013, as noted below and in Note 8, all the notes except one ($25,000) and the related accrued interest were converted into shares of common stock at a rate of $0.20 per share.   The remaining note and related accrued interest were converted in August of 2012 at a rate of $0.20 per share.

During the year ended December 31, 2012, the Company received $362,500 from various related parties to issue convertible note payables, bearing interest at a rate of 10% per annum, and maturing at various times from July of 2012 to September of 2012.  The notes are not secured and are convertible into common stock at $0.20 per share.  The market value on the day the notes were executed ranged from $0.40 to $0.50.  With the notes, the Company issued 362,500 warrants to purchase common shares of the Company. The warrants have a term of three years and a strike price of $0.25 per share.  The warrants issued with the note were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $226,422.  A discount on the note payable was recorded in the same amount and is being amortized into interest expense over the six-month life of the note using the interest method.  As noted below and in Note 8, all of the notes were converted to common stock in June of 2013.  $226,422 of the discount was amortized into interest expense during the year ended December 31, 2012 and the remaining discount was $0 as of December 31, 2012.

As noted above, during the year ended December 31, 2012, a total of $669,500 of notes payable and $23,648 of related accrued interest was converted into 3,241,184 shares of common stock.  Of those shares, 133,494 shares were issued during the first quarter of 2013.

On November 13, 2012, the Company received a note payable from the CEO and president of the Company in the amount of $100,000.  The note is unsecured, bears interest at a rate of 12% and was due on September 1, 2013.

On December 10, 2012, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at a rate of 12% and was due on September 1, 2013.

On December 28, 2012, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at a rate of 12% and was due on September 1, 2013.

On January 24, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $100,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 26, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On August 12, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On August 26, 2013, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $150,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On September 1, 2013, the Company had a total of $615,000 of the original $650,000 in notes payable outstanding to its CEO and directors, with an additional $33,933 owed in accrued interest.  This debt, previously due on September 1, 2013 through November 30, 2013, was exchanged for three new unsecured notes payable totaling $648,933 as detailed in the table below.  Each of these notes matures on April 30, 2014, bear interest at 12% per annum, and include a three-year warrant for every $1.00 of principal amount of each note.  The warrants are exercisable at $0.40 per share.

Issue Date	Interest Rate	Current Due Date	Amount
September 1, 2013	12.0%	April 30, 2014	$543,300
September 1, 2013	12.0%	April 30, 2014	52,983
September 1, 2013	12.0%	April 30, 2014	52,650
Total			$648,933

On September 1, 2013 the Company received a note payable in the amount of $45,000 from a related party in exchange for outstanding invoices owed for engineering services provided in the first nine months of the year.  The note is unsecured, bears interest at 12% per annum, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 18, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $30,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $250,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 30, 2013, the Company received a note payable in the amount of $100,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each of $1.00 of principal included in the note.   The warrants are exercisable at $0.40 per share.

As of December 31, 2013, the Company has notes payable of $1,123,933 and accrued interest of $42,158.   All amounts are due within the next year.  The Company also recognized $296,524 of expense associated with the convertible features of the notes payable issued during the year ended December 31, 2013.

Total interest expense on notes payable was $74,053 and $280,623 for the years ended December 31, 2013 and 2012, respectively.

The following summarizes the outstanding unsecured notes payable as of December 31, 2013:

Issue Date	Interest Rate	Current Due Date	Amount
September 1, 2013	12.0%	April 30, 2014	$543,300
September 1, 2013	12.0%	April 30, 2014	52,983
September 1, 2013	12.0%	April 30, 2014	52,650
September 1, 2013	12.0%	April 30, 2014	45,000
September 18, 2013	12.0%	April 30, 2014	50,000
September 19, 2013	12.0%	April 30, 2014	30,000
September 19, 2013	12.0%	April 30, 2014	250,000
September 30. 2013	12.0%	April 30, 2014	100,000
Total			$1,123,933

Note 7 – Patents

In June of 2009, concurrent with the Company’s incorporation, one of its officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device. The cost of the patent is being amortized over the 20-year life of the patent.

The Company hired a patent attorney specializing in products for the security industry to assist in filing additional utility and technology patents for its new enhanced non-lethal products.  As of December 31, 2013, the costs paid to this attorney for the filings, drawings, and research totaled $9,472.  These costs have been capitalized and will be amortized over the 20-year life of the patents once issued and placed into service.

Note 8 – Stockholders’ equity

During the year ended December 31, 2012, the Company authorized a total of 1,130,000 shares of common stock for compensation.  180,000 shares were issued to the board of directors, at the market price of $0.40, for a total expense of $72,000.  150,000 were issued to an employee, at the market price of $0.20, for a total expense of $30,000.  500,000 shares were authorized as a bonus to an officer/board member.  These shares were valued at the market price of $0.35 for a total expense of $175,000.  The final 300,000 shares are discussed in the next paragraph.  As of December 31, 2012, 500,000 shares had not been issued and were subsequently issued in the first quarter of 2013.

During the year ended December 31, 2012, the Company agreed to issue 300,000 shares of common stock in relation to compensation for a consulting agreement.  The shares were valued at $132,000, which was the fair market value on the date the agreement was signed and set up as a prepaid asset that is being amortized over the one-year life of the agreement.  As of December 31, 2013, the entire amount had been expensed.   These shares were issued in the first quarter of 2013.

During the year ended December 31, 2012, the Company authorized the issuance of 325,000 shares of common stock in exchange for services.  The shares were valued at the market price at the date of authorization for a total expense of $152,025.  145,000 shares were issued as of December 31, 2012, and 180,000 were issued in the first quarter of 2013.

During the year ended December 31, 2012, the Company agreed to sell 505,000 shares of common stock for total proceeds of $202,000.  The shares were sold for $0.40 each and came with two warrants.  The Class A warrants have an exercise price of $0.55 and a term of three years.  The Class B warrants have an exercise price of $0.75 and a term of five years.  392,500 of the shares sold were issued as of December 31, 2012 and 112,500 shares were issued in the first quarter of 2013.

During the year ended December 31, 2012, the Company received $61,750 for the exercise of 247,000 warrants at $0.25 each.

During the year ended December 31, 2012, the Company converted $669,500 of notes payable and $23,648 of related accrued interest into 3,241,184 shares of common stock.  3,107,690 of these shares had been issued as of December 31, 2012, and 133,494 were issued in the first quarter of 2013.

During the year ended December 31, 2012, the Company reached a settlement with a former contractor, whereby the contractor surrendered 700,000 shares of common stock for cancellation.  The Contractor had received the shares in prior periods for services to be rendered.  The Company felt that the services had not been rendered and the settlement was reached.  The Company has cancelled the shares.  During the same period, the Company issued 60,000 shares to a consultant in error.  These shares were subsequently cancelled in 2012.

As of December 31, 2012, there were 30,874,508 common shares issued and outstanding, 1,225,994 common shares owed but not issued, and no preferred shares issued.  As of March 31, 2013, all of these shares were issued to their respective parties.

During the quarter ended March 31, 2013, three employees vested shares of common stock in accordance with their employment agreements (see Note 13).  The first was the CEO/Director, vesting 150,000 shares of common stock, which were valued at market price of $54,000.  The other two issuances were for the Company’s Chief Operating Officer and Vice President of Customer Service, both of which achieved milestones predicated by their employment agreements.  The total number of shares vested for these two officers totaled 89,200 shares of common stock that were valued at market price of $37,464.

On January 23, 2013, the Company authorized the issuance of 330,000 shares of common stock in exchange for services, 180,000 of these shares were earned and expensed in the year ended December 31, 2012.  The remaining 150,000 shares were valued at the market price at the date of authorization for a total expense of $58,500.

On January 23, 2013, the Company conducted the third and final closing under a private placement offering, selling 225,000 units for $90,000 ($45,000 and 112,500 shares of which was received and accounted for in the year ended December 31, 2012).  The shares were sold for $0.40 each and came with two warrants.  The Class A warrants have an exercise price of $0.55 and a term of three years.  The Class B warrants have an exercise price of $0.75 and a term of five years.  All of the shares sold were issued as of December 31, 2013.

On March 6, 2013, the Company issued 10,000 shares of restricted common stock for $4,000 to a consultant.

On March 19, 2013, the Company conducted the first closing under a private placement offering selling 750,000 units for $300,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $39,000 and is obligated to issue 112,500 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of the Company’s common stock at $0.40 per share for ten years. The Company also incurred $46,121 of expenses associated with this offering, for a net amount of $253,879.

On April 30, 2013 the Company completed a closing under a private placement offering selling 187,500 units for $75,000 to three accredited investors.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for a $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to a registered broker/dealer and managing dealer for the offering in the amount of $9,750.  The Company incurred $11,324 of total expenses associated with this offering, for a net amount of $63,675, and is obligated to issue 28,125 warrants to the registered broker in association with the sale.

On April 30, 2013 the Company issued 12,500 shares of common stock for cash in the amount of $5,000.

On May 6, 2013, the Company conducted a closing under a private placement offering selling 625,000 units for $250,000 to an accredited investor.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to registered broker/dealer and managing dealer for the offering in the amount of $32,500.  The Company incurred $36,214 of total expenses associated with this offering, for a net amount of $213,786 and is obligated to issue 93,750 warrants to the registered broker in association with this sale.

On May 15, 2013, the Company entered into an amendment with its investment banking firm to reduce the warrants payable to the firm by 30,000.

On June 12, 2013, the Company conducted a closing under a private placement offering selling 437,500 units for $175,000 to four accredited investors.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to a registered broker/dealer and managing dealer for the offering in the amount of $22,750.  The Company incurred $31,558 of total expenses associated with this offering, for a net amount of $143,442 and is obligated to issue 65,625 warrants to the registered broker in association with this sale.

On June 30, 2013 employees vested 325,700 shares of common stock.  The value of the stock was $114,039 and the 325,700 shares were issued in the third quarter of 2013.  See Note 13 for further details.

On July 16, 2013, the Company issued a five-year warrant to purchase 22,000 shares of common stock at $0.40 per share for the second month of services under an Investor Relations Letter of Engagement. The warrant was valued at $6,300.

On July 30, 2013, the Company entered into two agreements with independent contractors to deliver a training course for their product.  As part of the agreement, the Company will issue each contractor 19,445 shares of its common stock, with a value of $7,778 for each of their services, totaling 38,890 shares of its common stock, with a value of $15,556 which were expensed during the third quarter of 2013.

On July 30, 2013, the Company conducted a closing under a private placement offering selling 187,500 units for $75,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $9,750 and is obligated to issue 28,125 warrants to registered broker. Each warrant will entitle registered broker, or its assignees, to purchase one share of the Company’s common stock at $0.40 per share for ten years. The Company also incurred $25,659 of expenses associated with this offering, for a net amount of $49,341.

On August 12, 2013, the CEO agreed to convert $35,000 of his notes payable into 100,000 shares of common stock, with a value of $35,000 by exercising his warrants.  These shares were issued in the fourth quarter of 2013.

On August 29, 2013, the Company authorized and issued 225,000 shares of common stock with a value of $67,500 to a director and engineer for services performed for the Company.

On August 29, 2013, the Company authorized and issued 17,500 shares of common stock with a value of $6,125 to an employee.

On August 30, 2013 the Company issued 150,000 shares of common stock, valued at $0.25 per share, upon exercise of a warrant form and receipt of $37,500 from a current stockholder.

On August 30, 2013, the Company issued 142,000 shares of common stock, valued at $41,194, for public and investor relation services pursuant to an agreement dated August 26, 2013.

On August 30, 2013, the Company issued a five-year warrant to purchase 22,000 shares of common stock at $0.40 per share for the third and final month of services under an Investor Relations Letter of Engagement.  The warrant was valued at $5,311.

On September 23, 2013, the Company issued 31,500 shares of common stock, valued at $11,009 to a consultant for services per a signed contract.  The shares were issued at $0.3495 per share.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 150,000 shares of common stock, valued at $66,000 to its CEO pursuant to the terms of his employment agreement.  These shares were owed but not issued as of December 31, 2013.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 104,000 shares of common stock, valued at $45,760 shares to its Interim CFO pursuant to the terms of her consulting agreement.  These shares were owed but not issued as of December 31, 2013.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 31,500 shares of common stock, valued at $13,388, to a consultant for services per a signed contract.

During the three months ended September 30, 2013, in connection with the issuance of new promissory notes, the Company issued 1,123,933 three-year warrants for the purchase of shares of its common stock for $0.40 per share.

On October 1, 2013, the Company sold 250,000 shares of common stock with an aggregate value of $100,000.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.

On October 10, 2013, the Company sold 100,000 shares of common stock with an aggregate value of $40,000.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  These shares were owed but not issued as of December 31, 2013.

On October 25, 2013, the Company conducted a closing under a private placement offering selling 787,500 units for $315,000 to eleven accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $40,950. The Company also incurred $8,774 of expenses associated with this offering, for a net amount of $265,276.

On October 29, 2013, two investors exercised 57,500 warrants to purchase common stock with total cash payments of $14,375.

On November 12, 2013, the Company conducted a closing under a private placement offering selling 1,373,750 units for $549,500 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $71,435. The Company also incurred $2,314 of expenses associated with this offering, for a net amount of $475,751.  These shares were owed but not issued as of December 31, 2013.

On November 20, 2013, the Company conducted a closing under a private placement offering selling 362,500 units for $145,000 to five accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $18,850. The Company also incurred $2,650 of expenses associated with this offering, for a net amount of $123,500.

On November 26, 2013, the Company issued 71,429 shares of common stock, valued at $50,000 for public and investor relation services pursuant to an agreement dated August 26, 2013.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company issued 15,000 shares of common stock for engineering assistance with the Company’s security device.  The services were valued at $9,165.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company issued 360,000 shares of its common stock to its six directors for director fees.  The services were valued at $219,960.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company issued 100,000 shares of its common stock to its CEO as a bonus for services performed for the Corporation.  These shares were valued at $61,100.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 150,000 shares of common stock, valued at $91,650 to its CEO pursuant to the terms of his employment agreement.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 104,000 shares of common stock, valued at $63,544 to its Interim CFO pursuant to the terms of her consulting agreement.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 212,500 shares of common stock, valued at $129,838 to its COO pursuant to the terms of his employment agreement.  These shares were owed but not issued as of December 31, 2013.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 52,800 shares of common stock, valued at $32,261 to its VP of Customer Support pursuant to the terms of his employment agreement.  These shares were owed but not issued as of December 31, 2013.

As of December 31, 2013, there were 37,274,292 common shares issued and outstanding, 2,855,979 common shares owed but not issued, and no preferred shares issued.

Note 9 – Options and warrants

Options

As of December 31, 2013 and 2012 there are no outstanding options.

Warrants

During the year ended December 31, 2012, the Company issued 1,372,500 warrants to purchase common stock. The warrants were issued relating to notes payable proceeds and the sale of common stock as noted in Notes 6 and 8. All have a term between three and five years and a strike price of $0.25 to $0.75.

During the year ended December 31, 2012, 247,000 warrants were exercised at a strike price of $0.25 per warrant, with proceeds recorded to common stock and additional paid in capital.

During the year ended December 31, 2013, 307,500 warrants were exercised at a strike price between $0.25 and $0.40 per warrant.

During the year ended December 31, 2013, 30,000 warrants previously committed to the Company’s investment banking firm were cancelled.

During the year ended December 31, 2013, the Company issued 10,347,500 warrants to purchase common stock relating to the sale of units as noted in Note 8.  All warrants have a term between three and five years and a strike price ranging from $0.55 to $0.75. In connection with the sale of units, the Company issued warrants as private placement fees.  The amount of warrants issued were 744,188 later reduced by 30,000 warrants for a total amount issued of 714,188.  These warrants have an exercise price of $.40 per share and have a term of 10 years.  Also upon conversion of any of the warrants relating to the sale of the units the Company is required to issue additional warrants as part of the fee agreement.

In connection with the notes payable the Company issued 1,123,933 warrants.  The value of the warrants was determined using the Black Scholes model with the following weighted average assumptions; Term 3 years, Stock Price at the date of the grant $0.37, Strike Price $0.40, Volatility 121%, Dividend $0, Risk Free Interest Rate 0.32%.  The value of $284,914 has been recorded as a prepaid loan fee and is being amortized over the life of the loan.

The Company issued 44,000 warrants for consulting services. The value of the warrants was determined using the Black Scholes model with the following weighted average assumptions; Term 5 years, Stock Price at the date of the grant $0.33, Strike Price $0.40, Volatility 121%, Dividend $0, Risk Free Interest Rate 1.46%.  The value of $11,610 has been recorded as a prepaid asset and is being amortized over the life of the consulting agreement.

A summary of warrants as of December 31, 2013 and 2012 is as follows:

	Number of Options	Weighted Average Exercise Price of Options	Number of Warrants	Weighted Average Exercise Price of Warrants
Outstanding 1/01/2012	-	$-	307,000	$0.28
Granted	-	-	1,372,500	0.54
Cancelled	-	-	-	-
Exercised	-	-	(247,000)	0.25
Outstanding 12/31/2012	-	$-	1,432,500	$0.53
Granted	-	-	12,229,621	0.61
Cancelled	-	-	-	-
Exercised	-	-	(307,500)	0.28
Outstanding 12/31/2013	-	$-	13,354,621	$0.61

Note 10 – Lease commitments and related party transactions

In December of 2011, the Company leased space in Scottsdale, Arizona for its main headquarters. The lease runs from January of 2012 to March of 2014 at a rate of $1,907 per month. Future minimum payments as of December 31, 2013 under this lease are $5,721 for 2014.

Rent expense was $26,260 and $24,468 for the years ended December 31, 2013 and 2012, respectively.

During the year ended December 31, 2012, the Company issued 60,000 shares, valued at $29,400 to a former director for consulting services.

During the years ended December 31, 2012 and 2011, the Company issued notes payable to related parties.  The maturity dates for these notes were extended during the year ended December 31, 2013.  See Note 6 for further details.

During the year ended December 31, 2013 the Company issued notes payable and warrants to related parties.  See Note 6 for further details.

See Note 13 for details on stock issued to employees and related party consultants per their employment or consulting contracts with the Company.

Note 11 – Fair Value Measurements

The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets that are required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.  The Company had no level three assets or liabilities as of December 31, 2013 or 2012; therefore, a reconciliation of the changes during the year is not shown.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Fair Value
Notes Payable	-	$200,000	-	$200,000

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Fair Value
Notes payable	-	$1,123,900	-	$1,123,933

Note 12 – Income Taxes

The Company’s operations for the years ended December 31, 2013 and 2012 resulted in losses, thus no income taxes have been reflected in the accompanying statements of operations.

The provision for income taxes for the years ended December 31, 2013 and 2012 consists of the following:

	12-31-2013	12-31-2012
Current tax	$-	$-
Benefits of deferred tax assets	733,389	535,995
Change in valuation allowance	(733,389)	(535,995)
Provision for income tax expense	$-	$-

As of December 31, 2013 the Company has net operating loss carry-forwards of approximately $4,549,000 which expire in the years 2029-2033.  These operating loss carry-forwards may be used to reduce future income taxes payable.  A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.  For the years ended December 31, 2013 and 2012 the effective tax rate was 0% resulting from a 34% valuation allowance rate offsetting the statutory rate of 34%.

Below is a summary of deferred tax asset calculations as of December 31, 2013 based on a 34% income tax rate. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$4,549,000	$1,622,160
Research credit		75,500
Valuation allowance		(1,697,660)
Deferred tax asset		$-

Below is a summary of deferred tax asset calculations as of December 31, 2012 based on a 34% income tax rate. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$2,408,446	$818,871
Research credit		69,986
Valuation allowance		(888,857)
Deferred tax asset		$-

Management does not believe that it has taken a position in its tax return that creates a more likely than not potential for          future liability under the guidance of FIN 48.  The Company has no interest or penalties for the years ended December 31, 2013 and 2012 but the policy would be to record any of these items as a separate component of general and administrative expense.  The Company files income tax returns in the US Federal jurisdiction and various state jurisdictions   The Company is no longer subject for any Federal or state examinations for years beginning on January 1, 2009.  The Company is not under any current income tax examinations.

Note 13 – Employment Contracts

During the year ended December 31, 2012, the Company entered into an amended and restated three-year employment contract with its Chief Operating Officer.  If the Company meets various goals and criteria during those three years, which have been set forth in the agreement, they will issue a prescribed amount of shares of its common stock to the Chief Operating Officer.  The Company reserved 450,000 shares of its common stock as required by the agreement.  As of December 31, 2013, in accordance with the terms of the agreement, the employee vested 335,000 shares of restricted stock for achieving milestones as set forth in the employment agreement.

During the year ended December 31, 2012, the Company entered into a three-year contact with its Vice President of Customer Support.  If the Company meets various goals and criteria during those three years they will issue a prescribed amount of its common shares to the Vice President of Customer Support, all of which are prescribed in the agreement.  The Company reserved 288,000 shares of its common stock as required by the agreement.  As of December 31, 2013, in accordance with the terms of the agreement, the employee vested 91,200 shares of restricted stock for achieving milestones as set forth in the employment agreement.

On March 4, 2013, the Company entered into an employment agreement with its CEO/president.  The CEO/president has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 750,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue 150,000 common shares on the last day of every fiscal quarter as compensation through that period.  As of December 31, 2013 600,000 common shares have vested.  In addition, the Chief Executive Officer and President shall earn an initial base salary of $250,000, which began on January 1, 2013 and will accrue until the Company completes certain requirements per the agreement.

On March 4, 2013, the Company amended the agreement with its non-employee interim Chief Financial Officer (CFO).  The CFO has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 416,250 shares of its common stock as required by the agreement.  Per the contract, the Company will issue a prescribed amount of common shares on the last day of every fiscal quarter, beginning with the second quarter of 2013 and ending on March 31, 2014.  As of December 31, 2013, 312,000 shares have vested.  In addition, the Non-Employee Interim Chief Financial Officer will earn a base monthly retainer of $3000, which began to accrue on January 1, 2013 and will continue to accrue until the Company completes certain requirements per the agreement.

As of December 31, 2013, the Company has a total of 548,550 shares of its common stock reserved for the following employment contracts:

Employee or Position	Shares
Chief Operating Officer	97,500
Vice President of Customer Support	196,800
Chief Executive Officer	150,000
Non-Employee Interim Chief Financial Officer	104,250
Total	548,550

Note 14 – Public & Investor Relations Agreements

On March 1, 2013, the Company entered into a one-year agreement with Kraves PR to assist with public relations as the Company moves into scaled production and distribution.  The contract will be executed on a project-by-project basis, beginning with media assistance provided at an industry conference in April 2013.  All monies paid under this contract will be classified in sales, general and administrative expenses as a marketing expenditure.

On August 30, 2013, we entered an agreement with an investor relations firm for a period of 12 months, ending May 26, 2014, with the right to cancel services at the end of each subsequent three-month period.  The terms of the agreement called for the issuance of 142,000 common shares to be issued for the first three-months of service ending November 26, 2013, and then the equivalent number of shares required to compensate for the $50,000 per period thereafter.

On May 15, 2013 we authorized the issuance of a five-year warrant to purchase 66,000 shares of common stock for $0.40 per share.  These warrants vested in three equal installments of 22,000 shares.  As of December 31, 2013, 44,000 shares were expensed for a total of $11,610 and the remaining 22,000 warrants will be expensed in the first quarter of fiscal 2014.

Note 15 – Subsequent events

On January 17, 2014, the Company entered into a revolving line of credit agreement with Cornerstone Bank, N.A.  The agreement provides for an aggregate of up to $700,000 at any time outstanding pursuant to a revolving line of credit and matures on January 16, 2015.  The agreement is secured by inventory, work in process, accounts receivable and was personally guaranteed by the Company’s Chief Executive Officer/President.  Borrowings bear interest at 6% per annum, with monthly interest payments to be paid by the Company.

On January 17, 2014, the Company made a payment of $597,500 as a down payment of 50% for the purchase of 10,000 units of its Pro V2 devices from its supplier.

On February 3, 2014, the Company entered into a three month consulting agreement, for management consulting, business advisory, shareholder information and public relations services.

On February 12, 2014, the Company received $50,000 from a director in the form of a promissory note.  The note is unsecured, bears interest of 12% per annum and is due on July 15, 2014.  In association with this note, the director was also issued 50,000 warrants to purchase common stock.

On February 24, 2014, the Company received $25,000 from a director in the form of a promissory note.  The note is unsecured, bears interest of 12% per annum and is due on July 15, 2014.  In association with this note, the director was also issued 25,000 warrants to purchase common stock.

On February 24, 2014, the Company received $25,000 from its CEO in the form of a promissory note.  The note is unsecured, bears interest of 12% per annum and is due on July 15, 2014.  In association with this note, the CEO was also issued 400,000 warrants to purchase common stock.

On February 24, 2014, the Company received $25,000 from an unaffiliated third party in the form of a promissory note.  The note is unsecured, bears interest of 12% per annum and is due on July 15, 2014.  In association with this note, the third party was also issued 25,000 warrants to purchase common stock.

During the first quarter of 2014, the Company initiated development activities for the new consumer version of its product.  To date, expenses for this project have totaled approximately $20,000.

GUARDIAN 8 HOLDINGS Condensed Consolidated Balance Sheets (Unaudited)
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash	$3,046,445	$305,649
Accounts receivable, net of allowance for doubtful accounts of $952 as of June 30, 2014 and December 31, 2013	7,266	3,767
Other receivable	7,000	-
Prepaid loan costs	540,519	143,302
Prepaid expenses, other	111,581	195,810
Deposits on inventory	287,278	138,262
Inventory
Finished goods	633,074	41,022
Finished goods in transit	239,000	-
Finished goods on consignment	8,079	4,216
Total current assets	4,880,242	832,028

Property and equipment:
Fixed assets, net of accumulated depreciation of $75,019 and $41,931 as of June 30, 2014 and December 31, 2013	232,493	220,652

Website, net of accumulated amortization of $21,698 and $18,226 as of June 30, 2014 and December 31, 2013	1,736	5,207

Patent, net of accumulation amortization of $4,122 and $3,547 as of June 30, 2014 and December 31, 2013	15,735	16,310
Total property and equipment	249,964	242,169

Other assets:
Prepaid loan costs, net of current portion	225,216
Rent security deposit	8,750	-
Utility deposit	4,580	-
Total other assets	238,546	-
Total assets	$5,368,752	$1,074,197

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$172,562	$218,266
Deferred revenue	769	1,388
Accrued payroll expenses	27,981	23,737
Accrued interest
Related	1,810	39,133
Unrelated	48,053	3,025
Notes payable
Related	-	1,023,933
Unrelated	-	100,000
Total current liabilities	251,175	1,409,482

Long-term liabilities:
Convertible senior secured debentures, net of discount Of $1,604,390 at June 30, 2014 and $0 at December 31, 2013	5,395,610	-

Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; issued and outstanding of 40,737,560 and 37,274,292 at June 30, 2014 and December 31, 2013	40,736	37,273
Common stock owed but not issued: 435,000 and 2,855,979 at June 30, 2014 and December 31, 2013	435	2,856
Paid in capital	9,153,132	6,629,143
Accumulated deficit	(9,472,336)	(7,004,557)
Total stockholders’ deficit	(278,033)	(335,285)
Total liabilities and stockholders’ deficit	$5,368,752	$1,074,197

The accompanying notes are an integral part of the consolidated financial statements.

GUARDIAN 8 HOLDINGS
Condensed Consolidated Statement of Operations
(Unaudited)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenues	$13,967	$3,124	$19,012	$3,124
Cost of sales	10,225	976	14,104	976
Gross profit	3,742	2,148	4,908	2,148

Depreciation and amortization	23,181	14,574	43,143	17,399
General and administrative expenses	870,097	676,606	1,862,336	1,245,245
	893,278	691,180	1,905,479	1,262,644
Loss from operations	(889,536)	(689,032)	(1,900,571)	(1,260,496)

Other income (expense):
Interest income	737	-	737	-
Interest expense	(374,295)	(13,463)	(567,945)	(21,863)

Loss before income tax	(1,263,094)	(702,495)	(2,467,779)	(1,282,359)
Provision for income tax expense	-	-	-	-
Net loss	$(1,263,094)	$(702,495)	$(2,467,779)	$(1,282,359)

Net loss per share - basic and diluted	$(0.03)	$(0.02)	$(0.06)	$ (0.04)

Weighted average shares outstanding – basic and diluted	40,865,616	33,585,431	40,621,946	32,810,135

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN 8 HOLDINGS
Condensed Consolidated Statement of Stockholders’ Equity
 For the Six Months Ended June 30, 2014 and the Year Ended December 31, 2013
(Unaudited)

	Common Stock Issued		Common Stock Owed but Not Issued		Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2013	30,874,508	$30,874	1,225,994	$1,226	$3,299,780	$(3,379,393)	$(47,513)

Issuance of common stock previously owed	1,225,994	1,226	(1,225,994)	(1,226)	-	-	-
Common stock issued for compensation	478,400	478	665,300	665	554,889	-	556,032
Common stock issued for services	745,390	745	294,429	294	419,977		421,016
Common stock issued for director fees	-	-	360,000	360	219,600	-	219,960
Common stock sold for cash	3,700,000	3,700	1,473,750	1,474	2,064,326	-	2,069,500
Exercise of warrants	250,000	250	62,500	63	86,562	-	86,875
Discounts on notes payable	-	-	-	-	296,524	-	296,524
Private placement fees	-	-	-	-	(312,515)	-	(312,515)
Net loss for the year	-	-	-	-	-	(3,625,164)	(3,625,164)
Balance December 31, 2013	37,274,292	37,273	2,855,979	2,856	6,629,143	(7,004,557)	(335,285)

Issuance of common stock previously owed	2,850,979	2,851	(2,850,979)	(2,851)	-	-	-
Common stock issued for compensation	150,000	150	-	-	76,350	-	76,500
Common stock issued for services	462,289	462	430,000	430	408,118	-	409,010
Discounts on notes payable	-	-	-	-	154,881	-	154,881
Discounts on convertible debentures	-	-	-	-	1,698,766	-	1,698,766
Loan fees paid in conjunction with warrants granted to placement agents in convertible debenture offering	-	-	-	-	185,874	-	185,874
Net loss for the six months	-	-	-	-	-	(2,467,779)	(2,467,779)
Balance, June 30, 2014	40,737,560	$40,736	435,000	$435	$9,153,132	$(9,472,336)	$(278,033)

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN 8 HOLDINGS
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,467,779)	$(1,282,359)
Adjustments to reconcile net loss to net cash (used) from operating activities:
Stock issued for services	409,010	67,500
Stock issued for compensation	76,500	205,459
Depreciation and amortization	43,143	17,398
Amortization of discount on notes payable	154,881	-
Amortization of discount on convertible debentures	94,376	-
Change in operating assets and liabilities:
Accounts receivable	(3,499)	-
Other receivable	(7,000)	-
Prepaid loan costs	(436,559)	-
Prepaid expenses	84,229	(76,635)
Deposits on inventory	(149,016)	(43,136)
Inventory	(834,915)	(12,839)
Rent security deposit	(8,750)	-
Utility deposit	(4,580)	-
Accounts payable and accrued expenses	(45,704)	154,566
Deferred revenue	(619)	-
Accrued interest	7,705	23,901
Accrued payroll expenses	4,244	151,440
Net cash (used) by operating activities	(3,084,333)	(794,705)
Cash flows from investing activities:
Purchase of property and equipment	(50,938)	(146,800)
Net cash (used) by investing activities	(50,938)	(146,800)
Cash flows from financing activities:
Proceeds from common stock sales, net of private placement fees	-	719,783
Proceeds from notes payable, related parties	475,000	250,000
Proceeds from notes payable, unrelated parties	25,000	-
Proceeds from bank line of credit	900,000	-
Proceeds from convertible senior secured debentures	7,000,000	-
Repayment of notes payable, related parties	(1,498,933)	-
Repayment of notes payable, unrelated parties	(125,000)	-
Repayment of bank line of credit	(900,000)	-
Cash flows from financing activities	5,876,067	969,783

Net increase in cash and cash equivalents	2,740,796	28,278
Cash and cash equivalents, beginning of period	305,649	41,855

Cash and cash equivalents, end of period	$3,046,445	$70,133

Supplemental cash flow information:
Interest paid	$9,227	$-
Income taxes paid	$-	$-
Non-cash financing activity:
Loan fees paid in conjunction with warrants granted to placement agents in convertible debenture offering	$185,874	-
Stock issued for services	$409,010	$67,500
Number of shares issued for services	892,289	172,500
Stock issued for compensation	$76,500	$205,459
Number of shares issued for compensation	150,000	564,900
Discount on notes payable	1,698,766	-

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN 8 HOLDINGS
Notes to Condensed Consolidated Financial Statements

Note 1 – Company Organization and Summary of Significant Accounting Policies

Organization

Guardian 8 Corporation (“Guardian 8”) was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, the Company changed its name to Guardian 8 Corporation.  The Company’s principle offices are located in Scottsdale, Arizona.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission.  The Company merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post-merger, Global Risk changed its name to Guardian 8 Holdings.

Basis of presentation

Effective July 1, 2013 the Company transitioned from reporting as a development stage entity to an operating entity as revenues became sustainable with product sales.

Principles of consolidation

For the three and six months ended June 30, 2014 and 2013, and for the year ended December 31, 2013, the Company was consolidated with its wholly-owned subsidiary, Guardian 8 Corporation.  All material intercompany transactions and accounts have been eliminated.

Cash and cash equivalents

Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  As of June 30, 2014 and December 31, 2013, there were cash equivalents of $3,046,445 and $305,649 respectively.

Revenue recognition

Revenues are recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The company recognizes revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable. Cash payments received in advance are recorded as deferred revenue.  Extended warranties are recorded as deferred revenue and amortized according to the number of months in service.  Revenue for the six months ended June 30, 2014 and 2013 were $19,012 and $3,124, respectively.

Warranty

The Company offers a 90-day limited warranty on its core product with an opportunity to upgrade to a one year limited warranty (for a fee) on the device.  These fees are intended to cover the handling and repair costs and include a profit.  One year extended warranties that provide additional coverage beyond the limited warranty are offered for specified fees. Revenue derived from the sale of extended warranties are deferred and amortized over the duration of the warranty period.  During the six months ended June 30, 2014 and year ended December 31, 2013 the, Company recorded $769 and $1,388 as deferred revenue, and had related warranty expense of $955 and $0, respectively.

Research and development costs

The Company expenses all costs of research and development as incurred. Research and development expenses included in general and administrative expenses totaling $107,248 and $249,529 for the six months ended June 30, 2014 and 2013 respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment

Property and equipment are stated at cost.  Major improvements are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of respective assets are expensed.

The Company depreciates its property and equipment for the financial reporting purposes using the straight-line method based on the following useful lives of the assets:

Equipment	2 years
Tooling	10 years
Computer equipment	3 years
Leasehold improvements	Life of lease
Furniture and fixtures	5 years
Warehouse equipment	10 years

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2014 and 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 13 for further details.

Impairment of long-lived assets

ASC 360, “Accounting for the Impairment of Long-Lived Assets to be Disposed Of”, requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future new cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.  The Company did not have impaired assets during the six months ended June 30, 2014 and 2013.

Net loss per share

Net Loss per share is provided in accordance with ASC 260-10, “Earnings Per Share” that requires the reporting of both basic and diluted earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing the earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  In accordance with ASC 260-10, any anti-dilutive effects on net income (loss) per share are excluded.  For the six months ended June 30, 2014 and 2013, the denominator in the diluted earnings per share computation is the same as the denominator for basic earnings per share due to the anti-dilutive effect of the warrants on the Company’s net loss.  Diluted earnings (loss) per share is not presented since the effect would be anti-dilutive. Potential common shares as of June 30, 2014 that have been excluded from the computation of diluted net loss per share amounted to 21,414,621 from warrants. Potential common shares as of June 30, 2013 that have been excluded from the computation of net loss per share amounted to 5,927,500 from warrants.

Income taxes

The Company follows ASC subtopic 740-10, “Accounting for Income Taxes”, for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  See Note 14 for further details.

 Recent pronouncements

The Company has evaluated all new accounting pronouncements as of the issue date of these financial statements and has determined that none have or will have a material impact on the financial statements or disclosures.

Note 2 – Going Concern

The accompanying condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles and under the assumption that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As of June 30, 2014, the Company has an accumulated deficit of $9,472,336.

The Company’s activities since inception have been financially sustained by issuance of common stock and related party loans. The Company intends to raise additional funding to continue its operations through contributions from the current shareholders and stock issuance to other investors and has issued convertible senior secured debentures.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues.  The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 – Prepaid loan costs

During the year ended December 31, 2013, the Company issued notes payable that include a three-year warrant for each $1.00 of principal covered in the notes.   The warrants are exercisable at $0.40 per share (See Note 7).  The warrants issued were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $296,524.  As of June 30, 2014, the loan costs were fully amortized.

During the three months ended March 31, 2014, the Company issued notes payable that included a three-year warrant for each $1.00 of principal covered in the notes.  The warrants are exercisable at $0.50 per share (See Note 7).  The warrants were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amount of $154,881. As of June 30, 2014, the loan costs were fully amortized.

On May 27, 2014, the Company issued convertible senior secured debentures (See Note 8).  From these debentures, the Company incurred loan costs in the amount of $632,786, which are being amortized over eighteen months, which is the period for which the debentures are due. As of June 30, 2014, the balance on these loan costs was $597,631.

On June 2, 2014, the Company issued convertible senior secured debentures (See Note 8).  From these debentures, the Company incurred loan costs in the amount of $177,153, which are being amortized over eighteen months, which is the period for which the debentures are due.  As of June 30, 2014, the balance on these loan costs was $168,104.

Note 4 – Property and equipment

Property and equipment consists of the following:

	June 30, 2014	December 31, 2013
Equipment	$96,379	$96,379
Tooling	127,436	127,436
Computer equipment	25,018	-
Leasehold Improvements	23,070	6,007
Furniture and fixtures	25,741	32,761
Warehouse equipment	9,868	-
	307,512	262,583
Less accumulated depreciation	75,019	41,931
	$232,493	$220,652

As of June 30, 2014, all tooling was complete and placed into service.

Note 5 – Deposit on Inventory

As of June 30, 2014 the Company pre-paid $287,278 as a deposit on inventory for its finished personal security devices.  This inventory is scheduled to arrive by December 31, 2014.

Note 6 – Bank line of credit

On January 17, 2014, the Company entered into a revolving line of credit agreement with Cornerstone Bank, N.A.  The agreement provided for an aggregate of up to $700,000, which was increased to $900,000 on April 28, 2014, at any time outstanding pursuant to a revolving line of credit and matures on January 16, 2015.  The agreement was secured by inventory, work in process, accounts receivable, a letter of credit, and was personally guaranteed by the Company’s Chief Executive Officer/President.  Borrowings bear interest at 6% per annum, with monthly interest payments to be paid by the Company.

As part of the agreement, the Company entered into a Letter of Credit Rights Control Agreement with F&M Bank & Trust Company.  Per this agreement, if the Company were to default on the line of credit, F&M Bank & Trust Company would then be held liable to Cornerstone Bank, N.A. for the payment of the line of credit.  In addition, the Company would then owe the amount disbursed to F&M Bank & Trust Company.  As of June 30, 2014, the bank line of credit was fully paid.

Note 7 – Notes payable

On January 1, 2013, the Company had notes payable from related parties, totaling $200,000.  These notes were originally due in 2012, but subsequently extended into 2013.  The notes bear interest at a rate of 12% per annum.

On January 24, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note was unsecured, bearing interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $100,000.  The note was unsecured, bearing interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note was unsecured, bearing interest at 12% per annum and was payable on September 1, 2013.

On March 26, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note was unsecured, bearing interest at 12% per annum and was payable on September 1, 2013.

On August 12, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note was unsecured, bearing interest at 12% per annum and was payable on November 30, 2013.

On August 26, 2013, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $150,000.  The note was unsecured, bearing interest at 12% per annum and was payable on November 30, 2013.

On September 1, 2013, the Company had a total of $615,000 of the original $650,000 in notes payable outstanding to its CEO and directors, with an additional $33,933 owed in accrued interest.  This debt, previously due on September 1, 2013 through November 30, 2013, was exchanged for three new unsecured notes payable totaling $648,933.  Each of these notes were to mature on April 30, 2014, bearing interest at 12% per annum, and included a three-year warrant for every $1.00 of principal amount of each note.  The warrants were exercisable at $0.40 per share.  The notes and related accrued interest were paid off as of June 30, 2014.

On September 1, 2013 the Company received a note payable in the amount of $45,000 from a related party in exchange for outstanding invoices owed for engineering services provided in the first nine months of the year.  The note was unsecured, bearing interest at 12% per annum, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.  The note and related accrued interest were paid off as of June 30, 2014.

On September 18, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note was unsecured, bearing interest at 12%, was payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.  The note and related accrued interest was paid off as of June 30, 2014.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $30,000.  The note was unsecured, bearing interest at 12%, was payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.  The note and related accrued interest was paid off as of June 30, 2014.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $250,000.  The note was unsecured, bearing interest at 12%, was payable on April 30, 2014, and included a three-year warrant for each $1.00 of principal included in the note.  The warrants were exercisable at $0.40 per share. The note and related accrued interest was paid off as of June 30, 2014.

On September 30, 2013, the Company received a note payable in the amount of $100,000.  The note was unsecured, bears interest at 12%, was payable on April 30, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.   The warrants were exercisable at $0.40 per share. The note and related accrued interest was paid off as of June 30, 2014.

As of December 31, 2013, the Company had notes payable of $1,123,933 and accrued interest of $42,158.  All amounts were due within twelve months.  The Company also recognized $296,524 of expense associated with the convertible features of the notes payable issued during the year ended December 31, 2013.  As noted above, the balances outstanding inclusive of all accrued interest from these notes were paid in full as of June 30, 2014.

On February 12, 2014, the Company received a note payable in the amount of $50,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.  The note and related accrued interest was paid off as of June 30, 2014.

On February 24, 2014, the Company received a note payable in the amount of $25,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.  The note and related accrued interest was paid off as of June 30, 2014.

On February 24, 2014, the Company received a note payable in the amount of $400,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.  The note and related accrued interest was paid off as of June 30, 2014.

On February 24, 2014, the Company received a note payable in the amount of $25,000 from an unaffiliated company.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.  The note and related accrued interest was paid off as of June 30, 2014.

Note 8 – Convertible Senior Secured Debentures

The Company issued the following convertible Senior Secured Debentures:

	1st Closing	2nd Closing

1. Date of issuance	May 27, 2014	June 2, 2014

2. Gross amount of debentures	$5,250,000	$1,750,000

3. Term	18 Months Due November 30, 2015	18 Months Due November 30, 2015

4. Interest rate	8% from May 27, 2014	8% from June 2, 2014

5. Class C warrants to debenture holders:
Number issued	5,250,000	1,750,000
Price per share	$0.60	$0.60
Term	5 years	5 years
See condition number 2

6.  Conversion Rights

The debentures may be converted by each buyer commencing on the 91st day following closing and through maturity, either in whole or in part, up to the full principal amount and accrued interest thereunder into shares of common stock at $0.50 per share.

The Company may force conversion of the debentures into shares of common stock at $0.50 per share, either in whole or in part, if the closing sale price of shares of common stock during any ten consecutive trading days has been at or above $1.00 per share.

In the event the average closing price of the common stock for the ten trading days immediately preceding, but not including, the maturity date of the debentures is equal to or greater than $0.80, then on the maturity date, the buyers must convert all remaining principal due under the debentures.

Upon conversion of the debentures, an additional Class C Warrant will be issued under the same terms and same amount as the warrants issued in the debenture sale.

7.  Security of Debentures. The debentures are guaranteed, pursuant to “Secured Guaranty” and “Pledge and Security Agreement by Guardian 8 Corporation and secured interest in all of the assets of the company and Guardian 8 Corporation.

8.  Registration Rights. The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering all shares of common stock underlying the debentures and Class C warrants within 90 days of the final closing, on or before August 31, 2014, and to maintain the effectiveness of the registration statement for five years, or until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.  The Registrant has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the filing date. The Company is obligated to pay to investors liquidated damages equal to 1.0% per month in cash for every thirty day period up to a maximum of six percent, (i) that the registration statement has not been filed after the filing date, (ii) following the effectiveness date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the financing agreements.

9.  Valuation of Warrants

The warrants issued with the debentures were valued using the Black-Scholes option pricing model and bifurcated out of the note proceeds and recorded as additional paid in capital in the amounts of $1,274,074 for the first closing and $424,692 for the second closing. The assumptions used in the pricing model were:  term 5 years, risk free interest rate 1.56%-1.60%, and volatility 99%.  A $1,698,766 discount on the debenture was recorded and is being amortized into interest expense over the eighteen month life of the debenture using the interest method.

As of June 30, 2014, $94,376 was amortized into interest expense and the remaining discounts were $1,604,390.

$295,000 of the debentures were to related parties.

Note 9 – Patents

In June of 2009, concurrent with the Company’s incorporation, one of its officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device. The cost of the patent is being amortized over the 20-year life of the patent.

The Company hired a patent attorney specializing in products for the security industry to assist in filing additional utility and technology patents for its new enhanced non-lethal products.  As of June 30, 2014, the costs paid to this attorney for the filings, drawings, and research totaled $9,472.  These costs have been capitalized and are being amortized over the 20-year life of the patents once issued and placed into service.

Note 10 – Stockholders’ equity

On January 1, 2013, there were 30,874,508 common shares issued and outstanding, 1,225,994 common shares owed but not issued, and no preferred shares issued.  As of March 31, 2013, all of these shares were issued to their respective parties.

During the quarter ended March 31, 2013, three employees vested shares of common stock in accordance with their employment agreements (see Note 15).  The first was the CEO/Director, vesting 150,000 shares of common stock, which were valued at market price of $54,000.  The other two issuances were for the Company’s Chief Operating Officer and Vice President of Customer Service, both of which achieved milestones predicated by their employment agreements.  The total number of shares vested for these two officers totaled 89,200 shares of common stock that were valued at market price of $37,464.

On January 23, 2013, the Company authorized the issuance of 330,000 shares of common stock in exchange for services, 180,000 of these shares were earned and expensed in the year ended December 31, 2012.  The remaining 150,000 shares were valued at the market price at the date of authorization for a total expense of $58,500.

On January 23, 2013, the Company conducted the third and final closing under a private placement offering, selling 225,000 units for $90,000 ($45,000 and 112,500 shares of which was received and accounted for in the year ended December 31, 2012).  The shares were sold for $0.40 each and came with two warrants.  The Class A warrants have an exercise price of $0.55 and a term of three years.  The Class B warrants have an exercise price of $0.75 and a term of five years.  All of the shares sold were issued as of December 31, 2013.

On March 6, 2013, the Company issued 10,000 shares of restricted common stock for $4,000 to a consultant.

On March 19, 2013, the Company conducted the first closing under a private placement offering selling 750,000 units for $300,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $39,000 and is obligated to issue 112,500 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of the Company’s common stock at $0.40 per share for ten years. The Company also incurred $46,121 of expenses associated with this offering, for a net amount of $253,879.

On April 30, 2013 the Company completed a closing under a private placement offering selling 187,500 units for $75,000 to three accredited investors.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for a $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to a registered broker/dealer and managing dealer for the offering in the amount of $9,750.  The Company incurred $11,324 of total expenses associated with this offering, for a net amount of $63,675, and is obligated to issue 28,125 warrants to the registered broker in association with the sale.

On April 30, 2013 the Company issued 12,500 shares of common stock for cash in the amount of $5,000.

On May 6, 2013, the Company conducted a closing under a private placement offering selling 625,000 units for $250,000 to an accredited investor.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one fie year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to registered broker/dealer and managing dealer for the offering in the amount of $32,500.  The Company incurred $36,214 of total expenses associated with this offering, for a net amount of $213,786 and is obligated to issue 93,750 warrants to the registered broker in association with this sale.

On May 15, 2013, the Company entered into an amendment with its investment banking firm to reduce the warrants payable to the firm by 30,000.

On June 12, 2013, the Company conducted a closing under a private placement offering selling 437,500 units for $175,000 to four accredited investors.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, the Company paid selling commissions to a registered broker/dealer and managing dealer for the offering in the amount of $22,750.  The Company incurred $31,558 of total expenses associated with this offering, for a net amount of $143,442 and is obligated to issue 65,625 warrants to the registered broker in association with this sale.

On June 30, 2013 employees vested 325,700 shares of common stock.  The value of the stock was $114,039 and the 325,700 shares were issued in the third quarter of 2013.  See Note 15 for further details.

On July 16, 2013, the Company issued a five-year warrant to purchase 22,000 shares of common stock at $0.40 per share for the second month of services under an Investor Relations Letter of Engagement. The warrant was valued at $6,300.

On July 30, 2013, the Company entered into two agreements with independent contractors to deliver a training course for their product.  As part of the agreement, the Company will issue each contractor 19,445 shares of its common stock, with a value of $7,778 for each of their services, totaling 38,890 shares of its common stock, with a value of $15,556 which were expensed during the third quarter of 2013.

On July 30, 2013, the Company conducted a closing under a private placement offering selling 187,500 units for $75,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $9,750 and is obligated to issue 28,125 warrants to registered broker. Each warrant will entitle registered broker, or its assignees, to purchase one share of the Company’s common stock at $0.40 per share for ten years. The Company also incurred $25,659 of expenses associated with this offering, for a net amount of $49,341.

On August 12, 2013, the CEO agreed to convert $35,000 of his notes payable into 100,000 shares of common stock, with a value of $35,000 by exercising his warrants.  These shares were issued in the fourth quarter of 2013.

On August 29, 2013, the Company authorized and issued 225,000 shares of common stock with a value of $67,500 to a director and engineer for services performed for the Company.

On August 29, 2013, the Company authorized and issued 17,500 shares of common stock with a value of $6,125 to an employee.

On August 30, 2013 the Company issued 150,000 shares of common stock, valued at $0.25 per share, upon exercise of a warrant form and receipt of $37,500 from a current stockholder.

On August 30, 2013, the Company issued 142,000 shares of common stock, valued at $41,194, for public and investor relation services pursuant to an agreement dated August 26, 2013.

On August 30, 2013, the Company issued a five-year warrant to purchase 22,000 shares of common stock at $0.40 per share for the third and final month of services under an Investor Relations Letter of Engagement.  The warrant was valued at $5,311.

On September 23, 2013, the Company issued 31,500 shares of common stock, valued at $11,009 to a consultant for services per a signed contract.  The shares were issued at $0.3495 per share.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 150,000 shares of common stock, valued at $66,000 to its CEO pursuant to the terms of his employment agreement.  These shares were issued in the first quarter of 2014.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 104,000 shares of common stock, valued at $45,760 shares to its Interim CFO pursuant to the terms of her consulting agreement.  These shares were issued in the first quarter of 2014.

On September 30, 2013, the Company authorized and recognized the expense for the issuance of 31,500 shares of common stock, valued at $13,388, to a consultant for services per a signed contract.

During the three months ended September 30, 2013, in connection with the issuance of new promissory notes, the Company issued 1,023,935 three year warrants for the purchase of shares of its common stock for $0.40 per share.

On October 1, 2013, the Company sold 250,000 shares of common stock with an aggregate value of $100,000.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.

On October 10, 2013, the Company sold 100,000 shares of common stock with an aggregate value of $40,000.  Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  These shares were owed but not issued as of December 31, 2013.

On October 25, 2013, the Company conducted a closing under a private placement offering selling 787,500 units for $315,000 to eleven accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $40,950. The Company also incurred $8,774 of expenses associated with this offering, for a net amount of $265,276.

On October 29, 2013, two investors exercised 57,500 warrants to purchase common stock with total cash payments of $14,375.

On November 12, 2013, the Company conducted a closing under a private placement offering selling 1,373,750 units for $549,500 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $71,435. The Company also incurred $2,314 of expenses associated with this offering, for a net amount of $475,751.  These shares were issued in the second quarter of 2014.

On November 20, 2013, the Company conducted a closing under a private placement offering selling 362,500 units for $145,000 to five accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, the Company paid a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $18,850. The Company also incurred $2,650 of expenses associated with this offering, for a net amount of $123,500.

On November 26, 2013, the Company issued 71,429 shares of common stock, valued at $50,000 for public and investor relation services pursuant to an agreement dated August 26, 2013.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company authorized 20,000 shares of common stock for engineering assistance with the Company’s security device.  The services were valued at $9,165.  15,000 of these shares were issued in the first quarter of 2014.  5,000 shares were owed but not issued as of June 30, 2014

On December 31, 2013, the Company issued 360,000 shares of its common stock to its six directors for director fees.  The services were valued at $219,960.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company issued 100,000 shares of its common stock to its CEO as a bonus for services performed for the Corporation.  These shares were valued at $61,100.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 150,000 shares of common stock, valued at $91,650 to its CEO pursuant to the terms of his employment agreement.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 104,000 shares of common stock, valued at $63,544 to its Interim CFO pursuant to the terms of her consulting agreement.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 212,500 shares of common stock, valued at $129,838 to its COO pursuant to the terms of his employment agreement.  These shares were issued in the first quarter of 2014.

On December 31, 2013, the Company authorized and recognized the expense for the issuance of 52,800 shares of common stock, valued at $32,261 to its VP of Customer Support pursuant to the terms of his employment agreement.  These shares were issued in the first quarter of 2014.

As of December 31, 2013, there were 37,274,292 shares of common stock outstanding, 2,855,979 were owed but not issued and there were no preferred shares.

On February 3, 2014, the Company authorized and recognized the expense for 325,000 shares of common stock, valued at $130,000 to an outside consultant pursuant to an agreement with the consultant.  These shares were owed but not issued as of June 30, 2014.

On February 3, 2014, the Company authorized and recognized the expense for 98,039 shares of common stock, valued at $50,000 to an outside consultant pursuant to an agreement with the consultant.  These shares were issued in the second quarter of 2014.

On March 31, 2014, the Company authorized and recognized the expense for the issuance of 104,250 shares of common stock, valued at $53,040 to its Interim CFO pursuant to the terms of her consulting agreement.  These shares were issued in the second quarter of 2014.

On March 31, 2014, the Company authorized and recognized the expense for the issuance of 150,000 shares of common stock, valued at $76,500 to its CEO pursuant to the terms of his employment agreement.  These shares were issued in the second quarter of 2014.

On May 20, 2014, the Company authorized and recognized the expense for the issuance of 60,000 shares of common stock, valued at $30,600 to a board member.

On June 18, 2014, the Company authorized 200,000 shares of common stock to its interim CFO per the terms of her new employment contract (See Note 15). The associated expense recognized during the second quarter of 2014 was $96,020. These shares were issued as of June 30, 2014.

On May 27, 2014, the Company authorized and recognized the expense for the issuance of 105,000 shares of common stock, valued at $49,350 to its interim CFO per her new employment contract (See Note 15).  These shares were owed but not issued as of June 30, 2014.

As of June 30, 2014, there were 40,737,560 common shares issued and outstanding, 435,000 common shares owed but not issued, and no preferred shares issued.

Note 11 – Options and warrants

Options

As of June 30, 2014 and 2013 there are no outstanding options.

Warrants

On January 1, 2013, there were 1,432,500 warrants outstanding.

During the year ended December 31, 2013, 307,500 warrants were exercised at a strike price between $0.25 and $0.40 per warrant.

During the year ended December 31, 2013, the Company issued 10,347,500 warrants to purchase common stock relating to the sale of units as noted in Note 10.  All warrants have a term between three and five years and a strike price ranging from $0.55 to $0.75. In connection with the sale of unit the Company issued warrants as private placement fees.  The amount of warrants issued were 744,188 later reduced by 30,000 warrants for a total amount issued of 714,188.  These warrants have an exercise price of $.40 per share and have a term of 10 years.  Also upon conversion of any of the warrants relating to the sale of the units the Company is required to issue additional warrants as part of the fee agreement.

In connection with notes payable entered into in 2013, the Company issued 1,123,923 warrants.  The value of the warrants was determined using the Black Scholes model with the following weighted average assumptions; Term 3 years, Stock Price at the date of the grant $0.37, Strike Price $0.40, Volatility 121%, Dividend $0, Risk Free Interest Rate 0.32%.  The value of $284,914 has been recorded as a prepaid loan fee and is being amortized over the life of the loan.

In May of 2013, the Company issued 44,000 warrants for consulting services. The value of the warrants was determined using the Black Scholes.  The value of $11,610 has been recorded as a prepaid asset and was amortized over the life of the consulting agreement.

In connection with notes payable entered into in the first six months of 2014, the Company issued 500,000 warrants during the six months ended June 30, 2014. The value of the warrants was determined using the Black Scholes.  The value of $154,881 was recorded as a prepaid loan fee and was amortized over the life of the loan.

In connection with the convertible senior secured debentures, the Company issued 7,000,000 warrants during the six months ended June 30, 2014.  The value of the warrants was determined using the Black Scholes.  The value of $1,698,766 was recorded as a prepaid loan fee and is being amortized over the life of the loan.  As of June 30, 2014, the balance remaining in prepaid loan fees is $1,604,390.

The Company issued 560,000 warrants to the placement agents representing the Company in conjunction with the debenture transaction.  The warrants have an exercise price of $0.50, and have a 5 year expiration period.  The value of $185,874 was recorded as prepaid loan costs and are being amortized over eighteen months.

A summary of warrants as of June 30, 2014 is as follows:

	Number of Options	Weighted Average Exercise Price of Options	Number of Warrants	Weighted Average Exercise Price of Warrants
Outstanding 1/01/2014	-	$-	13,354,621	$0.61
Granted	-	-	8,060,000	0.59
Cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding 6/30/2014	-	$-	21,414,621	$0.60

Note 12 – Lease commitments and related party transactions

In December of 2011, the Company leased space in Scottsdale, Arizona for its main headquarters. The lease ran from January 2012 to March 2014 at a rate of $1,907 per month. The lease expired on June 30, 2014.  The Company subsequently entered a new lease on July 1, 2014 (See Note 18).

Rent expense was $14,724 and $12,005 for the six months ended June 30, 2014 and 2013, respectively.

During the six months ended June 30, 2014, as part of a new convertible debenture, the Company issued notes payable totaling $295,000 to related parties.  The maturity dates for these notes are November 30, 2015.  See Note 8 for further details.

See Note 15 for details on stock issued to employees and related party consultants per their employment or consulting contracts with the Company.

Note 13 – Fair Value Measurements

The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets that are required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.  The Company had no level three assets or liabilities as of June 30, 2014 or 2013; therefore, a reconciliation of the changes during the year is not shown.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of June 30, 2014:

	Level 1	Level 2	Level 3	Fair Value
Convertible senior secured debentures	-	$5,395,610	-	$5,395,610

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Fair Value
Notes payable	-	$1,123,933	-	$1,123,933

Note 14 – Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company’s operations for the six months ended June 30, 2014 and 2013 resulted in losses, thus no income taxes have been reflected in the accompanying statements of operations.

As of December 31, 2013, the Company had net operating loss carry-forwards that may be used to reduce future income taxes payable.  A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

For financial reporting purposes, the Company has incurred a loss since inception to June 30, 2014.  Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2014. Further, management does not believe it has taken the position in the deductibility of its expenses that creates a more likely than not potential for future liability under the guidance of FIN 48.

Note 15 – Employment Contracts

During the year ended December 31, 2012, the Company entered into an amended and restated three-year employment contract with its Chief Operating Officer.  If the Company meets various goals and criteria during those three years, which have been set forth in the agreement, they will issue a prescribed amount of shares of its common stock to the Chief Operating Officer.  The Company reserved 450,000 shares of its common stock as required by the agreement.  As of June 30, 2014, in accordance with the terms of the agreement, the employee vested 352,500 shares of restricted stock for achieving milestones as set forth in the employment agreement.

During the year ended December 31, 2012, the Company entered into a three-year contact with its Vice President of Customer Support.  If the Company meets various goals and criteria during those three years they will issue a prescribed amount of its common shares to the Vice President of Customer Support, all of which are prescribed in the agreement.  The Company reserved 288,000 shares of its common stock as required by the agreement.  As of June 30, 2014, in accordance with the terms of the agreement, the employee vested 91,200 shares of restricted stock for achieving milestones as set forth in the employment agreement.

On March 4, 2013, the Company entered into an employment agreement with its CEO/president.  The CEO/president has the ability to earn shares of common stock over the term of the agreement.  The Company reserved 750,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue 150,000 common shares on the last day of every fiscal quarter as compensation through that period.  As of June 30, 2014, all 750,000 common shares have vested.  In addition, the Chief Executive Officer and President shall earn an initial base salary of $250,000, which began on January 1, 2013.

On March 4, 2013, the Company amended the agreement with its non-employee interim Chief Financial Officer (CFO).  The CFO has the ability to earn shares of common stock over the term of the agreement, which ran through March 31, 2014.  The Company reserved 416,250 shares of its common stock as required by the agreement.  Per the contract, the Company issued a prescribed amount of common shares on the last day of every fiscal quarter, beginning with the second quarter of 2013 and ending on March 31, 2014.  As of June 30, 2014, all 416,250 shares vested.  In addition, the Non-Employee Interim Chief Financial Officer will earn a base monthly retainer of $3,000, which began on January 1, 2013.

On May 22, 2014, the Company entered into a second amended agreement with its Non-Employee Interim CFO.  The amendment extended the term of the Non-Employee Interim CFO agreement from April 1, 2014 through November 30, 2015.  Further, the agreement provides for compensation to the CFO of up to 935,000 shares of the Company’s common stock, which have been prescribed as part of this amendment.  As of June 30, 2014, 305,000 shares have vested, leaving 630,000 shares reserved as of June 30, 2014.  In addition, the Non-Employee Interim CFO will continue to earn a base monthly retainer of $3,000.

As of June 30, 2014, the Company has a total of 924,300 shares of its common stock reserved for the following employment contracts:

Employee or Position	Shares
Chief Operating Officer	97,500
Vice President of Customer Support	196,800
Chief Executive Officer	-
Non-Employee Interim Chief Financial Officer	630,000
Total	924,300

Note 16 – Public and Investor Relations Agreements

On March 1, 2013, the Company entered into a one-year agreement with Kraves PR to assist with public relations as the Company moves into scaled production and distribution.  The contract was executed on a project-by-project basis, beginning with media assistance provided at an industry conference in April 2013.  All monies paid under this contract were classified in sales, general and administrative expenses as a marketing expenditure.

On August 30, 2013, the Company entered an agreement with an investor relations firm for a period of twelve months, ending May 26, 2014, with the right to cancel services at the end of each subsequent three-month period.  The terms of the agreement called for the issuance of 142,000 common shares to be issued for the first three-months of service ending November 26, 2013, and then the equivalent number of shares required to compensate for the $50,000 per period thereafter. In April of 2014 the agreement was terminated.

Note 17 – Interest expense

The company’s interest expense for the six months ended consists of the following:

Description	Amount
Loan fees	342,386
Notes payable, related and unrelated	63,677
Convertible senior secured debentures	146,705
Bank line of credit	15,177
Total	567,945

Note 18 – Subsequent events

On July 1, 2014, the Company entered into a new office lease agreement.  The lease is for forty months, commencing on July 1, 2014 and ending on October 31, 2017.  The lease requires monthly payments of $5,988.

74,503,234  Shares

GUARDIAN 8 HOLDINGS

Common Stock

________________

PROSPECTUS
________________

_________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the common stock being registered hereunder, all of which will be paid by us. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$5,295.45
Legal fees and expenses	50,000
Accounting fees and expenses	2,500
Miscellaneous fees and expenses	204.55

Total	$58,000.00

Item 14.  Indemnification of Directors and Officers

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our articles of incorporation limiting such liability. The foregoing provisions will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide for indemnification of the directors, officers, and employees of Guardian 8 Holdings in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Guardian 8 Holdings if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Guardian 8 Holdings in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We have entered into identical indemnification agreements with each member of our board of directors and each of our executive officers (the “Indemnification Agreements”). The Indemnification Agreements provide that we will indemnify each such director or executive officer to the fullest extent permitted by Nevada law if he or she becomes a party to or is threatened with any action, suit or proceeding arising out of his or her service as a director or executive officer.  The Indemnification Agreements also provide that we will advance, if requested by an indemnified person, any and all expenses incurred in connection with any such proceeding, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law. The Indemnification Agreements further provide that if we maintain directors’ and officers’ liability coverage, each indemnified person shall be included in such coverage to the maximum extent of the coverage available for our directors or executive officers.

Item 15.  Recent Sales of Unregistered Securities

The following is a summary of transactions by us for the past three years (from June 30, 2011) through the date of this registration statement involving sales of our securities that were not registered under the Securities Act of 1933. Each offer and sale was made in reliance on Section 4(a)(2) of the Securities Act of 1933, Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, or Rule 701 promulgated under Section 3(b) of the Securities Act of 1933, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The purchasers were “accredited investors,” officers, directors or employees of the registrant or known to the registrant and its management through pre-existing business relationships, friends and employees. All purchasers were provided access to all material information which they requested, and all information necessary to verify such information and was afforded access to management of the registrant in connection with their purchases. All holders of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the registrant. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration under the Securities Act of 1933, in any further resale or disposition.

On August 16, 2011, we authorized the issuance of a total of 240,000 shares of common stock, valued at $60,000, to four directors (60,000 shares each) for services as directors for the year ending December 31, 2011.

On August 16, 2011, we authorized the issuance of a total of 120,000 shares of common stock valued at $30,000, to two of our directors (60,000 shares each), Messrs. Cochennet and Miller, for prior services as directors.

On August 16, 2011, we authorized the issuance of 140,000 shares of common stock, valued at $35,000, to Loren Moll, a former director of the company, for his services to us in preparing the user manual and product warnings for our device.

On August 16, 2011, we authorized the issuance of 20,000 shares of common stock, valued at $5,000, to Paul Hughes for consulting services and 30,000 shares of common stock valued at $7,500, to Mr. Hughes as a bonus.

On September 7, 2011, we authorized the issuance of 60,000 shares of common stock, valued at $15,000, to an investor relations firm for services.

On October 13, 2011, we received $100,000 from our CEO, C. Stephen Cochennet, pursuant to a six-month convertible term note. The note was unsecured and was convertible into shares of our common stock at $0.35 per share. In addition, we issued Mr. Cochennet a three year warrant to purchase 100,000 shares of our common stock at $0.35 per share.

On January 12, 2012, we authorized the issuance of a total of 180,000 shares of common stock, valued at $24,000, to three of our newly appointed directors (60,000 shares each), Kathleen Hanrahan, Corey Lambrecht and Jim Nolton, for their services as directors.

On January 12, 2012, we accepted $282,000 in six-month convertible term notes from nine investors, including five of our then current directors (Messrs. Cochennet, Miller, Edwards, Lambrecht and Nolton). The notes were unsecured and convertible into shares of our common stock at $0.20 per share. In addition, we issued the investors a three year warrant to purchase an aggregate of 282,000 shares of our common stock at $0.25 per share.

Effective March 8, 2012, we entered into a settlement agreement with one of our prior project managers for the return and cancellation of 700,000 shares of common stock previously held by the project manager.

On March 23, 2012, we authorized the issuance of 150,000 shares of common stock, valued at $30,000, to Paul Hughes for recruiting services performed under the terms of his employment agreement.

On April 3, 2012, we authorized the issuance of 45,000 shares of common stock, valued at $22,500, to our production company for the completion of Phase 1 development of our ProV2 device. These shares were issued in May 2012.

In April and May of 2012, we accepted $75,000 in six-month convertible term notes from three investors. The notes were unsecured and convertible into shares of our common stock at $0.20 per share. In addition, we issued the investors three year warrants to purchase an aggregate of 75,000 shares of our common stock at $0.25 per share.

On June 16, 2012, James G. Miller, one of our directors, converted a $50,000 principal amount promissory note and $2,410.96 of related accrued interest into 262,055 shares of our common stock. In addition, Mr. Miller exercised a warrant for the purchase of 50,000 shares of common stock at $0.25 per share for $12,500.

On June 29, 2012, C. Stephen Cochennet, our chief executive officer and chairman, converted a $60,000 promissory note and $3,238.36 of related accrued interest into 316,192 shares of common stock. In addition, Mr. Cochennet exercised a warrant for the purchase of 60,000 shares of common stock at $0.25 per share for $15,000.

On June 29, 2012, Messrs. Nolton, Edwards (through his LLC) and Lambrecht, three of our directors, converted $55,000 in principal amount promissory notes and $2,957.53 in related accrued interest into 289,788 shares of common stock. In addition, Mr. Lambrecht also exercised warrants to purchase 15,000 shares of common stock at $0.25 per share for $3,750.

On June 29, 2012, eight persons/entities converted $379,500 in principal amount promissory notes and $8,548.22 in related accrued interest into 1,940,241 shares of common stock.

On June 29, 2012, four persons/entities exercised warrants to purchase 122,000 shares of common stock at $0.25 per share for $30,500.

During the three months ended June 30, 2012, we agreed to issue 300,000 shares of common stock in relation to Ms. Hanrahan’s consulting agreement.  The shares were valued at $132,000.

On August 15, 2012, C. Stephen Cochennet, our chief executive officer and chairman, converted a $25,000 promissory note and $1,698.63 of related accrued interest into 133,494 shares of common stock. Our board of directors authorized the issuance of the 133,494 shares on March 3, 2013.

On August 30, 2012, we conducted the first closing under a private placement offering, selling 162,500 units for $65,000 to two accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. Mr. Cochennet, our CEO/President, purchased 62,500 of the units for $25,000. The 162,500 underlying shares of common stock were issued in November of 2012.

On September 20, 2012, we authorized the issuance of 60,000 shares of common stock to a former director for business development services. The shares of common stock were issued in October of 2012.

On September 30, 2012, we conducted the second closing under a private placement offering, selling 230,000 units for $92,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. 125,000 of the units had not been issued or paid for as of September 30, 2012, therefore we had a Stock Subscription Receivable of $50,000 as of September 30, 2012. The subscription receivable was paid in October of 2012 and the 230,000 underlying shares of common stock were issued in November of 2012.

On October 1, 2012, we authorized the issuance of 40,000 shares of restricted common stock to our former investor relations firm. The shares were earned over a four month period commencing on July 1, 2012 through October 1, 2012. The shares of common stock were issued in November of 2012.

On January 23, 2013, we authorized the issuance of 330,000 shares of common stock to the production company for our Pro V2 device, Hotwire Development LLC, as full and complete settlement of all amounts owed in shares under the terms of the Hotwire Agreement.

On January 23, 2013, we conducted the third and final closing under a private placement offering, selling 225,000 units for $90,000 to four accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  Jim Nolton and James G. Miller, two of our directors, purchased 50,000 and 62,500, respectively, of the units for $20,000 and $25,000, respectively.

On March 4, 2013, we sold 10,000 shares of restricted common stock for $4,000 to a consultant.

On March 19, 2013, we conducted the first closing under a private placement offering selling 750,000 units for $300,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.  In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $39,000 and are obligated to issue 112,500 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On April 3, 2013, we authorized and issued 150,000 shares of common stock to our CEO (C. Stephen Cochennet) pursuant to the terms of his employment agreement.

On April 30, 2013, we sold 12,500 shares of restricted common stock for $5,000 to a consultant.

On April 30, 2013, we conducted the second closing under a private placement offering selling 187,500 units for $75,000 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $9,750 and are obligated to issue 28,125 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On April 30, 2013, we authorized the issuance of 70,000 shares to our Chief Operating Officer (Paul Hughes) and 19,200 to our Vice President of Customer Support (Jose Rojas) pursuant to their respective employment agreements and achievements of milestones during the quarter ended March 31, 2013.

On May 6, 2013, we conducted the third closing under a private placement offering selling 625,000 units for $250,000 to one accredited investor. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $32,500 and are obligated to issue 93,750 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On April 30, 2013, we issued 12,500 shares of common stock for cash in the amount of $5,000.

On May 15, 2013, we authorized the issuance of a five year warrant to purchase 22,000 shares of our common stock at $0.40 per share to a consultant providing investor relations services to us.

On May 15, 2013, we entered into an amendment to the managing dealer agreement with Finance 500, Inc., whereby Finance 500 agreed to reduce the number of warrants issuable to them by 30,000, bringing the number of warrants issuable to them down from 234,375 to 204,375 as of the date of the amendment.

On June 10, 2013, we conducted the fourth closing under a private placement offering selling 437,500 units for $175,000 to four accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $22,750 and are obligated to issue 65,625 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

Effective June 30, 2013, two employees vested 71,700 shares of common stock. These shares were issued in August of 2013.

On July 1, 2013, we authorized the issuance of a five year warrant to purchase 22,000 shares of our common stock at $0.40 per share to a consultant providing investor relations services to us.

On July 30, 2013, we conducted the fifth closing under a private placement offering selling 187,500 units for $75,000 to two accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $9,750 and are obligated to issue 28,125 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On July 30, 2013, we entered into agreements with two individuals to provide training services and agreed to issue the service providers 38,910 shares of common stock for their services. These shares were issued in August of 2013.

On August 8, 2013, we issued 150,000 shares of common stock to our CEO (C. Stephen Cochennet) pursuant to the terms of his employment agreement, which vested as of June 30, 2013.

On August 8, 2013, we issued 104,000 shares of common stock to our Interim CFO (Kathleen Hanrahan) pursuant to the terms of her agreement, which vested as of June 30, 2013.

On August 8, 2013, we issued 70,000 shares to our Chief Operating Officer (Paul Hughes) and 19,200 to our Vice President of Customer Support (Jose Rojas) pursuant to their respective employment agreements and achievements of milestones during the quarter ended June 30, 2013.

On August 8, 2013, we authorized and issued 225,000 shares to a director and engineer (Jim Nolton) for services performed for us.

On August 12, 2013, our CEO/president, C. Stephen Cochennet, exercised a warrant for the purchase of 100,000 shares of our common stock for $35,000, which was deducted from the $100,000 principal balance owed to Mr. Cochennet under the terms of a promissory note dated November 13, 2012, as amended. Thereby reducing the principal amount owed to Mr. Cochennet under the note to $65,000 plus accrued and unpaid interest.

On August 16, 2013, we authorized the issuance of a five year warrant to purchase 22,000 shares of our common stock at $0.40 per share to a consultant providing investor relations services to us.

On August 30, 2013, we authorized the issuance of 150,000 shares of common stock to an accredited investor upon the exercise of warrants for cash totaling $37,500.

On August 30, 2013, we authorized the issuance of 142,000 to a company providing investor relations services to us.

On August 30, 2013, we authorized the issuance of a five year warrant to purchase 22,000 shares of our common stock at $0.40 per share to a consultant providing investor relations services to us.

On September 6, 2013, we authorized and issued 31,500 shares to a consultant assisting with the development of our Pro V2 device.

During September and October of 2013, in connection with the issuance of new promissory notes, we issued 1,123,935 three year warrants for the purchase of shares of our common stock for $0.40 per share.

On October 3, 2013, we authorized 31,500 shares to a consultant assisting with the development of our Pro V2 device.

On October 11, 2013, we conducted the sixth closing under a private placement offering selling 250,000 units for $100,000 to one accredited investor. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $13,000 and are obligated to issue 15,000 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On October 25, 2013, we conducted the seventh closing under a private placement offering selling 787,500 units for $315,000 to eleven accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $40,950 and are obligated to issue 47,250 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On October 29, 2013, we received $14,375 from two accredited investors and current stockholders for the exercise of warrants to purchase 62,500 shares of common stock.

On October 29, 2013, we received $40,000 from an accredited investor for the purchase of 100,000 units. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share.

On November 12, 2013, we conducted the eighth closing under a private placement offering selling 1,373,750 units for $549,500 to three accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $71,435 and are obligated to issue 82,425 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On November 20, 2013, we conducted the final closing under a private placement offering selling 362,500 units for $145,000 to five accredited investors. Each unit consists of one share of common stock, one three year warrant to purchase one share of common stock for $0.55 per share and one five year warrant to purchase one share of common stock for $0.75 per share. In connection with the sale of these units, we paid Finance 500, Inc., a registered broker/dealer and managing dealer for the offering, selling commissions in the amount of $18,850 and are obligated to issue 82,42521,750 warrants to Finance 500. Each warrant will entitle Finance 500, or its assignees, to purchase one share of our common stock at $0.40 per share for ten years.

On December 31, 2013, we authorized the issuance of 150,000 shares of common stock to our CEO (C. Stephen Cochennet) pursuant to the terms of his employment agreement, which vested as of September 30, 2013 and additional 150,000 shares of common stock which vested as of December 31, 2014. Additionally, we authorized the issuance of 100,000 to Mr. Cochennet as a bonus for services above and beyond his employment agreement, during 2013.

On December 31, 2013, we authorized 104,000 shares of common stock to our Interim CFO (Kathleen Hanrahan) pursuant to the terms of her agreement, which vested as of September 30, 2013, and an additional 104,000 shares of common stock which vested as of December 31, 2014.

On December 31, 2013, we issued 212,500 shares to our Chief Operating Officer (Paul Hughes) and 52,800 to our Vice President of Customer Support (Jose Rojas) pursuant to their respective employment agreements and achievements of milestones during the quarter ended December 31, 2013.

On December 31, 2013, we authorized the issuance of 71,429 shares of common stock to a consultant providing public relations services.

On December 31, 2013, we authorized the issuance of 15,000 shares of common stock to one of our engineers for services performed on our behalf.

On December 31, 2013, we authorized the issuance of 60,000 shares of common stock to each of our six directors (360,000 shares total) for their services as directors.

On February 3, 2014, we authorized the issuance of 325,000 to a consultant providing public relations services. These shares will be issued to the consultant in whole or smaller denominations based upon, and in the sole discretion of, our satisfaction of services performed by the consultant during the initial term of its consulting agreement. As of the date of this prospectus no shares have been issued to the consultant.

On February 26, 2014, we authorized the issuance of 98,039 shares of common stock to a consultant providing public relations services.

On March 31, 2014, we authorized the issuance of 150,000 shares of common stock to our CEO (C. Stephen Cochennet) pursuant to the terms of his employment agreement, which vested as of March 31, 2014.

On March 31, 2014, we authorized 104,250 shares of common stock to our Interim CFO (Kathleen Hanrahan) pursuant to the terms of her agreement, which vested as of March 31, 2014.

On April 9, 2014, we authorized the issuance of 60,000 shares to William Clough, a newly appointed director, as an initial engagement fee. As of the date of this report the shares have not been issued.

On April 29, 2014, we cancelled 142,000 shares issued to a consultant in error.

On May 27, 2014, we authorized and subsequently issued 200,000 shares of common stock to our Interim CFO (Kathleen Hanrahan) pursuant to the terms of the amendment to her engagement agreement.

On May 27, 2014, pursuant to the Senior Secured Debentures and the Financing Agreements related thereto, we, concurrent with first closing, issued 5,250,000 Class C warrants to purchase shares of common stock for five years at $0.60 per share to ten accredited investors. Upon conversion or maturity of the Debentures, the number of Class C warrants held by each Buyer shall automatically double. Merriman Capital, Inc. acted as sole placement agent in connection with the sale of the Debentures, in consideration for which Merriman received a cash commission of $420,000, fees and expenses of $19,979.23 and a warrant to purchase up to 420,000 shares of the Company’s common stock at an exercise price of $0.50 per share.

On June 2, 2014, pursuant to the Senior Secured Debentures and the Financing Agreements related thereto, we, concurrent with second closing, issued 1,750,000 Class C warrants to purchase shares of common stock for five years at $0.60 per share to seventeen accredited investors, which included seven of our board members. Further, upon conversion or maturity of the Debentures, the number of Class C warrants held by each Buyer shall automatically double. Merriman Capital, Inc. and Noble Financial Capital Markets acted as placement agents in connection with the sale of the Debentures, in consideration for which Merriman and Noble received cash commissions of $107,100 and $9,300, respectively. Further, Merriman and Noble were issued five year warrants to purchase up to 130,700 and 9,300 shares, respectively, of the Company’s common stock at an exercise price of $0.50 per share

On June 30, 2014, 105,000 shares of common stock vested pursuant to the terms of the agreement with our Interim CFO (Kathleen Hanrahan).

All of the above-described issuances were exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16.  Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Global Risk Management & Investigative Solutions, G8 Acquisition Subsidiary, Inc. and Guardian 8 Corporation effective November 30, 2010 (incorporated by reference to Exhibit 2.1 to the Form 10-Q filed on August 6, 2010)

2.2	Articles of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 21, 2010)
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 23, 2011)
3.2	Bylaws, as currently in effect (incorporated by reference to Exhibit 3.1(ii) to Form 8-K filed on April 30, 2012)
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 21, 2010)
4.1	Article VI of Amended and Restated Articles of Incorporation (included in Exhibit 3.1)
4.2	Article II and Article VIII of Bylaws (incorporated by reference to Exhibit 3(ii)(a) to Form S-1 filed on May 16, 2008)
4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to Form S-1 filed on May 16, 2008)
5.1	Opinion of DeMint Law, PLLC (incorporated by reference to Exhibit 5.1 to Form S-1 filed on August 29, 2014)
10.1	Convertible Term Note and Warrant issued to C. Stephen Cochennet dated October 13, 2011 (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed on November 14, 2011)
10.2†	Hughes Employment Agreement effective December 1, 2011 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 9, 2011)
10.3†	Hanrahan Engagement Agreement effective April 30, 2012 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on April 30, 2012)
10.4	$100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.4 to the Form 10-Q filed on November 19, 2012)
10.5	$50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 8, 2013)
10.6	$50,000 Term Note issued to C. Stephen Cochennet dated December 28, 2012 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 8, 2013)
10.7	$50,000 Term Note issued to C. Stephen Cochennet dated January 24, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 31, 2013)
10.8	$100,000 Term Note issued to C. Stephen Cochennet dated March 6, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 18, 2013)
10.9	$50,000 Term Note issued to James G. Miller dated March 6, 2013 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on March 18, 2013)
10.10 †	Cochennet Employment Agreement dated March 4, 2013 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on March 18, 2013)
10.11 †	Hanrahan Amendment No. 1 to Interim CFO Agreement dated March 4, 2013 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on March 18, 2013)
10.12 †	Hughes Amended and Restated Employment Agreement with Guardian 8 Corporation effective October 1, 2012 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on March 18, 2013)
10.13 †	Rojas Employment Agreement with Guardian 8 Corporation effective October 1, 2012 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on March 18, 2013)
10.14 †	Silva Employment Agreement with Guardian 8 Corporation effective March 11, 2013 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on March 18, 2013)

10.15	$50,000 Term Note issued to Corey Lambrecht dated March 26, 2013 (incorporated by reference to Exhibit 10.15 to the Form 10-Q filed on May 15, 2013)
10.16	Extension No. 1 to $100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.16 to the Form 10-Q filed on May 15, 2013)
10.17	Extension No. 2 to $100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.17 to the Form 10-Q filed on May 15, 2013)
10.18	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012 (incorporated by reference to Exhibit 10.18 to the Form 10-Q filed on May 15, 2013)
10.19	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012(incorporated by reference to Exhibit 10.19 to the Form 10-Q filed on May 15, 2013)
10.20	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated December 28, 2012 (incorporated by reference to Exhibit 10.20 to the Form 10-Q filed on May 15, 2013)
10.21	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated January 24, 2013 (incorporated by reference to Exhibit 10.21 to the Form 10-Q filed on May 15, 2013)
10.22	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated May 27, 2013 (incorporated by reference to Exhibit 10.22 to the Form 10-Q filed on August 14, 2013)
10.23	Extension No. 1 to $50,000 Term Note issued to James Miller dated June 4, 2013 (incorporated by reference to Exhibit 10.23 to the Form 10-Q filed on August 14, 2013)
10.24	Extension No. 1 to $100,000 Term Note issued to C. Stephen Cochennet dated June 4, 2013 (incorporated by reference to Exhibit 10.24 to the Form 10-Q filed on August 14, 2013)
10.25	Extension No. 3 to $50,000 Term Note issued to C. Stephen Cochennet dated June 12, 2013 (incorporated by reference to Exhibit 10.25 to the Form 10-Q filed on August 14, 2013)
10.26	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated June 23, 2013 (incorporated by reference to Exhibit 10.26 to the Form 10-Q filed on August 14, 2013)
10.27	Extension No. 1 to $50,000 Term Note issued to Corey Lambrecht dated June 24, 2013 (incorporated by reference to Exhibit 10.27 to the Form 10-Q filed on August 14, 2013)
10.28	Extension No. 3 to $50,000 Term Note issued to C. Stephen Cochennet dated July 9, 2013 (incorporated by reference to Exhibit 10.28 to the Form 10-Q filed on August 14, 2013)
10.29	$50,000 Term Note issued to C. Stephen Cochennet dated August 12, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on August 21, 2013)
10.30	$100,000 Term Note issued to C. Stephen Cochennet dated August 26, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on September 5, 2013)
10.31	Form of 12% New Note and Warrant (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 4, 2013)
10.32	New Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 4, 2013)
10.33	New Note issued to James G. Miller (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on October 4, 2013)
10.34	New Note issued to Corey Lambrecht (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 4, 2013)
10.35	New Note issued to Jim Nolton (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 4, 2013)
10.36	$50,000 New Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 4, 2013)
10.37	$250,000 New Note issued to Kansas Resource Development Company (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on October 4, 2013)
10.38	$30,000 New Note issued to James G. Miller (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on October 4, 2013)
10.39	Form of 12% Note and Warrant (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 25, 2014)
10.40	$50,000 Note issued to James G. Miller (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on February 25, 2014)
10.41	$25,000 Note issued to Jim Nolton (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on February 25, 2014)
10.42	$400,000 Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on February 25, 2014)

10.43	Cornerstone Line of Credit Agreements (incorporated by reference to Exhibit 10.43 to the Form 10-K filed on March 28, 2014)
10.44	Extension No. 1 to $543,300.01 Term Note issued to C. Stephen Cochennet dated April 30, 2014 (incorporated by reference to Exhibit 10.44 to the Form 10-Q filed on May 15, 2014)
10.45	Extension No. 1 to $52,983.33 Term Note issued to James Miller dated April 30, 2014 (incorporated by reference to Exhibit 10.45 to the Form 10-Q filed on May 15, 2014)
10.46	Extension No. 1 to $52,650 Term Note issued to Corey Lambrecht dated April 30, 2014 (incorporated by reference to Exhibit 10.46 to the Form 10-Q filed on May 15, 2014)
10.47	Extension No. 1 to $45,000 Term Note issued to Jim Nolton dated April 30, 2014 (incorporated by reference to Exhibit 10.47 to the Form 10-Q filed on May 15, 2014)
10.48	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated April 30, 2014 (incorporated by reference to Exhibit 10.48 to the Form 10-Q filed on May 15, 2014)
10.49	Extension No. 1 to $250,000 Term Note issued to Kansas Resource Development Company dated April 30, 2014 (incorporated by reference to Exhibit 10.49 to the Form 10-Q filed on May 15, 2014)
10.50	Extension No. 1 to $30,000 Term Note issued to James Miller dated April 30, 2014 (incorporated by reference to Exhibit 10.50 to the Form 10-Q filed on May 15, 2014)
10.51	Form of Note Extension No. 1 dated April 30, 2014 (incorporated by reference to Exhibit 10.51 to the Form 10-Q filed on May 15, 2014)
10.52	Securities Purchase Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 28, 2014)
10.53	Registration Rights Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on May 28, 2014)
10.54	Form of Secured Guaranty dated May 27, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on May 28, 2014)
10.55	Form of Pledge and Security Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on May 28, 2014)
10.56	Form of Class C Warrant (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on May 28, 2014)
10.57	Senior Secured Debenture ($1,500,000) Wolverine Flagship Fund Trading Limited dated May 27, 2014 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on May 28, 2014)
10.58	Senior Secured Debenture ($1,000,000) Pinnacle Family Office Investments, L.P. dated May 27, 2014 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on May 28, 2014)
10.59	Senior Secured Debenture ($1,000,000) CK Management, LLC dated May 27, 2014 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on May 28, 2014)
10.60	Senior Secured Debenture ($750,000) Atlas Allocation Fund, L.P. dated May 27, 2014 (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on May 28, 2014)
10.61	Senior Secured Debenture ($500,000) Calm Waters Partnership dated May 27, 2014 (incorporated by reference to Exhibit 10.9 to the Form 8-K filed on May 28, 2014)
10.62	Senior Secured Debenture ($250,000) Hard 4 Holdings LLC dated May 27, 2014 (incorporated by reference to Exhibit 10.10 to the Form 8-K filed on May 28, 2014)
10.63	Senior Secured Debenture ($100,000) Carl Feldman dated May 27, 2014 (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on May 28, 2014)
10.64	Senior Secured Debenture ($50,000) Brett Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.12 to the Form 8-K filed on May 28, 2014)
10.65	Senior Secured Debenture ($50,000) Taylor Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.13 to the Form 8-K filed on May 28, 2014)
10.66	Senior Secured Debenture ($50,000) Cary Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.14 to the Form 8-K filed on May 28, 2014)
10.67†	Hanrahan Amendment No. 2 to Interim CFO Agreement dated May 22, 2014 (incorporated by reference to Exhibit 10.15 to the Form 8-K filed on May 28, 2014)
10.68	Senior Secured Debenture ($300,000) Southwell Capital, LP dated June 2, 2014 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 3, 2014)
10.69	Senior Secured Debenture ($250,000) Atlas Allocation Fund, L.P. dated June 2, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on June 3, 2014)
10.70	Senior Secured Debenture ($225,000) Precept Capital Master Fund, GP dated June 2, 2014 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on June 3, 2014)

10.71	Senior Secured Debenture ($200,000) Sandor Capital Master Fund dated June 2, 2014 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on June 3, 2014)
10.72	Senior Secured Debenture ($125,000) The Precept Fund II, LP dated June 2, 2014 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on June 3, 2014)
10.73	Senior Secured Debenture ($100,000) James K. Price dated June 2, 2014 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on June 3, 2014)
10.74	Senior Secured Debenture ($80,000) Vestal Venture Capital dated June 2, 2014 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on June 3, 2014)
10.75	Senior Secured Debenture ($50,000) Helmsbridge Holdings Limited dated June 2, 2014 (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on June 3, 2014)
10.76	Senior Secured Debenture ($50,000) JSL Kids Partners dated June 2, 2014 (incorporated by reference to Exhibit 10.9 to the Form 8-K filed on June 3, 2014)
10.77	Senior Secured Debenture ($52,680.82) Cranshire Capital Master Fund, Ltd. dated June 13, 2014 (incorporated by reference to Exhibit 10.77 to Form S-1 filed on August 29, 2014)
10.78	Senior Secured Debenture ($170,000) C. Stephen Cochennet dated June 2, 2014 (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on June 3, 2014)
10.79	Senior Secured Debenture ($50,000) James G. Miller dated June 2, 2014 (incorporated by reference to Exhibit 10.12 to the Form 8-K filed on June 3, 2014)
10.80	Senior Secured Debenture ($25,000) Corey Lambrecht dated June 2, 2014 (incorporated by reference to Exhibit 10.13 to the Form 8-K filed on June 3, 2014)
10.81	Senior Secured Debenture ($20,372.60) Nolton Enterprises dated August 26, 2014 (incorporated by reference to Exhibit 10.81 to Form S-1 filed on August 29, 2014)
10.82	Senior Secured Debenture ($10,000) William Clough dated June 2, 2014 (incorporated by reference to Exhibit 10.15 to the Form 8-K filed on June 3, 2014)
10.83	Senior Secured Debenture ($10,000) Kathleen Hanrahan dated June 2, 2014 (incorporated by reference to Exhibit 10.16 to the Form 8-K filed on June 3, 2014)
10.84	Senior Secured Debenture ($10,000) Kyle Edwards dated June 2, 2014 (incorporated by reference to Exhibit 10.17 to the Form 8-K filed on June 3, 2014)
10.85	Senior Secured Debenture ($22,500) Equitec Specialists, LLC dated June 13, 2014 (incorporated by reference to Exhibit 10.85 to Form S-1 filed on August 29, 2014)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 28, 2014)
23.1	Consent of L.L. Bradford & Company, LLC (incorporated by reference to Exhibit 23.1 to Form S-1 filed on August 29, 2014)
23.2	Consent of Samyn & Martin, LLC (incorporated by reference to Exhibit 23.2 to Form S-1 filed on August 29, 2014)
23.3	Consent of DeMint Law, PLLC (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to Form S-1 filed on August 29, 2014)
99.1	Code of Business Conduct and Ethics effective March 23, 2012 (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 29, 2012)
99.2	Related Party Transaction Policy effective March 23, 2012 (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 29, 2012)
99.3	Executive Committee Charter (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 23, 2011)
99.4	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to Form 8-K filed on April 30, 2012)
99.5	Governance, Compensation and Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to Form 8-K filed on April 30, 2012)
99.6	Corporate order press release dated July 30, 2013 (incorporated by reference to Exhibit 99.11 to the Form 10-Q filed on August 14, 2013)
99.7	Security Industry Sales press release dated August 6, 2013 (incorporated by reference to Exhibit 99.12 to the Form 10-Q filed on August 14, 2013)
99.8	Zacks Research Report dated September 13, 2013 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on September 13, 2013)
99.9	Training Program Press Release dated September 5, 2013(incorporated by reference to Exhibit 99.14 to the Form 10-Q filed on November 14, 2013)
99.10	ASIS 2013 Exhibition Press Release dated September 19, 2013 (incorporated by reference to Exhibit 99.15 to the Form 10-Q filed on November 14, 2013)
99.11	Production Increase Press Release dated October 4, 2013 (incorporated by reference to Exhibit 99.16 to the Form 10-Q filed on November 14, 2013)
99.12	Nova Security Group Distributor Agreement Press Release dated October 14, 2013 (incorporated by reference to Exhibit 99.17 to the Form 10-Q filed on November 14, 2013)
99.13	Presentation as of December 2013 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 3, 2013)

99.14	Private Placement Closing Press Release dated November 21, 2013 (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on December 3, 2013)
99.15	LD Micro Event Press Release dated November 27, 2013 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on December 3, 2013)
99.16	CALSAGA Strategic Alliance Press Release dated January 8, 2014 (incorporated by reference to Exhibit 99.16 to the Form 10-Q filed on May 15, 2014)
99.17	Cornerstone Bank Line of Credit Press Release dated January 22, 2014 (incorporated by reference to Exhibit 99.17 to the Form 10-Q filed on May 15, 2014)
99.18	Russia and Mexico Distributor Press Release dated February 4, 2014 (incorporated by reference to Exhibit 99.18 to the Form 10-Q filed on May 15, 2014)
99.19	Additional Sales Representatives Press Release dated February 6, 2014 (incorporated by reference to Exhibit 99.19 to the Form 10-Q filed on May 15, 2014)
99.20	ENL Letter of Intent to Securitas Press Release dated February 27, 2014 (incorporated by reference to Exhibit 99.20 to the Form 10-Q filed on May 15, 2014)
99.21	Hospital Staff Accolade Press Release dated March 31, 2014 (incorporated by reference to Exhibit 99.21 to the Form 10-Q filed on May 15, 2014)
99.22	Hospital Usage Press Release dated April 3, 2014 (incorporated by reference to Exhibit 99.22 to the Form 10-Q filed on May 15, 2014)
99.23	Clough Appointment Press Release dated April 15, 2014 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on April 15, 2014)
99.24	Large Public Venue Press Release dated April 23, 2014 (incorporated by reference to Exhibit 99.24 to the Form 10-Q filed on May 15, 2014)
99.25	$7 million financing Press Release dated June 2, 2014 (incorporated by reference to Exhibit 99.25 to the Form 10-Q filed on August 14, 2014)
99.26	Platinum Event Services Press Release dated June 17, 2014 (incorporated by reference to Exhibit 99.26 to the Form 10-Q filed on August 14, 2014)

† Indicates management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

Item 17.  Undertakings.

(a)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act.

(b)           The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

(ii)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of  October 2014.

GUARDIAN 8 HOLDINGS

By:  /s/ C. Stephen Cochennet
        C. Stephen Cochennet
        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Stephen Cochennet
C. Stephen Cochennet	Chief Executive Officer (Principal Executive Officer), President, Secretary & Treasurer, Director	October 23, 2014

/s/ Kathleen Hanrahan
Kathleen Hanrahan	Interim Chief Financial Officer (Principal Financial Officer), Director	October 23, 2014

/s/ Paul Hughes
Paul Hughes	Chief Operating Officer, Director	October 23, 2014

/s/ James G. Miller
James G. Miller	Director	October 23, 2014

/s/ Kyle Edwards
Kyle Edwards	Director	October 23, 2014

/s/ Jim Nolton
Jim Nolton	Director	October 23, 2014

/s/ Corey Lambrecht
Corey Lambrecht	Director	October 23, 2014

/s/ William J. Clough
William J. Clough	Director	October 23, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Global Risk Management & Investigative Solutions, G8 Acquisition Subsidiary, Inc. and Guardian 8 Corporation effective November 30, 2010 (incorporated by reference to Exhibit 2.1 to the Form 10-Q filed on August 6, 2010)

2.2	Articles of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 21, 2010)
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 23, 2011)
3.2	Bylaws, as currently in effect (incorporated by reference to Exhibit 3.1(ii) to Form 8-K filed on April 30, 2012)
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 21, 2010)
4.1	Article VI of Amended and Restated Articles of Incorporation (included in Exhibit 3.1)
4.2	Article II and Article VIII of Bylaws (incorporated by reference to Exhibit 3(ii)(a) to Form S-1 filed on May 16, 2008)
4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to Form S-1 filed on May 16, 2008)
5.1	Opinion of DeMint Law, PLLC certificate (incorporated by reference to Exhibit 5.1 to Form S-1 filed on August 29, 2014)
10.1	Convertible Term Note and Warrant issued to C. Stephen Cochennet dated October 13, 2011 (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed on November 14, 2011)
10.2†	Hughes Employment Agreement effective December 1, 2011 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 9, 2011)
10.3†	Hanrahan Engagement Agreement effective April 30, 2012 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on April 30, 2012)
10.4	$100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.4 to the Form 10-Q filed on November 19, 2012)
10.5	$50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 8, 2013)
10.6	$50,000 Term Note issued to C. Stephen Cochennet dated December 28, 2012 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 8, 2013)
10.7	$50,000 Term Note issued to C. Stephen Cochennet dated January 24, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 31, 2013)
10.8	$100,000 Term Note issued to C. Stephen Cochennet dated March 6, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 18, 2013)
10.9	$50,000 Term Note issued to James G. Miller dated March 6, 2013 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on March 18, 2013)
10.10 †	Cochennet Employment Agreement dated March 4, 2013 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on March 18, 2013)
10.11 †	Hanrahan Amendment No. 1 to Interim CFO Agreement dated March 4, 2013 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on March 18, 2013)
10.12 †	Hughes Amended and Restated Employment Agreement with Guardian 8 Corporation effective October 1, 2012 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on March 18, 2013)
10.13 †	Rojas Employment Agreement with Guardian 8 Corporation effective October 1, 2012 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on March 18, 2013)
10.14 †	Silva Employment Agreement with Guardian 8 Corporation effective March 11, 2013 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on March 18, 2013)
10.15	$50,000 Term Note issued to Corey Lambrecht dated March 26, 2013 (incorporated by reference to Exhibit 10.15 to the Form 10-Q filed on May 15, 2013)
10.16	Extension No. 1 to $100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.16 to the Form 10-Q filed on May 15, 2013)
10.17	Extension No. 2 to $100,000 Term Note issued to C. Stephen Cochennet dated November 13, 2012 (incorporated by reference to Exhibit 10.17 to the Form 10-Q filed on May 15, 2013)
10.18	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012 (incorporated by reference to Exhibit 10.18 to the Form 10-Q filed on May 15, 2013)
10.19	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated December 10, 2012(incorporated by reference to Exhibit 10.19 to the Form 10-Q filed on May 15, 2013)

10.20	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated December 28, 2012 (incorporated by reference to Exhibit 10.20 to the Form 10-Q filed on May 15, 2013)
10.21	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated January 24, 2013 (incorporated by reference to Exhibit 10.21 to the Form 10-Q filed on May 15, 2013)
10.22	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated May 27, 2013 (incorporated by reference to Exhibit 10.22 to the Form 10-Q filed on August 14, 2013)
10.23	Extension No. 1 to $50,000 Term Note issued to James Miller dated June 4, 2013 (incorporated by reference to Exhibit 10.23 to the Form 10-Q filed on August 14, 2013)
10.24	Extension No. 1 to $100,000 Term Note issued to C. Stephen Cochennet dated June 4, 2013 (incorporated by reference to Exhibit 10.24 to the Form 10-Q filed on August 14, 2013)
10.25	Extension No. 3 to $50,000 Term Note issued to C. Stephen Cochennet dated June 12, 2013 (incorporated by reference to Exhibit 10.25 to the Form 10-Q filed on August 14, 2013)
10.26	Extension No. 2 to $50,000 Term Note issued to C. Stephen Cochennet dated June 23, 2013 (incorporated by reference to Exhibit 10.26 to the Form 10-Q filed on August 14, 2013)
10.27	Extension No. 1 to $50,000 Term Note issued to Corey Lambrecht dated June 24, 2013 (incorporated by reference to Exhibit 10.27 to the Form 10-Q filed on August 14, 2013)
10.28	Extension No. 3 to $50,000 Term Note issued to C. Stephen Cochennet dated July 9, 2013 (incorporated by reference to Exhibit 10.28 to the Form 10-Q filed on August 14, 2013)
10.29	$50,000 Term Note issued to C. Stephen Cochennet dated August 12, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on August 21, 2013)
10.30	$100,000 Term Note issued to C. Stephen Cochennet dated August 26, 2013 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on September 5, 2013)
10.31	Form of 12% New Note and Warrant (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 4, 2013)
10.32	New Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 4, 2013)
10.33	New Note issued to James G. Miller (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on October 4, 2013)
10.34	New Note issued to Corey Lambrecht (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 4, 2013)
10.35	New Note issued to Jim Nolton (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 4, 2013)
10.36	$50,000 New Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 4, 2013)
10.37	$250,000 New Note issued to Kansas Resource Development Company (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on October 4, 2013)
10.38	$30,000 New Note issued to James G. Miller (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on October 4, 2013)
10.39	Form of 12% Note and Warrant (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 25, 2014)
10.40	$50,000 Note issued to James G. Miller (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on February 25, 2014)
10.41	$25,000 Note issued to Jim Nolton (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on February 25, 2014)
10.42	$400,000 Note issued to C. Stephen Cochennet (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on February 25, 2014)
10.43	Cornerstone Line of Credit Agreements (incorporated by reference to Exhibit 10.43 to the Form 10-K filed on March 28, 2014)
10.44	Extension No. 1 to $543,300.01 Term Note issued to C. Stephen Cochennet dated April 30, 2014 (incorporated by reference to Exhibit 10.44 to the Form 10-Q filed on May 15, 2014)
10.45	Extension No. 1 to $52,983.33 Term Note issued to James Miller dated April 30, 2014 (incorporated by reference to Exhibit 10.45 to the Form 10-Q filed on May 15, 2014)
10.46	Extension No. 1 to $52,650 Term Note issued to Corey Lambrecht dated April 30, 2014 (incorporated by reference to Exhibit 10.46 to the Form 10-Q filed on May 15, 2014)
10.47	Extension No. 1 to $45,000 Term Note issued to Jim Nolton dated April 30, 2014 (incorporated by reference to Exhibit 10.47 to the Form 10-Q filed on May 15, 2014)

10.48	Extension No. 1 to $50,000 Term Note issued to C. Stephen Cochennet dated April 30, 2014 (incorporated by reference to Exhibit 10.48 to the Form 10-Q filed on May 15, 2014)
10.49	Extension No. 1 to $250,000 Term Note issued to Kansas Resource Development Company dated April 30, 2014 (incorporated by reference to Exhibit 10.49 to the Form 10-Q filed on May 15, 2014)
10.50	Extension No. 1 to $30,000 Term Note issued to James Miller dated April 30, 2014 (incorporated by reference to Exhibit 10.50 to the Form 10-Q filed on May 15, 2014)
10.51	Form of Note Extension No. 1 dated April 30, 2014 (incorporated by reference to Exhibit 10.51 to the Form 10-Q filed on May 15, 2014)
10.52	Securities Purchase Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 28, 2014)
10.53	Registration Rights Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on May 28, 2014)
10.54	Form of Secured Guaranty dated May 27, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on May 28, 2014)
10.55	Form of Pledge and Security Agreement dated May 27, 2014 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on May 28, 2014)
10.56	Form of Class C Warrant (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on May 28, 2014)
10.57	Senior Secured Debenture ($1,500,000) Wolverine Flagship Fund Trading Limited dated May 27, 2014 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on May 28, 2014)
10.58	Senior Secured Debenture ($1,000,000) Pinnacle Family Office Investments, L.P. dated May 27, 2014 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on May 28, 2014)
10.59	Senior Secured Debenture ($1,000,000) CK Management, LLC dated May 27, 2014 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on May 28, 2014)
10.60	Senior Secured Debenture ($750,000) Atlas Allocation Fund, L.P. dated May 27, 2014 (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on May 28, 2014)
10.61	Senior Secured Debenture ($500,000) Calm Waters Partnership dated May 27, 2014 (incorporated by reference to Exhibit 10.9 to the Form 8-K filed on May 28, 2014)
10.62	Senior Secured Debenture ($250,000) Hard 4 Holdings LLC dated May 27, 2014 (incorporated by reference to Exhibit 10.10 to the Form 8-K filed on May 28, 2014)
10.63	Senior Secured Debenture ($100,000) Carl Feldman dated May 27, 2014 (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on May 28, 2014)
10.64	Senior Secured Debenture ($50,000) Brett Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.12 to the Form 8-K filed on May 28, 2014)
10.65	Senior Secured Debenture ($50,000) Taylor Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.13 to the Form 8-K filed on May 28, 2014)
10.66	Senior Secured Debenture ($50,000) Cary Luskin dated May 27, 2014 (incorporated by reference to Exhibit 10.14 to the Form 8-K filed on May 28, 2014)
10.67†	Hanrahan Amendment No. 2 to Interim CFO Agreement dated May 22, 2014 (incorporated by reference to Exhibit 10.15 to the Form 8-K filed on May 28, 2014)
10.68	Senior Secured Debenture ($300,000) Southwell Capital, LP dated June 2, 2014 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 3, 2014)
10.69	Senior Secured Debenture ($250,000) Atlas Allocation Fund, L.P. dated June 2, 2014 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on June 3, 2014)
10.70	Senior Secured Debenture ($225,000) Precept Capital Master Fund, GP dated June 2, 2014 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on June 3, 2014)
10.71	Senior Secured Debenture ($200,000) Sandor Capital Master Fund dated June 2, 2014 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on June 3, 2014)
10.72	Senior Secured Debenture ($125,000) The Precept Fund II, LP dated June 2, 2014 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on June 3, 2014)
10.73	Senior Secured Debenture ($100,000) James K. Price dated June 2, 2014 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on June 3, 2014)
10.74	Senior Secured Debenture ($80,000) Vestal Venture Capital dated June 2, 2014 (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on June 3, 2014)
10.75	Senior Secured Debenture ($50,000) Helmsbridge Holdings Limited dated June 2, 2014 (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on June 3, 2014)

10.76	Senior Secured Debenture ($50,000) JSL Kids Partners dated June 2, 2014 (incorporated by reference to Exhibit 10.9 to the Form 8-K filed on June 3, 2014)
10.77	Senior Secured Debenture ($52,680.82) Cranshire Capital Master Fund, Ltd. dated June 13, 2014 (incorporated by reference to Exhibit 10.77 to Form S-1 filed on August 29, 2014)
10.78	Senior Secured Debenture ($170,000) C. Stephen Cochennet dated June 2, 2014 (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on June 3, 2014)
10.79	Senior Secured Debenture ($50,000) James G. Miller dated June 2, 2014 (incorporated by reference to Exhibit 10.12 to the Form 8-K filed on June 3, 2014)
10.80	Senior Secured Debenture ($25,000) Corey Lambrecht dated June 2, 2014 (incorporated by reference to Exhibit 10.13 to the Form 8-K filed on June 3, 2014)
10.81	Senior Secured Debenture ($20,372.60) Nolton Enterprises dated August 26, 2014 (incorporated by reference to Exhibit 10.81 to Form S-1 filed on August 29, 2014)
10.82	Senior Secured Debenture ($10,000) William Clough dated June 2, 2014 (incorporated by reference to Exhibit 10.15 to the Form 8-K filed on June 3, 2014)
10.83	Senior Secured Debenture ($10,000) Kathleen Hanrahan dated June 2, 2014 (incorporated by reference to Exhibit 10.16 to the Form 8-K filed on June 3, 2014)
10.84	Senior Secured Debenture ($10,000) Kyle Edwards dated June 2, 2014 (incorporated by reference to Exhibit 10.17 to the Form 8-K filed on June 3, 2014)
10.85	Senior Secured Debenture ($22,500) Equitec Specialists, LLC dated June 13, 2014 (incorporated by reference to Exhibit 10.85 to Form S-1 filed on August 29, 2014)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 28, 2014)
23.1	Consent of L.L. Bradford & Company, LLC (incorporated by reference to Exhibit 23.1 to Form S-1 filed on August 29, 2014)
23.2	Consent of Samyn & Martin, LLC (incorporated by reference to Exhibit 23.2 to Form S-1 filed on August 29, 2014)
23.3	Consent of DeMint Law, PLLC (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to Form S-1 filed on August 29, 2014)
99.1	Code of Business Conduct and Ethics effective March 23, 2012 (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 29, 2012)
99.2	Related Party Transaction Policy effective March 23, 2012 (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 29, 2012)
99.3	Executive Committee Charter (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 23, 2011)
99.4	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to Form 8-K filed on April 30, 2012)
99.5	Governance, Compensation and Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to Form 8-K filed on April 30, 2012)
99.6	Corporate order press release dated July 30, 2013 (incorporated by reference to Exhibit 99.11 to the Form 10-Q filed on August 14, 2013)
99.7	Security Industry Sales press release dated August 6, 2013 (incorporated by reference to Exhibit 99.12 to the Form 10-Q filed on August 14, 2013)
99.8	Zacks Research Report dated September 13, 2013 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on September 13, 2013)
99.9	Training Program Press Release dated September 5, 2013(incorporated by reference to Exhibit 99.14 to the Form 10-Q filed on November 14, 2013)
99.10	ASIS 2013 Exhibition Press Release dated September 19, 2013 (incorporated by reference to Exhibit 99.15 to the Form 10-Q filed on November 14, 2013)
99.11	Production Increase Press Release dated October 4, 2013 (incorporated by reference to Exhibit 99.16 to the Form 10-Q filed on November 14, 2013)
99.12	Nova Security Group Distributor Agreement Press Release dated October 14, 2013 (incorporated by reference to Exhibit 99.17 to the Form 10-Q filed on November 14, 2013)
99.13	Presentation as of December 2013 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 3, 2013)
99.14	Private Placement Closing Press Release dated November 21, 2013 (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on December 3, 2013)
99.15	LD Micro Event Press Release dated November 27, 2013 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on December 3, 2013)
99.16	CALSAGA Strategic Alliance Press Release dated January 8, 2014 (incorporated by reference to Exhibit 99.16 to the Form 10-Q filed on May 15, 2014)
99.17	Cornerstone Bank Line of Credit Press Release dated January 22, 2014 (incorporated by reference to Exhibit 99.17 to the Form 10-Q filed on May 15, 2014)
99.18	Russia and Mexico Distributor Press Release dated February 4, 2014 (incorporated by reference to Exhibit 99.18 to the Form 10-Q filed on May 15, 2014)

99.19	Additional Sales Representatives Press Release dated February 6, 2014 (incorporated by reference to Exhibit 99.19 to the Form 10-Q filed on May 15, 2014)
99.20	ENL Letter of Intent to Securitas Press Release dated February 27, 2014 (incorporated by reference to Exhibit 99.20 to the Form 10-Q filed on May 15, 2014)
99.21	Hospital Staff Accolade Press Release dated March 31, 2014 (incorporated by reference to Exhibit 99.21 to the Form 10-Q filed on May 15, 2014)
99.22	Hospital Usage Press Release dated April 3, 2014 (incorporated by reference to Exhibit 99.22 to the Form 10-Q filed on May 15, 2014)
99.23	Clough Appointment Press Release dated April 15, 2014 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on April 15, 2014)
99.24	Large Public Venue Press Release dated April 23, 2014 (incorporated by reference to Exhibit 99.24 to the Form 10-Q filed on May 15, 2014)
99.25	$7 million financing Press Release dated June 2, 2014 (incorporated by reference to Exhibit 99.25 to the Form 10-Q filed on August 14, 2014)
99.26	Platinum Event Services Press Release dated June 17, 2014 (incorporated by reference to Exhibit 99.26 to the Form 10-Q filed on August 14, 2014)

† Indicates management contract or compensatory plan or arrangement.